     As filed with the Securities and Exchange Commission on March 22, 1994


                                                       Registration No. 33-74292
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                         6798                        75-6335572
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)    Classification Code No.)          Identification No.)

              6220 NORTH BELTLINE, SUITE 205, IRVING, TEXAS 75063
                                 (214) 550-6053

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                               CHARLES W. WOLCOTT
                         6220 NORTH BELTLINE, SUITE 205
                              IRVING, TEXAS 75063
                                 (214) 550-6053
(Name, address, including zip code, and telephone number of agent for service of process)
                             ---------------------

                                   Copies to:

                                BRYAN L. GOOLSBY
                                 GINA E. BETTS
                  LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                          2200 ROSS AVENUE, SUITE 900
                              DALLAS, TEXAS 75201
                                 (214) 220-4800
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.

                             CROSS REFERENCE SHEET
                  (PURSUANT TO ITEM 501(B) OF REGULATION S-K)


            ITEM NUMBER AND CAPTION OF FORM S-4         LOCATION IN PROXY STATEMENT/PROSPECTUS
      -----------------------------------------------  ----------------------------------------
                                 A. INFORMATION ABOUT THE TRANSACTION
  1.  Forepart of the Registration Statement and
        Outside Front Cover Page of Proxy
        Statement/Prospectus.........................  Outside Front Cover of Registration
                                                         Statement; Cross Reference Sheet;
                                                         Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of
        Proxy Statement/Prospectus...................  Inside Front and Outside Back Cover
                                                       Pages; Available Information; Table of
                                                         Contents
  3.  Risk Factors, Ratio of Earnings to Fixed
        Charges and Other Information................  Outside Front Cover of Registration
                                                         Statement; Proxy Statement/Prospectus
                                                         Summary; Risk Factors; The Special
                                                         Meeting
  4.  Terms of the Transaction.......................  Outside Front Cover Page of Proxy
                                                         Statement/Prospectus; Proxy
                                                         Statement/Prospectus Summary; The
                                                         Proposal; The Company's Securities;
                                                         Certain Statutory and Charter
                                                         Provisions; Summary Comparison of
                                                         Shares of Beneficial Interest and
                                                         Common Stock; Federal Income Tax
                                                         Considerations
  5.  Pro Forma Financial Information................  Financial Statements
  6.  Material Contacts With the Company Being
        Acquired.....................................  *
  7.  Additional Information Required For Reoffering
        by Persons and Parties Deemed to be
        Underwriters.................................  *
  8.  Interests of Named Experts and Counsel.........  *
  9.  Disclosure of Commission Position on
        Indemnification For Securities Act
        Liabilities..................................  *
                                 B. INFORMATION ABOUT THE REGISTRANT
 10.  Information With Respect to S-3 Registrants....  *
 11.  Incorporation of Certain Information by
        Reference....................................  *
 12.  Information With Respect to S-2 or S-3
        Registrants..................................  *
 13.  Incorporation of Certain Information by
        Reference....................................  *

            ITEM NUMBER AND CAPTION OF FORM S-4         LOCATION IN PROXY STATEMENT/PROSPECTUS
      -----------------------------------------------  ----------------------------------------
 14.  Information With Respect to Registrants Other
        Than S-3 or S-2 Registrants..................  Proxy Statement/Prospectus Summary; The
                                                         Company; The Properties; Management's
                                                         Discussion and Analysis of Financial
                                                         Condition and Results of Operations;
                                                         Financial Statements
                              C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15.  Information With Respect to S-3 Companies......  *
 16.  Information With Respect to S-2 or S-3
        Companies....................................  *
 17.  Information With Respect to Companies Other
        Than S-3 or S-2 Companies....................  Proxy Statement/Prospectus Summary; The
                                                         Company; The Properties; Management's
                                                         Discussion and Analysis of Financial
                                                         Condition and Results of Operations;
                                                         Financial Statements
                                                           D. VOTING AND MANAGEMENT INFORMATION
 18.  Information if Proxies, Consents or
        Authorizations Are to be Solicited...........  Front Cover Page of Proxy
                                                         Statement/Prospectus; Proxy
                                                         Statement/Prospectus Summary; The
                                                         Proposal; The Special Meeting; The
                                                         Company's Securities; Recent
                                                         Developments; Management; Conflicts of
                                                         Interest
 19.  Information if Proxies, Consents or
        Authorizations Are not to be Solicited, or in
        an Exchange Offer............................  *


- ---------------

* Not Applicable

                                PROXY STATEMENT

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                        SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 10, 1994


                                   PROSPECTUS

                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.
                        1,915,080 SHARES OF COMMON STOCK


     This Proxy Statement/Prospectus is being furnished to the holders ("Shareholders") of shares of Beneficial Interest ("Shares") of American Industrial Properties REIT, a Texas real estate investment trust (the "Trust") in connection with the solicitation of proxies by the Trust Managers on behalf of the Trust for use at a special meeting of Shareholders of the Trust (the "Special Meeting") which has been called to consider and vote on a proposal (the "Proposal") to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") between the Trust and American Industrial Properties REIT, Inc., a Maryland corporation and wholly-owned subsidiary of the Trust (the "Company") and, as contemplated thereby, the merger of the Trust with and into the Company (the "Merger"). Pursuant to the Merger Agreement (a) every five Shares will be converted into one share of Common Stock of the Company, par value $0.01 per share ("Common Stock"); (b) persons that will hold a fractional share in the Company after the Merger must either (i) pay to the Company an amount equal to the fraction necessary to round upward to a whole share of Common Stock times the opening price of the Company's Common Stock on the first trading date after the consummation of the Merger (the "Opening Price") and the fractional share shall be rounded upward to the nearest whole share of Common Stock or (ii) permit the Company to purchase the fractional share at a price equal to the fraction owned times the Opening Price; (c) all rights and obligations of the Trust will be assumed by the Company; and (d) the executive officers of the Trust immediately prior to the Merger shall become the executive officers of the Company and Messrs. Bricker and Wolcott will serve as directors of the Company. See "THE PROPOSAL" and the Merger Agreement, a copy of which is attached hereto as Appendix A. This Proxy Statement/Prospectus is first being mailed or delivered to Shareholders on or about March 24, 1994. This Proxy Statement/Prospectus also constitutes the Prospectus of the Company with respect to its Common Stock to be issued in connection with the Merger.


     Only Shareholders of record on March 4, 1994 are entitled to notice of and to vote at the Special Meeting. The consummation of the Merger is subject to receipt of the approval of holders of 66 2/3% of the outstanding Shares. Neither the Declaration of Trust nor Texas law provide for dissenters' rights. The sole stockholder of the Company, which is the Trust, acting through the Trust Managers, and the Board of Directors of the Company have unanimously approved the Merger. THE TRUST MANAGERS HAVE UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER THEREUNDER OF THE TRUST WITH AND INTO THE COMPANY.


     On the Effective Date, the Shareholders will become Stockholders in a Maryland corporation. There are various differences between the rights of shareholders in a trust formed under the Texas REIT Act and the rights of stockholders in a Maryland corporation. See "SUMMARY COMPARISON OF SHARES OF BENEFICIAL INTEREST AND COMMON STOCK."



     SEE "RISK FACTORS" FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:


     - Suspension of distributions by the Trust on December 15, 1993 and the uncertainty of the timing of the reinstatement and, if reinstated, the level of distributions in the future

     - Net losses of the Trust since 1987

     - Absence of a provision in the Company's organizational documents limiting the amount of debt that the Company may incur

     - Dependence on the Texas market

     - Ability of the Board of Directors to change the investment, financing, borrowing and other policies of the Company at any time without Stockholder approval

     - Limitations on changes in control of the Company

     - Severance compensation payable to executive officers upon changes in control of the Company

     - Real estate acquisition and development risks, such as the properties may not perform as expected
                             ---------------------

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
      ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                                             CONTRARY IS UNLAWFUL.

     THE SHARES OF COMMON STOCK OF THE COMPANY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
        SION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-RACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS             , 1994.

                             AVAILABLE INFORMATION

     The Trust is presently subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60601, and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained upon payment of the Commission's customary charges by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports and other information concerning the Trust may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
PROXY STATEMENT/PROSPECTUS SUMMARY....................................................    5
  The Company.........................................................................    5
  Risk Factors........................................................................    5
  The Proposal and the Merger.........................................................    6
  The Special Meeting; Voting.........................................................    9
  Comparative Rights of Shareholders Before and After the Merger......................    9
  Market Price and Distribution Data..................................................   10
  Selected Historical Financial Data..................................................   11
  Distribution Policy.................................................................   12
  Federal Income Tax Consequences of the Merger.......................................   12
  Tax Status of the Company...........................................................   12
RISK FACTORS..........................................................................   13
  Suspension of Distributions.........................................................   13
  History of Net Losses...............................................................   13
  No Limitation on Debt...............................................................   13
  Dependence on Texas Market..........................................................   13
  Changes in Policies.................................................................   14
  Certain Anti-takeover Provisions; Ownership Limits..................................   14
  Severance Compensation In the Event of a Change of Control..........................   14
  Risk of Development and Acquisition Activities......................................   15
  Possible Future Dilution............................................................   15
  Possible Environmental Liabilities..................................................   16
  Adverse Consequences of a Failure to Qualify as a REIT..............................   16
  Adverse Effect of Market Interest Rates on Price of Common Stock....................   17
  Real Estate Investment Considerations...............................................   17
  Texas Franchise Taxes...............................................................   18
  Uninsured Loss......................................................................   18
  Market Illiquidity..................................................................   18
THE PROPOSAL..........................................................................   18
  General.............................................................................   18
  Detriments..........................................................................   19
  Benefits............................................................................   19
  Results.............................................................................   20
  Recommendation of the Trust Managers................................................   21
THE SPECIAL MEETING...................................................................   21
  General.............................................................................   21
  Record Date; Outstanding Shares; Voting.............................................   21
  Quorum..............................................................................   21
  Dissenters' Rights..................................................................   22
  Proxy...............................................................................   22
  Solicitation of Proxies.............................................................   22
THE COMPANY...........................................................................   23
  Company History.....................................................................   23
  Investment Policies.................................................................   23
  Operating Policies..................................................................   24
  Distribution Policy.................................................................   25
THE PROPERTIES........................................................................   26
  Additional Information Regarding Certain Properties.................................   27
  Other Encumbrances on Real Estate...................................................   28
  Terms of Mortgage Indebtedness......................................................   29
  Competition.........................................................................   29
  Insurance...........................................................................   29
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES...........................................   30
  Disposition.........................................................................   30
  Conflict of Interest Policy.........................................................   30
  Affiliate Transaction Policy........................................................   31
  Policies With Respect to Other Activities...........................................   31

                                                                                        PAGE
                                                                                        ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   32
  Results of Operations...............................................................   32
  Liquidity and Capital Resources.....................................................   33
  Other Matters.......................................................................   36
  Recent Developments.................................................................   36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS..........................   37
MANAGEMENT............................................................................   37
  Directors and Executive Officers....................................................   37
  Compensation of Directors...........................................................   38
  Compensation of Executive Officers..................................................   39
  Employment Agreements...............................................................   39
  Stock Option Plan...................................................................   40
  401(k) Plan.........................................................................   41
  Limitation of Liability and Indemnification.........................................   42
SUMMARY COMPARISON OF SHARES OF BENEFICIAL INTEREST AND
  COMMON STOCK........................................................................   43
THE COMPANY'S SECURITIES..............................................................   45
  Capital Stock.......................................................................   45
  The Notes...........................................................................   47
CERTAIN STATUTORY AND CHARTER PROVISIONS..............................................   49
  Classification of the Board of Directors............................................   49
  Limitation of Liability and Indemnification.........................................   50
  Business Combinations...............................................................   51
  Control Share Acquisition...........................................................   51
  Amendment to the Articles of Incorporation and Bylaws...............................   52
  Dissolution of the Company..........................................................   52
  Director Nominations and New Business...............................................   52
  Meetings of Stockholders............................................................   52
FEDERAL INCOME TAX CONSIDERATIONS.....................................................   52
  Effect of the Merger................................................................   52
  Taxation............................................................................   53
  Taxation of the Company.............................................................   53
  Taxation of the Stockholders of a REIT..............................................   55
  Withholding on Dividends and Sale Proceeds..........................................   55
  Foreign Stockholders................................................................   56
  Tax Exempt Stockholders.............................................................   56
RECENT DEVELOPMENTS...................................................................   57
EXPERTS...............................................................................   57
LEGAL MATTERS.........................................................................   57
STOCKHOLDER PROPOSALS.................................................................   58
ADDITIONAL INFORMATION................................................................   58
GLOSSARY..............................................................................   59
INDEX TO FINANCIAL STATEMENTS.........................................................  F-1
AGREEMENT AND PLAN OF MERGER..........................................................  A-1

                       PROXY STATEMENT/PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Exhibits hereto and the Merger Agreement attached hereto as Appendix A. Each Shareholder is urged to read this Proxy Statement/Prospectus in its entirety. Capitalized terms used in this Proxy Statement/Prospectus shall have the meanings set forth in the Glossary.

THE COMPANY

     The Company is a newly-formed Maryland corporation which is a wholly-owned subsidiary of the Trust. The Company was incorporated for the purpose of reorganizing the Trust into a Maryland corporation. See "THE PROPOSAL." The Company, like the Trust, will operate as a self-administered REIT and expects to continue to qualify as a REIT for federal income tax purposes. The Company does not intend to engage a separate REIT advisor.


     If the Proposal is approved and adopted, the Company will own and operate real estate properties consisting of 14 industrial developments and one enclosed specialty retail mall (collectively, the "Properties"). The Properties contain 1,592,880 net rentable square feet and are located in eight states. For the twelve-month period ended December 31, 1993, the Properties had an average occupancy rate of 88%. At December 31, 1993, the Properties were 89% occupied. As of December 31, 1993, the Properties had average monthly rental from a low of $2.80 to a high of $14.43 per square foot. See "THE PROPERTIES."



     As with the Trust, industrial properties will be the primary focus of the Company's acquisition policy. The Company will seek to invest in industrial properties in major mid-American markets such as Dallas, Chicago and Atlanta, which are located at the key rail and highway intersects controlling the distribution of goods in the United States. See "THE COMPANY -- Investment Objectives."


     The principal executive offices of the Trust and the Company are located at 6220 N. Beltline, Suite 205, Irving, Texas 75063, and their telephone number is
(214) 550-6053.

RISK FACTORS

     There are numerous risk factors relating to the receipt of Common Stock in connection with the Merger and the operation of the Company which the Shareholders should carefully consider before voting on the Proposal. See "RISK FACTORS."

     Such risks include, among other things:


     - risks associated with the suspension of distributions by the Trust on December 15, 1993 and the timing of the reinstatement and the amount of which is dependent upon the Company's future operating cash flow and net income, both of which may be adversely impacted by the Company's intent to defease the Notes, all of which may make the shares of Common Stock less marketable;



     - risks associated with continued losses by the Company;


     - the risk of potential increases in leverage due to the absence of a provision in the organizational documents of the Company that limits the amount of debt that the Company may incur, which may result in increases in debt service requirements that could adversely affect the Company's Funds from Operations and the ability to pay dividends to Stockholders and an increase of default in the obligations of the Company;

     - risks associated with the location of seven of the Company's Properties in Texas, which account for 834,521 leasable square feet of the 1,592,880 total leasable square feet of the Properties (52%); therefore, the Company's performance is largely dependent upon economic conditions in the Texas areas in which the Properties are located;

     - risks associated with the ability of the Board of Directors of the Company to change the investment, financing, borrowing, distribution and other policies of the Company at any time without Stockholder approval;

     - risks associated with the potential anti-takeover effect of limiting ownership of Common Stock and Preferred Stock by a single person to 9.8% of the outstanding Common Stock and Preferred Stock and of certain other provisions contained in the organizational documents of the Company, such as a staggered Board of Directors and the ability to issue Preferred Stock, any of which may discourage a change in control and limit the opportunity for Stockholders to receive a premium over then-current market prices for their Common Stock;

     - risks associated with the severance compensation to the executive officers of the Company in the event of a change in control of the Company, which may discourage a potential acquiror from seeking control of the Company, thereby affecting the ability of Stockholders to receive a premium for their stock over then-existing market prices;

     - risks associated with the acquisition or development of industrial properties, including lease-up and financing risks and the risk that such properties may not perform as expected;

     - risks of potential dilution to then-existing Stockholders as a result of the Company's ability to issue additional shares of Common Stock, including those issued to officers and employees upon the exercise of stock options granted under the Omnibus Plan;

     - risks of potential liability of the Company for unknown or future environmental liabilities;

     - the risk of the failure of the Company to qualify as a REIT and therefore be taxed as a corporation and the liability of the Company for certain federal, state and local income taxes in such event;

     - risk of increases in market interest rates, which may lead prospective purchasers of the Common Stock to demand a higher anticipated annual yield from future dividends, which in turn may adversely affect the market price of the Common Stock;

     - risks associated with the Company being subject to Texas franchise taxes;

     - risk of potential losses in the event of a casualty or other liability that is not insured, is uninsurable or not economically insurable;

     - risks associated with the effect of REIT distribution requirements (mandating that 95% of a REIT's net ordinary taxable income be distributed currently) on the Company's ability to finance future developments, acquisitions and capital improvements; and


     - real estate investment risks, such as the effect of economic and other conditions on property values (including the dependency of the Properties on the economies of the metropolitan areas where they are located), the ability of tenants to make rent payments, the ability of the Properties to generate revenues sufficient to meet operating expenses, including future debt service, and the illiquidity of real estate investments.


THE PROPOSAL AND THE MERGER

     General. The Shareholders are being asked to consider and approve the Merger Agreement and the Merger thereunder pursuant to which the Trust will merge with and into the Company, a wholly-owned subsidiary of the Trust. The purpose of the Merger is to reorganize the Trust into a Maryland corporation that intends to continue to qualify as a REIT for federal income tax purposes. See "THE PROPOSAL." The costs associated with the Merger, estimated at $400,000, will be borne by the Trust. See "THE SPECIAL MEETING -- Solicitation of Proxies."

     The affirmative vote of the holders of 66 2/3% of the outstanding Shares (at least 6,050,267 Shares) and the Trust Managers are required to approve the Proposal. The Trust Managers and the executive officers of the Trust own a total of 18,000 Shares (.20%). The percentage ownership of the Trust Managers and executive officers of the Trust will not be materially affected by the Merger. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS." The Trust Managers have unanimously approved the Proposal, subject to the approval of the Shareholders. The Board of Directors and the sole Stockholder of the Company (the Trust, acting through the Trust Managers) have unanimously approved the Merger.


     There are no statutory rights of dissent or appraisal available under Texas law to the Shareholders who object to the Proposal. No federal or state regulatory approvals must be obtained in connection with the Merger. Certain filings will be required in Texas and Maryland in order to consummate the Merger.

     If the Merger is approved, each Shareholder will receive one share of Common Stock for every five Shares surrendered. Persons that will hold a fractional share in the Company after the Merger must either (i) pay to the Company an amount equal to the fraction necessary to round upward to a whole share of Common Stock times the Opening Price and the fractional share shall be rounded upward to the nearest whole share of Common Stock or (ii) permit the Company to repurchase the fractional share at a price equal to the fraction owned times the Opening Price. Each Shareholder will be entitled to receive, upon surrender of certificates previously representing Shares, certificates representing the number of full shares of Common Stock to which such Shareholder is entitled pursuant to the Merger Agreement. Stockholders holding fractional shares of Common Stock will be contacted by the Company or its Transfer Agent after the Effective Date to determine whether the Stockholder desires to pay the necessary funds to be rounded upward to the nearest whole share, or if the Stockholder desires to receive cash for his or her fractional share of Common Stock as described above. This one-for-five share exchange effected by the Merger will not affect the voting or distribution rights of the Shareholders; however, due to certain differences between the Texas REIT Act and the Maryland General Corporation Law ("MGCL"), not all of the rights of Shareholders will remain the same. See "SUMMARY COMPARISON OF SHARES OF BENEFICIAL INTEREST AND COMMON STOCK." Except for the deminimus number of persons who currently own four or fewer Shares, the number of Stockholders after the Merger will be equal to the number of Shareholders existing prior to the Merger.

     Two of the Trust Managers (Messrs. Bricker and Wolcott) shall serve on the Board of Directors of the Company along with Mr. Raymond A. Hay, and the executive officers of the Trust shall serve as the executive officers of the Company. See "MANAGEMENT -- Directors and Executive Officers."

     Benefits and Detriments. The Trust Managers believe the Proposal has the following possible detriments for the Trust and its Shareholders:


     - Dilution. The Proposal will result in additional authorized shares which may be offered in future capital raising transactions on behalf of the Company without Stockholder approval. Such transactions may result in dilution to then-current Stockholders. Additionally, the executive officers of the Company have been granted stock options under the Omnibus Plan to purchase an aggregate of up to 115,000 shares of Common Stock. The exercise of such options will result in dilution to then-existing Stockholders. See "RISK FACTORS -- Possible Future Dilution."



     - Ownership Limitations and Staggered Board. Provisions in the Articles limiting ownership of Common Stock and Preferred Stock by a single person to 9.8%, requiring a staggered Board of Directors and authorizing the issuance of Preferred Stock may discourage a change in control of the Company and thus limit the opportunity for Stockholders to receive a premium over the then-current market price for their Common Stock. See "RISK FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits."



     - Texas Franchise Taxes. As a corporation doing business in Texas, the Company will be subject to Texas franchise taxes. The Trust is not currently subject to Texas franchise taxes as a REIT formed under the Texas REIT Act. Such amount is not expected to be material for fiscal 1994 (less than $50,000). There can be no assurance, however, that the Company's franchise tax liability will not increase in future years due to the amount of income and/or capital of the Company subject to the tax or other changes in Texas law which could increase the scope and amount of the tax.

     - Odd Lot Holdings. As a result of the Merger, Shareholders holding round lots of Shares of 400 or fewer will have their holdings reduced to fewer than 100 Shares and will, therefore, become odd lot holders. It is generally more difficult and expensive to sell odd lot holdings than round lot holdings.

     See "THE PROPOSAL -- Detriments."

     The Trust Managers believe the Proposal has the following potential benefits for the Trust and its Shareholders:

     - Properties No Longer Subject to Mandatory Sale or Improvement. The Texas REIT Act mandates the sale of real property owned by the Trust unless major capital improvements are made to the Property within 15 years of its acquisition. There is no statutory guidance or judicial interpretation as to what constitutes a major capital improvement. The Proposal alleviates the risk of a statutorily mandated sale at a time which is not beneficial to the Shareholders. None of the Properties would be subject to these provisions of the Texas REIT Act prior to the year 2000.

     - Established Body of Law. A substantial body of law has developed around the interpretations of the MGCL while the Texas REIT Act has been subject to relatively little judicial interpretation.

     - Limited Liability of Stockholders. Although the Texas REIT Act specifically provides that the shareholders of a trust formed under the Texas REIT Act are not liable for the debts of the trust, it is unclear as to whether such protection would be afforded to the shareholders by courts outside Texas. To date, there have been no published cases addressing whether shareholders of a trust formed under the Texas REIT Act are afforded limited liability protection. It is well accepted as a general matter in all jurisdictions that stockholders in a corporation are not personally liable for the debts of the corporation.

     See "THE PROPOSAL -- Benefits."

     Results. In addition to the detriments and benefits described above, approval of the Proposal will have the following results:

     - Improved Capital and Organizational Structure. The Merger would result in an improved capital structure through increasing the authorized number of shares of Common Stock and providing for the issuance of additional securities, thereby providing the Company the flexibility to acquire additional properties through the issuance of Common Stock or to raise additional equity capital through subsequent public or private offerings. While the capital structure of the Trust could be similarly improved through amending the Declaration of Trust, management believes that the additional benefits of being organized as a Maryland corporation, as hereinafter described, make reorganizing as a Maryland corporation preferable to merely amending the Declaration of Trust and remaining subject to the Texas REIT Act.

     - Purchase of Property With Stock. The Articles provide for a sufficient number of authorized shares to permit the Company to acquire property for Common Stock, thereby giving the Company more flexibility in negotiating purchases of additional properties. The issuance of additional shares of Common Stock to acquire properties may, however, have a dilutive effect on then-current Stockholders. See "RISK FACTORS -- Possible Future Dilution." Just as Common Stock may be used to acquire additional properties, newly-authorized capital stock of the Trust could likewise be used to acquire additional properties. As discussed above, management believes that the additional benefits of being organized as a Maryland corporation make reorganizing as a Maryland corporation preferable to merely amending the Declaration of Trust to increase the number and type of authorized Trust Shares and remaining subject to the Texas REIT Act.


The improved capital structure and the ability to purchase additional properties with capital stock could have been accomplished without the Merger and the resulting reincorporation by obtaining the requisite approval of the Shareholders to amend the Declaration of Trust to increase the number of authorized Shares of the Trust. See "THE PROPOSAL -- Results."

THE SPECIAL MEETING; VOTING

     The Special Meeting will be held at 9:00 a.m., Dallas time on May 10, 1994 at Texas Commerce Tower, East Room -- 40th Floor, 2200 Ross Avenue, Dallas, Texas 75201. See "THE SPECIAL MEETING --General".

     Only Shareholders of record at the close of business on March 4, 1994 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. As of March 4, 1994, 9,075,400 Shares were issued and outstanding. See "THE SPECIAL MEETING -- Record Date; Outstanding Shares; Voting." The presence either in person or by properly executed proxy of a majority of the outstanding Shares (4,537,701 Shares) is necessary to constitute a quorum at the Special Meeting. See "THE SPECIAL MEETING -- Quorum."

     Accompanying this Proxy Statement/Prospectus is a proxy card ("Proxy") that may be used to indicate a Shareholder's vote on the Proposal. All Proxies that are properly completed, signed and returned to the Trust prior to the Special Meeting, and which have not been revoked, will be voted at the Special Meeting as indicated on the Proxy. If the Proxy is signed and returned, but no vote is indicated thereon, the Proxy will be voted FOR the Proposal. If a Shareholder returns a Proxy duly executed, but does not indicate the manner in which the Proxy is to be voted, the Proxy will be voted for the Proposal. Failure to return a Proxy or vote at the Special Meeting or abstaining from voting will have the same effect as a vote against the Proposal. Broker non-votes have the same effect as a vote against the Proposal.

     A Shareholder may revoke his or her Proxy at any time before it is voted by
(i) executing a subsequently dated Proxy; (ii) filing a written request to revoke or amend his or her Proxy with the President of the Trust at the principal executive office of the Trust prior to the date of the Special Meeting; or (iii) attending the Special Meeting and revoking the Proxy prior to the start of the Special Meeting. Failure to return the Proxy is the same as voting against the Proposal. See "THE SPECIAL MEETING -- Proxy." If the Special Meeting (or any adjourned session thereof) is adjourned, a Shareholder may revoke his or her Proxy before it is voted at any adjourned session of the Special Meeting by (i) executing a subsequently dated Proxy; (ii) filing a written request to revoke or amend his or her Proxy with the President of the Trust at the principal executive office of the Trust prior to the date of the adjourned session; or (iii) attending the adjourned session and revoking the Proxy prior to the start of such adjourned session. The foregoing shall constitute the methods for revoking a Proxy with respect to each adjournment of the Special Meeting.


     If immediately prior to the commencement of the Special Meeting (or any adjourned session thereof) it appears that sufficient votes will not be cast to either approve or defeat the Proposal, the holders of the Proxies may vote the Proxies, in their discretion, to adjourn the Special Meeting (or any adjourned session thereof) until such time as the holders of the Proxies receive or are able to cast sufficient votes to approve or defeat the Proposal. The Trust's By-Laws permit the Special Meeting (or any adjourned session thereof) at which a quorum is present to be adjourned by the vote of a majority of the Shares represented either in person or by Proxy at the Special Meeting (or any adjourned session thereof). If a Shareholder does not want the holders of the Proxies to vote the Proxies to adjourn the Special Meeting (or any adjourned session thereof), the Shareholder should vote against or abstain from voting on the second item set forth on the Proxy. The Trust Managers may postpone the Special Meeting to a later date without a vote of the Shareholders by providing Shareholders with notice of a new Special Meeting date at least ten days prior to such date. See "THE SPECIAL MEETING -- Proxy."


COMPARATIVE RIGHTS OF SHAREHOLDERS BEFORE AND AFTER THE MERGER

     The rights of the Shareholders are currently governed by the Texas REIT Act and by the Declaration of Trust and the By-Laws of the Trust. On the Effective Date, the Shareholders will become Stockholders of the Company, a Maryland corporation, and their rights as Stockholders will be governed by Maryland law and by the Articles and Bylaws of the Company. There are various differences between the rights of Company Stockholders and Trust Shareholders. These differences include, but are not limited to the following: (i) there is no cumulative voting in the election of directors under any circumstances; (ii) the entire board will not be re-elected annually, but rather, the directors will serve staggered terms; (iii) the holders of not less than 25% of the stock entitled to vote at a special meeting will be required to call a special meeting; and (iv) the approval of the holders of a majority of the outstanding stock is required for mergers, transfers of assets and amendment of the Articles, as compared to the two-thirds vote requirement set forth in the Declaration of Trust. See "SUMMARY COMPARISON OF SHARES OF BENEFICIAL INTEREST AND COMMON STOCK" and "RISK FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits."


MARKET PRICE AND DISTRIBUTION DATA

     The Trust's Shares are listed and traded on the New York Stock Exchange (the "NYSE"). The following table sets forth for the periods indicated the high and low per Share closing sale price of the Trust's Shares, and the cash distributions declared per Share:

                            QUARTER ENDED:                          HIGH      LOW       DISTRIBUTIONS
    --------------------------------------------------------------  ---       ---       ---
    December 31, 1993.............................................  3 1/4       2       .04
    September 30, 1993............................................  2 3/8     1 7/8     .04
    June 30, 1993.................................................  2 1/2       2       .04
    March 31, 1993................................................    3       1 3/4     .04
    December 31, 1992.............................................    2       1 1/2     .04
    September 30, 1992............................................  2 1/8     1 3/4     .04
    June 30, 1992.................................................  2 1/4     1 7/8     .04
    March 31, 1992................................................  2 5/8     1 3/4     .08

     At February 28, 1994, the last trading day prior to the public announcement of the proposed Merger, the closing sale price per Share as reported on the NYSE Composite Tape was $2.25. On such date, there were 9,075,400 outstanding Shares held by approximately 2,341 holders.

                       SELECTED HISTORICAL FINANCIAL DATA
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following table sets forth historical financial information for the Trust and should be read in conjunction with the Financial Statements of the Trust and the Notes thereto which are contained elsewhere in the Proxy Statement/Prospectus. There is not expected to be any material impact to the historical operations of the Trust as a result of the proposed Merger with the Company.


                                                                              YEAR ENDED DECEMBER 31,
                                                         ------------------------------------------------------------------
                                                          1993(A)       1992(B)       1991(C)         1990          1989
                                                         ----------    ----------    ----------    ----------    ----------
OPERATING DATA:
  Revenues.............................................    $ 10,641      $ 15,139      $ 16,488      $ 17,744      $ 17,824
  Loss from real estate operations(d)..................      (5,121)      (18,719)      (13,786)       (4,484)       (2,708)
  Net loss(d)..........................................      (7,867)      (17,593)       (9,162)       (2,626)       (2,708)
BALANCE SHEET DATA:
  Total assets.........................................    $ 88,297      $110,446      $147,877      $169,465      $173,143
  Total long-term debt, net of unamortized discount....      57,078        68,578        87,141        94,666        90,343
  Shareholders' equity.................................      28,851        38,171        57,579        70,507        79,486
OTHER DATA:
  Funds from (used by) Operations(e)...................     $  (590)     $  2,852      $  8,308      $  9,032      $  9,522
PER SHARE DATA:
  Loss from real estate operations.....................    $  (0.57)     $  (2.06)     $  (1.52)     $  (0.49)     $  (0.30)
  Net loss.............................................       (0.87)        (1.94)        (1.01)        (0.29)        (0.30)
  Book value...........................................        3.18          4.21          6.34          7.77          8.76
  Distributions paid...................................        0.16          0.20          0.42          0.70          0.98
Number of shares outstanding...........................   9,075,400     9,075,400     9,075,400     9,075,400     9,075,400


- ---------------


(a) The Trust sold one of its properties in the first quarter of 1993, thus operating with only 14 properties until the acquisition of the Northview Distribution Center in December 1993.


(b) The Trust sold two of its properties in the fourth quarter of 1992, thus operating with only 15 properties for the remainder of the year.


(c) On December 30, 1990, the Trust sold two of its 19 original properties, thus operating with only 17 properties during 1991.


(d) Loss from real estate operations and net loss for 1992 and 1991 include provisions for writedowns of real estate due to permanent impairments in value of $14,094,000 and 9,371,000, respectively.

(e) Funds from (used by) Operations is computed based on the definition adopted by the National Association of Real Estate Investment Trusts, which is net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from (used by) Operations should not be considered by the reader as an alternative to net income as an indicator of the Trust's operating performance or to cash flows from operations as a measure of liquidity. The 1991-1992 changes in the Trust's debt structure from primarily zero coupon debt to current pay debt negatively impacts Funds from (used by) Operations as the amortization of the zero coupon debt has been previously added back to net income in computing Funds from (used by) Operations, whereas the current pay interest incurred on the notes replacing the zero coupon debt is not added back.

DISTRIBUTION POLICY


     On December 15, 1993, the Trust announced its intent to redirect its cash resources to the ultimate elimination of the operating restrictions imposed on the Trust by the terms of the Zero Coupon Notes Due 1997 (the "Notes") through a complete defeasance of the outstanding Notes. This would require the Trust to deposit approximately $16,289,000 with the Trustee. For this reason, the Trust determined that it was in the best interest of the Trust and its Shareholders to suspend quarterly distributions (which had been at $.04 per quarter, equivalent to $.20 per quarter for the Company) until such time as the remaining Notes are fully defeased and distributions can be supported from the positive cash flow of the Trust, as measured by its Funds from Operations. See "--Market Price and Distribution Data" and "RISK FACTORS -- Suspension of Distributions." No dividends on Common Stock are anticipated while the Company pursues a recapitalization and refinancing strategy. There can be no assurance as to when distributions will be reinstated and when reinstated, that distributions will be at the same level as they were prior to December 15, 1993. See "RISK
FACTORS -- Suspension of Distributions."



     The Company's dividend policy is to review operating results, capital requirements and working capital reserves on a quarterly basis and to declare dividends based on the Board of Directors' and management's determination of distributable cash flow. Generally, the Company intends to maintain a dividend equal to approximately 85% of Funds from Operations within these parameters. In order to satisfy the federal tax requirement to distribute 95% of the Company's taxable income, it is management's intent to make sufficient distributions necessary in order to maintain the Company's REIT status. So long as there is no REIT taxable income, suspension of cash distributions will not result in a disqualification of the Company's status as a REIT. For at least the remainder of fiscal 1994, the Company anticipates having net operating losses and, therefore, will have no taxable income required to be distributed under the REIT provisions of the Code in order for the Company to maintain its status as a REIT.


     For a further discussion of the amount of distributions that must be made in order for the Company to retain REIT status, see "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of the Company."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


     The Trust and the Company will receive an opinion from counsel, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., to the effect that the Merger as contemplated by the Merger Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code, thus neither the Company nor the Trust will recognize any gain or loss upon the Merger and no gain or loss will be recognized by the Shareholders on the receipt of shares of Common Stock in exchange for their Shares pursuant to the Merger Agreement, except for Stockholders who elect to receive cash in lieu of fractional shares. See "FEDERAL INCOME TAX CONSIDERATIONS."


TAX STATUS OF THE COMPANY

     The Company intends to continue to be taxed as a REIT, like the Trust, under Sections 856 through 860 of the Code. As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its REIT taxable income (which does not include capital gains) to its Stockholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "RISK FACTORS -- Failure to Qualify as a REIT" for a more detailed discussion of the consequences of the failure of the Company to qualify as a REIT. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income. See "FEDERAL INCOME TAX CONSIDERATIONS."

     The legality of Common Stock to be issued in connection with the Merger and the qualification of the Company as a REIT for federal income tax purposes will be passed upon by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. in an opinion to be issued to the Company.

                                  RISK FACTORS

     An investment in the Common Stock involves various risks. Prospective investors should consider carefully the risk factors, in addition to the other information set forth in this Proxy Statement/Prospectus, in connection with an investment in the Common Stock offered hereby.

SUSPENSION OF DISTRIBUTIONS


     On December 15, 1993, the Trust suspended quarterly distributions (which had been at $0.04 per quarter, equivalent to $0.20 per quarter for the Company) until such time as the outstanding Notes are fully defeased and distributions can be supported from cash flow. There can be no assurance as to when distributions will be reinstated and when reinstated, that distributions will be at the same level as they were prior to December 15, 1993. The timing of such reinstatement will be dependent upon the Company's future cash flow and resulting net income (see "-- History of Net Losses"), both of which may be adversely impacted by the Company's intent to defease the Notes which would require that approximately $16,289,000 be deposited with the Indenture Trustee. Accordingly, the shares of Common Stock may have limited marketability.



HISTORY OF NET LOSSES



     The Trust has reported a net loss in each year since 1987. There can be no assurance that the Company will not experience net losses in the future. For the fiscal years ended December 31, 1993, 1992 and 1991, the net losses of the Trust were $7,867,000, $17,593,000 and $9,162,000, respectively, and the aggregate amount of such losses since 1985 is $38,933,000. The amount of cash used in the Trust's operations in fiscal 1993 was $1,442,000.


NO LIMITATION ON DEBT


     The Company's current financial capitalization policy is to seek to limit its debt to less than 50% of its market capitalization. As a general practice, management expects to maintain the Company's debt-to-market capitalization ratio at or below the REIT industry average. The Company's debt-to-market capitalization ratio as of March 3, 1994 was 2.8 to 1. Market capitalization for this purpose is the total trading value of the Trust's outstanding Shares. Management believes that the average debt-to-market capitalization ratio for the REIT industry is less than one-to-one. The Company's organizational documents, however, do not contain any limitation on the amount or percentage of indebtedness the Company can incur. Accordingly, the Company could alter its current debt policy. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's ability to make dividend payments to its Stockholders and would result in an increased risk of default on its obligations.



     The Company has established its debt policy relative to the market capitalization of the Company rather than to the net book value of its assets because it believes that the net book value of its assets (which are primarily depreciable real property) does not accurately reflect its ability to borrow and to meet debt-service requirements. The market capitalization of the Company, however, will vary depending on the trading value of the Company's Common Stock and does not necessarily reflect the fair market value of the underlying assets of the Company at all times.



     Subject to the Indenture and other existing loan documents, the Company may borrow funds in the future and secure such loans with mortgages on the Properties. In the event such mortgage loans require balloon payments, the ability of the Company to make such payments will depend upon its ability to sell or refinance the Properties for amounts sufficient to repay such loans. In addition, the payment of debt service in connection with any borrowings may adversely affect cash flow and the value of the Common Stock.


DEPENDENCE ON TEXAS MARKET

     Seven of the Properties, containing 834,521 leasable square feet (approximately 52% of the total leasable square feet of the Properties owned by the Company), are located in Texas. The Company's performance is, therefore, largely dependent upon economic conditions in the Texas metropolitan areas in which the Properties are located. A decline in the Texas markets may adversely affect the ability of the Company to pay dividends to its Stockholders.

CHANGES IN POLICIES

     The investment and financing policies of the Company and its policies with respect to all other activities, including its growth, debt, capitalization, dividends and operating policies, will be determined by the Board of Directors of the Company. Although the Board of Directors has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Directors without a vote of the Stockholders of the Company. See "THE COMPANY -- Investment Objectives" and "-- Operating Strategies." A change in these policies could adversely affect the Company's financial condition or results of operations or the market price of the Common Stock.


CERTAIN ANTI-TAKEOVER PROVISIONS; OWNERSHIP LIMITS


     Charter Provisions. Certain provisions of the Company's Articles may have the effect of discouraging a third party from making an acquisition proposal for the Company and may thereby inhibit a change in control of the Company under circumstances that could give the holders of shares of Common Stock the opportunity to realize a premium over the then-prevailing market prices. Furthermore, the ability of the Company's Stockholders to effect a change in management control of the Company would be substantially impeded by such anti-takeover provisions. Moreover, in order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of Common Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving the Company's REIT qualification, the Articles prohibit ownership either directly or under the applicable attribution rules of the Code of more than 9.8% of the shares of Common Stock and Preferred Stock by any Stockholder, subject to certain exceptions. Such ownership limit may have the effect of preventing an acquisition of control of the Company without the approval of the Board of Directors. See "THE COMPANY'S SECURITIES -- Capital Stock," "CERTAIN STATUTORY AND CHARTER PROVISIONS" and "FEDERAL INCOME TAX CONSIDERATIONS."

     Staggered Board. The Board of Directors will be divided into three classes. The terms of the first, second and third classes will expire in 1995, 1996 and 1997, respectively. Directors of each class will be elected for a three-year term upon the expiration of the term of the current class. See "MANAGEMENT." The staggered terms for directors may affect the ability of the Stockholders to effect a change in control of the Company even if a change of control were in the Stockholders' best interest. See "CERTAIN STATUTORY AND CHARTER
PROVISIONS -- Classification of the Board of Directors."

     Preferred Stock. The Articles authorize the Board of Directors to issue up to 10,000,000 shares of Preferred Stock and to establish the preference and rights of any such shares issued. See "THE COMPANY'S SECURITIES -- Preferred Stock." The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the best interests of the Stockholders. No shares of Preferred Stock will be issued or outstanding upon consummation of the Merger.

     Business Combination Provision. Certain provisions of the MGCL regarding business combinations require approval of the holders of 80% of the outstanding voting shares of the Company. See "CERTAIN STATUTORY AND CHARTER
PROVISIONS -- Business Combinations." These statutory provisions may discourage a change in control and limit the opportunity for Stockholders to receive a premium over the then-current market prices for their Common Stock.

SEVERANCE COMPENSATION IN THE EVENT OF A CHANGE OF CONTROL

     Effective January 12, 1994, the Company entered into Employment Agreements with Messrs. Wolcott and Warner and on March 7, 1994 with Mr. Simpson, which provide for severance payments in the event of a change of control of the Company in the amount of one times the average of the total cash compensation, inclusive of base salary and cash bonuses, received by such employee during each of the Company's preceding five calendar years or such shorter period of time as employee has been employed by the Company. As the Company has not made any compensation payments to Messrs. Wolcott, Simpson and Warner as of the date hereof, if a change of control were to occur as of the date hereof, such employees would not be entitled to any severance payments under such agreements. See "MANAGEMENT -- Employment Agreements." These Employment Agreements may discourage a potential acquiror from seeking control of the Company thereby affecting the ability of Stockholders to receive a premium for their Common Stock over then-existing market prices.


RISKS OF DEVELOPMENT AND ACQUISITION ACTIVITIES

     The Company will incur risks associated with any development activities it undertakes, including the risks that (i) occupancy rates and rents at a newly completed project may not be sufficient to make the project profitable; (ii) financing may not be available on favorable terms for the project; (iii) construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs; (iv) construction costs of a project may exceed original estimates, possibly making the project uneconomical; (v) zoning, occupancy and other required governmental approvals or authorizations may not be granted and development costs associated therewith may not be recovered; and (vi) development opportunities explored by the Company may be abandoned. Acquisitions of properties entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment.


     The Company anticipates that its new developments and acquisitions will be financed under lines of credit or other interim forms of secured or unsecured financing. There is no assurance that such interim financing will be available or that permanent financing for such newly developed or acquired projects will be available or might be available only on disadvantageous terms. In addition, the fact that the Company must distribute 95% of its taxable income in order to maintain its qualification as a REIT will limit the ability of the Company to rely upon income from operations or cash flow from operations to finance new development or acquisitions. As a result, if permanent debt or equity financing is not available on acceptable terms to refinance new developments or acquisitions undertaken without permanent financing, further development activities or acquisitions might be curtailed or cash available for distribution might be adversely affected. In the case of an unsuccessful development or acquisition, the Company's loss could exceed its investment in the project. See "THE COMPANY."



POSSIBLE FUTURE DILUTION



     The Company has a substantially greater number of authorized shares than the Trust. The Company's authorized Common Stock may be offered in capital raising transactions on behalf of the Company. Such transactions may result in dilution to then-current Stockholders. In addition, the Company has adopted the Omnibus Plan pursuant to which officers and other employees of the Company may be granted options, stock appreciation rights and restricted stock of up to 182,000 shares of Common Stock, and of that amount, options to acquire 115,000 shares have been issued as of the date hereof. The exercise of any such options will have a dilutive effect on the then-current Stockholders. See
"MANAGEMENT -- Compensation of Executive Officers" and "-- Stock Option Plan." The authorized but unissued capital stock of the Company may be issued for any corporate purpose, including the purchase of additional properties and the investment in, or acquisition of, interests in other entities, including other REITs or limited partnerships whose assets consist of investments suitable for the Company. Authorized and unissued capital stock could also be issued in one or more transactions which would make it more difficult, and therefore less likely, to effect a takeover of the Company. See "THE COMPANY'S SECURITIES" and "CERTAIN STATUTORY AND CHARTER PROVISIONS." Any such issuance of additional Common Stock or other capital stock could have the effect of diluting the earnings per share, book value per share, voting power of existing shares of Common Stock and the ownership of persons seeking to obtain control of the Company. See "-- Certain Anti-Takeover Provisions; Ownership Limits."

POSSIBLE ENVIRONMENTAL LIABILITIES

     Under various federal, state and local environmental laws, ordinances and regulations, an owner or operator of real estate may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws typically impose cleanup responsibility and liability without regard to whether the owner knew of or was responsible for the presence of the contaminants. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Management has been notified of the possible existence of underground contamination at Tamarac Square, the Trust's Denver retail Property. The source of the possible contamination is apparently related to underground storage tanks located on an adjacent property. This adjacent property was placed on Colorado's list of leaking underground storage tanks. A second potential source of contamination is a nearby tract on which a service station was formerly operated. The owner of the adjacent property is currently conducting studies under the direction of the Colorado Department of Health in an attempt to define the contamination and institute an appropriate plan to address the situation. At this time, management does not anticipate any exposure to the Trust relative to this issue.


     Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of building remodeling, renovation or demolition. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injuries associated with ACMs. In connection with its ownership, management and operation of the Properties, the Company may be potentially liable for such costs. Except as described above with respect to Tamarac Square, the Company has not been notified by any governmental authority or any other third party of any noncompliance, liability or other claim in connection with any of the Properties.


     Management believes that the Properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. The Company has not been notified (except with respect to Tamarac Square), and is not otherwise aware, of any material non-compliance, liability or claim relating to hazardous or toxic substances in connection with any of the Properties.

ADVERSE CONSEQUENCES OF A FAILURE TO QUALIFY AS A REIT

     The Trust has historically operated as a REIT and maintained its qualification as a REIT under the Code. The Company intends to operate so as to qualify as a REIT under the Code. Although management of the Company believes that the Company will be organized and will operate in such a manner, no assurance can be given that the Company will qualify or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect the Company's ability to qualify as a REIT. If in any taxable year the Company were to fail to qualify as a REIT, it would be taxed as a corporation and distributions to Stockholders would not be deductible by the Company in computing its taxable income. Failure to qualify for even one taxable year could result in the Company incurring indebtedness (to the extent that borrowings are feasible and permitted by limitations relating to the Notes and other indebtedness of the Trust assumed by the Company) or liquidating investments should the Company not have sufficient funds to pay the resulting federal income tax liabilities, and the Company would also be disqualified from taxation as a REIT for the next four taxable years. As a result, the funds available for distribution to the Company's Stockholders would be reduced for each of the years involved. In addition, dividends would no longer be required to be paid. To the extent the dividends to Stockholders would have been paid in anticipation of the Company's qualification as a

REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company's Board of Directors to revoke the REIT election. See "FEDERAL INCOME TAX CONSIDERATIONS."

ADVERSE EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK

     One of the factors that may influence the price of the Common Stock in the public markets will be the annual yield from dividend payments by the Company on the price paid for the Common Stock. Thus, an increase in market interest rates may lead prospective purchasers of Common Stock to demand a higher anticipated annual yield from future dividends. Such an increase in the required anticipated dividend yield may adversely affect the market price of the Common Stock.

REAL ESTATE INVESTMENT CONSIDERATIONS


     Effect of Economic and Real Estate Conditions. Investments in real estate typically involve a high level of risk. One of the risks of investing in real estate is the possibility that the Properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. Income from properties and yields from investments in properties may be affected by many factors, including the type of property involved, the form of investment, conditions in financial markets, over-building, a reduction in rental income as the result of the inability to maintain occupancy levels, adverse changes in applicable tax laws, changes in general economic conditions, adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in the area) and acts of God, such as earthquakes or floods. Some or all of the foregoing conditions may affect the Properties.


     Renewal of Leases and Reletting of Space. The Company will be subject to the risks that, upon expiration of leases of the Properties, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the costs of required renovation or concessions to tenants) may be less favorable than current lease terms. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of the space, if the rental rate upon such renewal or reletting were significantly lower than expected or if its reserves proved inadequate, then the Company's Funds from Operations and ability to make expected dividend payments to Stockholders may be adversely affected. Leases on approximately 20% of the total Property owned by the Company will expire in 1994. The expiring leases represent approximately 19% of the total Property annualized base rent received by the Company. Management will attempt to negotiate renewals with certain of the tenants with expiring leases; however, no assurance can be given that such negotiations will be successful.

     Market Illiquidity. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, federal income tax provisions applicable to REITs limit the Company's ability to sell Properties held for fewer than four years, which may affect the Company's ability to sell Properties at a time which would be in the best interest of the Stockholders.

     Operating Risks. The Properties will be subject to all operating risks common to real estate developments in general, any or all of which might adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not necessarily be offset by increased rents. If operating expenses increase, the local rental market for industrial properties may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occur, the Company's ability to make expected payments of dividends to Stockholders could be adversely affected.

     Competition. All of the Properties are located in areas that include competing properties. The number of competitive properties in a particular area could have a material effect on both the Company's ability to lease space at the Property or at any newly developed or acquired properties and the rents charged. The Company may be competing with other owners that have greater resources than the Company.

TEXAS FRANCHISE TAXES



     By doing business as a corporation rather than as a trust, the Company may become subject to certain state taxes that it would not have been subject to as a trust. As a corporation doing business in Texas, the Company will be subject to Texas franchise taxes. Based upon the Company's current portfolio and the current franchise tax rates, the Company estimates its franchise tax liability for 1994 at less than $50,000. There can be no assurance that the Company's franchise tax liability will not increase due to additional purchases of Texas properties, increases in its capital base or income subject to the Texas franchise tax or changes in Texas law which could increase the scope and amount of tax. As a trust organized under the Texas REIT Act, the Trust is not currently subject to Texas franchise taxes; however, there can be no assurance that the State of Texas will not expand the scope of persons subject to franchise taxes to include such trusts.


UNINSURED LOSS

     The Company will seek to maintain comprehensive liability, fire and extended coverage insurance of the type and in the amount customarily obtained for similar properties. There are, however, certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) that either may be uninsurable or not economically insurable. Should an uninsurable loss occur, the Company could lose both its invested capital and anticipated future revenues related to the affected Property (and may also be required to defease a certain percentage of the Notes), and would continue to be obligated on any mortgage indebtedness or other obligations related to the affected Property. Any such loss could adversely affect the Company. Management believes the Properties are currently adequately insured in accordance with industry standards.

MARKET ILLIQUIDITY


     Real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, provisions of the Code relating to REIT qualification limit the Company's ability to sell Properties held for fewer than four years, which may affect the Company's ability to sell Properties. See "FEDERAL INCOME TAX CONSEQUENCES -- Taxation of the Company."


                                  THE PROPOSAL

     The following discussion summarizes certain aspects of the Proposal. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, a copy of which is attached hereto as Appendix A.

GENERAL


     Shareholders are being asked to consider and approve the Merger Agreement and the Merger thereunder pursuant to which the Trust will merge with and into the Company, a wholly-owned subsidiary of the Trust which intends to qualify as a REIT for federal income tax purposes. The Company will be the surviving entity. If the Merger is approved, the Trust's Shareholders will receive one share of the Company's Common Stock for every five Trust Shares owned by the Shareholder. Persons that will hold a fractional share in the Company after the Merger must either (i) pay to the Company an amount equal to the fraction necessary to round upward to a whole share of Common Stock times the Opening Price and the fractional share shall be rounded upward to the nearest whole share of Common Stock or (ii) permit the Company to cash out the fractional share at a price equal to the fraction owned times the Opening Price. Stockholders holding fractional shares of Common Stock will be contacted by the Company or its Transfer Agent after the Effective Date to determine whether the Stockholder desires to pay the necessary funds to be rounded upward to the nearest whole share or if the Stockholder desires to receive cash for his or her shares of Common Stock, as described above. This one-for-five share exchange effected by the Merger will not affect the voting or distribution rights of the Shareholders; however, due to certain differences between the Texas REIT Act and the MGCL, not all of the rights of Shareholders will remain the same. See "SUMMARY COMPARISON OF SHARES OF BENEFICIAL INTEREST AND COMMON STOCK." Except for the deminimus number of persons who currently own four or fewer Shares, the number of Stockholders after the Merger will be equal to the number of Shareholders existing prior to the Merger.

     Pursuant to the Merger Agreement, the Company will assume all rights and obligations of the Trust, including, without limitation, the Trust's obligations under the Notes.

     The Trust Managers have unanimously approved the Proposal subject to Shareholder approval. Shareholder approval is the only condition precedent to the consummation of the Merger. The Board of Directors and the sole Stockholder (the Trust acting through the Trust Managers) of the Company have unanimously approved the Merger.

DETRIMENTS

     The Trust Managers believe the Proposal presents the following potential detriments for the Trust and its Shareholders:


          Dilution. The Proposal will result in additional authorized shares which may be offered in capital raising transactions on behalf of the Company. Such transactions may result in dilution to then-current Stockholders. Additionally, the executive officers of the Company have been granted stock options under the Omnibus Plan to purchase an aggregate of up to 115,000 shares of Common Stock. The exercise of such options will result in dilution to then-existing Stockholders. See "RISK FACTORS -- Possible Future Dilution." The Omnibus Plan authorizes the issuance of stock options, stock appreciation rights and restricted stock with respect to up to 182,000 shares of Common Stock. See "MANAGEMENT --Stock Option Plan."



          Ownership Limitations and Staggered Board. Provisions in the Articles limiting ownership of Common Stock and Preferred Stock by a single person to 9.8%, requiring a staggered Board of Directors and authorizing the issuance of Preferred Stock may discourage a change in control and thus limit the opportunity for Stockholders to receive a premium over the then-current market price for their Common Stock. See "RISK
     FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits."



          Texas Franchise Taxes. By doing business as a corporation rather than as a trust, the Company may become subject to certain state taxes that it would not have been subject to as a trust. As a foreign corporation engaged in business in Texas, the Company will be subject to the payment of Texas franchise taxes. Had the Trust been subject to Texas franchise taxes in fiscal 1993, the Trust would have paid approximately $50,000 in franchise taxes to the State of Texas. Based on the existing franchise tax rate and the existing property portfolio, it is estimated that the Company's Texas franchise tax liability will not be material for fiscal 1994 (less than $50,000). There can be no assurance that the Company's franchise tax liability would not increase due to additional purchases of Texas properties, increases in its capital base or income subject to the Texas franchise tax or changes in Texas law which could increase the scope and amount of tax. See "RISK FACTORS -- Texas Franchise Taxes."



          Odd Lot Holdings. As a result of the Merger, Shareholders holding round lots of Shares of 400 or fewer will have their holdings reduced to fewer than 100 Shares and will, therefore, become odd lot holders. It is generally more difficult and expensive to sell odd lot holdings than round lot holdings.


BENEFITS


     The Trust Managers believe it is in the best interests of the Trust and its Shareholders for the Shareholders to vote in favor of the Proposal. The Trust Managers believe that the Proposal should be adopted at this time in order to continue the Trust's strategy of pursuing the opportunities available in today's real estate and capital markets. These opportunities include the ability to acquire and develop industrial properties at investment yields in excess of the Company's cost of capital, in order to achieve positive spread investing and increased cash flow to the Company. In addition, current interest rates could provide the Company the opportunity to refinance its existing debt at reduced rates. There can be no assurance that such investments will be available, however, or if available, that such investments will result in positive-spread investing. Further, there can be no assurance that the Company will be able to obtain financing to refinance its debt, or that the rate or terms of such financing will be acceptable. The Trust Managers also believe that the Proposal offers several potential benefits for the Trust and its Shareholders and few detriments. These benefits include the following:



          Properties No Longer Subject to Mandatory Sale or Improvement. The Declaration of Trust, as required by the Texas REIT Act, provides that with respect to any real property owned by the Trust, major capital improvements must be made within 15 years of purchase of the property or the property must be sold. If the property was purchased as unimproved property or the property is outside the city, town or village limits, the major capital improvements must be equal to or exceed the purchase price of the property. While these provisions of the Declaration of Trust were unobjectionable when the Trust was a finite-life entity with a maximum term of 15 years of existence, the subsequent conversion of the Trust to infinite-life status has rendered such provisions potentially contrary to the best interests of the Trust and of its Shareholders. These requirements, which are unique to the Texas REIT Act, could potentially force the Trust Managers and officers to either (i) sell the property without regard to economic conditions existing at such time, or (ii) make "major capital improvements" regardless of whether such improvements are needed. Such action may not be in the best interests of the Trust or its Shareholders. If the property at issue was not unimproved property on the date of purchase or the property is located within city limits, there are no statutory guidelines or judicial interpretations as to what constitute "major capital improvements." None of the Properties would be subject to these provisions of the Texas REIT act prior to the year 2000. Neither the MGCL nor the Articles impose such a requirement on the Company.



          Maryland Corporate Law. In recent years, the State of Maryland has adopted a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations, including numerous recently formed REITs, have chosen Maryland for their domicile. Maryland courts have developed a body of case law construing Maryland law and establishing public policies with respect to corporations incorporated in Maryland. In contrast, a body of case law construing the Texas REIT Act has not developed. Consequently, reorganization of the Trust into a Maryland corporation should provide greater predictability with respect to the Company's corporate affairs.



          Limited Liability. Although the Texas REIT Act specifically provides that the shareholders of a trust formed under the Texas REIT Act are not liable for the debts of the trust, it is unclear as to whether such protection would be afforded to the shareholders by courts outside Texas. To date, there have been no published cases addressing whether shareholders of a trust formed under the Texas REIT Act are afforded limited liability protection. It is well accepted as a general matter of law that stockholders in a corporation are not personally liable for the debts of the corporation.



RESULTS



     In addition to the detriments and benefits described above, approval of the Proposal will have the following results:



          Improved Capital and Organizational Structure. The Declaration of Trust currently authorizes the issuance of 10,000,000 Shares, of which 9,075,400 are outstanding at March 1, 1994. The Declaration of Trust does not authorize the issuance of additional types of securities such as warrants, rights to purchase Shares and preferred shares of beneficial interest. The Merger would result in an improved capital structure through the increase in the authorized number of shares of Common Stock and providing for the issuance of these additional types of securities, thereby providing the Company the flexibility to acquire additional properties through the issuance of stock or to raise additional equity capital through subsequent public or private offerings. See "RISK FACTORS -- Possible Future Dilution." While the capital structure of the Trust could be similarly improved through amending the Declaration of Trust, management believes that the additional benefits of being organized as a Maryland corporation, as described above, make reorganizing as a Maryland corporation preferable to merely amending the

     Declaration of Trust to increase authorized capital stock and remaining subject to the Texas REIT Act, with its associated detriments described above. Amending the Declaration of Trust would require the approval of the holders of at least 66 2/3% of the Shares, which is the same percentage required to approve the Proposal.

          Purchase of Property With Stock. The Company has a greater number of authorized shares than the Trust which could be used by the Company to acquire additional properties which meet the investment objectives and policies of the Company. The availability of these shares allows for additional flexibility in negotiating and structuring an acquisition from a potential seller. As discussed above under "Detriments -- Dilution," the issuance of additional shares of Common Stock by the Company may result in dilution of ownership to then current Stockholders. See "RISK
     FACTORS -- Possible Future Dilution." Just as Common Stock may be used to acquire additional properties, newly-authorized capital stock of the Trust could likewise be used to acquire additional properties. As discussed above, management believes that the additional benefits of being organized as a Maryland corporation make reorganizing as a Maryland corporation preferable to merely amending the Declaration of Trust to increase the number and type of authorized Trust Shares and remaining subject to the Texas REIT Act.


The improved capital structure and the ability to purchase additional properties with capital stock could have been accomplished without the Merger and the resulting reincorporation by obtaining the requisite approval of the Shareholders to amend the Declaration of Trust to increase the number of authorized Shares of the Trust.


RECOMMENDATION OF THE TRUST MANAGERS


     AFTER CAREFULLY ANALYZING ALL OPTIONS, INCLUDING RECOMMENDING THE AMENDMENT OF THE DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED SHARES, THE TRUST MANAGERS BELIEVE ON BALANCE THAT THE BENEFITS OF THE PROPOSAL OUTWEIGH ANY DETRIMENTS RESULTING THEREFROM AND, THEREFORE, THE TRUST MANAGERS RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.


                              THE SPECIAL MEETING

GENERAL


     The Special Meeting will be held on May 10, 1994, at 9:00 a.m. Dallas time, at Texas Commerce Tower, East Room -- 40th Floor, 2200 Ross Avenue, Dallas, Texas 75201 (or such other time and place to which such meeting is adjourned), to consider and vote on the Proposal. See "THE PROPOSAL." In order for the Proposal to be adopted, it must be approved by the holders of 66 2/3% of the outstanding Shares (6,050,267 Shares). Shareholder approval is the only condition to the consummation of the Merger.


RECORD DATE; OUTSTANDING SHARES; VOTING

     The Trust Managers have fixed the close of business on March 4, 1994 as the Record Date. As of the Record Date, there were 9,075,400 Shares outstanding held of record by approximately 2,341 Shareholders. Shareholders are entitled to cast one vote per Share. The affirmative vote of Shareholders holding at least
66 2/3% of the outstanding Shares (6,050,267 Shares) is necessary to approve the Proposal. The Trust Managers and the executive officers of the Trust own .20% of the issued and outstanding Shares (18,000 Shares).

QUORUM

     In accordance with the By-Laws of the Trust, Shareholders holding at least a majority of the issued and outstanding Shares (4,537,701 Shares) must be present or represented by properly executed proxies at the Special Meeting to constitute a quorum. If a quorum is not present or represented at the Special Meeting, the meeting may be adjourned from time to time, without further notification, until a quorum is obtained.

DISSENTERS' RIGHTS

     Under Texas law, Shareholders objecting to the Proposal and the Merger thereunder do not have any statutory rights of dissent or appraisal.

PROXY

     The Proxy, which is enclosed with this Proxy Statement/Prospectus, contains a space where each Shareholder may indicate whether such Shareholder chooses to vote his or her Shares in favor of or against the Proposal or to abstain from voting. If the Proxy is duly completed and returned to the Trust, the Proxy will be voted in accordance with this instruction. If a Shareholder returns the Proxy duly executed, but does not indicate the manner in which the Proxy is to be voted, the Proxy will be voted in favor of the Proposal. FAILURE TO RETURN THE PROXY OR TO VOTE AT THE SPECIAL MEETING OR ABSTAINING FROM VOTING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. BROKER NON-VOTES HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

     A Shareholder may revoke his or her Proxy at any time before it is voted by
(i) executing a subsequently dated Proxy; (ii) filing a written request to revoke or amend his or her Proxy with the President of the Trust at the principal executive office of the Trust; or (iii) attending the Special Meeting and revoking the Proxy prior to the start of the Special Meeting. If the Special Meeting (or any adjourned session thereof) is adjourned, a Shareholder may revoke his or her Proxy before it is voted at any adjourned session of the Special Meeting by (i) executing a subsequently dated Proxy; (ii) filing a written request to revoke or amend his or her Proxy with the President of the Trust at the principal executive office of the Trust prior to the date of the adjourned session; or (iii) attending the adjourned session and revoking the Proxy prior to the start of such adjourned session. The foregoing shall constitute the methods for revoking a Proxy with respect to each adjournment of the Special Meeting.

     If immediately prior to the commencement of the Special Meeting (or any adjourned session thereof) at which a quorum is present, it appears that sufficient votes will not be cast to either approve or defeat the Proposal, the holders of the Proxies may vote the Proxies, in their discretion, to adjourn the Special Meeting (or any adjourned session thereof) until such time as the holders of the Proxies receive or are able to cast sufficient votes to approve or defeat the Proposal. The Trust's By-Laws permit the Special Meeting (or any adjourned session thereof) at which a quorum is present to be adjourned by the vote of a majority of the Shares represented either in person or by proxy at the Special Meeting (or any adjourned session thereof). If a Shareholder does not want the holders of the Proxies to vote the Proxies to adjourn the Special Meeting (or any adjourned session thereof), the Shareholder should vote against or abstain from voting on the second item set forth on the Proxy. The Trust Managers may postpone the Special Meeting to a later date without a vote of the Shareholders by providing Shareholders with notice of a new Special Meeting date at least ten days prior to such date.

SOLICITATION OF PROXIES

     This Proxy Statement/Prospectus is submitted, and Proxies are being solicited by, the Trust Managers on behalf of the Trust in support of the Proposal. The expense of solicitation of Proxies, as well as all other expenses associated with the Merger, which are estimated at $400,000 (inclusive of solicitation fees), will be borne by the Trust. See "FEES AND EXPENSES."

     The Trust will enlist the help of banks and brokerage houses in soliciting Proxies from their customers. The Trust will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, Proxies may also be solicited personally or by telephone by officers and employees of the Trust. These officers and employees will not receive compensation for such services other than their regular salaried compensation. The Trust has engaged the firms of D.F. King & Co., Inc. and Proveaux, Stephen & Spencer, Inc. to assist in soliciting Proxies for the Special Meeting for fees of approximately $10,000 and $40,000, respectively, plus reasonable out-of-pocket expenses.

                                  THE COMPANY

     The Company is a newly-organized Maryland corporation which was incorporated on January 12, 1994 as a wholly-owned subsidiary of the Trust. The Trust was originally organized on September 26, 1985, and currently owns and operates 15 commercial real estate Properties consisting of 14 industrial Properties and one retail Property. The Company intends to operate as a self-administered REIT. The Company has been formed to succeed to and continue the property ownership and acquisition activities of the Trust. If the Merger is approved, the Company will own and operate the Properties. It is anticipated that industrial properties will continue to be the primary focus for investment by the Company.

     The Company intends to qualify as a REIT for federal income tax purposes and will be operated by the management of its predecessor in interest, the Trust. Approximately six officers and employees will be involved in the administration of the Company. The executive officers will be responsible for the day to day administration of the Company and the Board of Directors will be responsible for the overall direction and supervision of the Company. The investment and financing policies of the Company and its policies with respect to certain activities, including its growth, capitalization, dividends, REIT status and investment and operating policies will be determined by the Board of Directors. See "MANAGEMENT."

     The Trust and the Company maintain their principal executive offices at 6220 North Beltline, Suite 205, Irving, Texas 75063, and their telephone number is (214) 550-6053.

COMPANY HISTORY

     The Trust was formed in September 1985, as Trammell Crow Real Estate Investors, a finite-life real estate investment trust due to liquidate by December 31, 1997. The Trust's initial portfolio consisted of 19 properties, including 18 industrial properties and one retail mall, located throughout the United States. The Trust was advised initially by Trammell Crow Ventures, Ltd., an affiliate of Trammell Crow Company, under an advisory agreement that provided for the payment of an annual advisory fee and reimbursements for certain expenses as well as transaction fees for asset acquisitions and dispositions. As part of its initial capitalization, the Trust issued approximately $180 million of Notes.

     Beginning in 1991, the Trust commenced a program designed to reposition the Trust in order to attempt to participate in the growth taking place in the real estate investment trust industry. Management believes that the first part of this process was to reduce the amount of Notes outstanding. By December 1992, approximately $160 million of the Trust's outstanding Notes were repurchased by the Trust in part through the proceeds of the sales of five of the Trust's 19 properties, and through the issuance of a $53.2 million unsecured note.

     With the completion of the acquisitions of the Notes described above, the Trust commenced the second part of its repositioning program with a transition to self-administration, which was concluded in June 1993, with the establishment of a new management team for the Trust and the termination of the advisory agreement with Trammell Crow Ventures. As part of this change, the Trust adopted the new name, American Industrial Properties REIT, and changed its ticker symbol on the New York Stock Exchange to "IND."

     In July 1993, the Trust presented its Shareholders with a set of proposals related to the Trust's change to self-administration, and a proposal to make the life of the Trust perpetual through the removal of a limited term restriction in the Trust's Declaration of Trust and By-Laws. This second proposal, which required an affirmative vote of 80% of the Trust's outstanding Shares for approval, was passed on October 22, 1993, by 81.2% of the Trust's outstanding Shares.

INVESTMENT POLICIES

     The Company's primary business objective is to maximize the total return to Stockholders through the acquisition, leasing, management and eventual disposition of its Properties. In doing so, the Company will seek to provide quarterly dividends and achieve long-term appreciation through increases in cash flow and in the values of its Properties.

     The Company's investment program will focus on industrial properties, both through the acquisition of existing properties and the development of build-to-suit properties for credit worthy tenants, primarily in the major mid-American markets. These markets, such as Dallas, Chicago and Atlanta, are located at the key rail and highway intersects that control the distribution of goods throughout the United States. The secondary markets within the Mid-American region will also be considered if the investment otherwise meets the business objectives of the Company. The Company will focus on sub-markets characterized by steady economic growth rates and positive demographic trends. It will be the Company's goal, over time, to establish dominant market positions in these selective sub-markets.

     Industrial properties consist of distribution warehouses, service centers, office/showroom properties, research and development properties and light manufacturing facilities. Industrial properties are generally characterized by relatively simple configurations, thus allowing for a high degree of flexibility to meet the changing needs of tenants. As a result, management believes that industrial properties are generally more resistant to obsolescence than other types of real estate property. Industrial properties typically have limited amounts of office finish-out and other customized improvements. For this reason, the capital requirements of bringing in new tenants are relatively small. Finally, industrial properties normally require direct access to major transportation arteries. For this reason and others, management believes that industrial properties have tended not to attract the speculative overbuilding similar to other types of real estate.

     Short term leases of three to five years, which are typical for industrial properties, will provide the Company with the flexibility to adjust rents to meet changing market conditions, and often to increase rents as leases roll-over at maturity. While the Company intends to focus its efforts on multi-tenanted properties, it will also seek to invest selectively in the development of single-tenant, build-to-suit properties for credit worthy companies. The Company believes that the scarcity of capital from traditional sources in this important sector of the industrial property market provides significant opportunities to achieve above market returns on investments at relatively moderate levels of risk.

     The Company's investment policies, as described above, do not differ from the policies of the Trust.

OPERATING POLICIES

     A key element of the Company's investment strategy is to acquire properties which provide significant opportunities to add value through effective operating programs. Such properties generally under perform their true economic potential as a result of deferred maintenance and cosmetic deficiencies. In many cases, the strategic application of capital, property improvements and intense management can substantially increase the appeal of the property to prospective tenants, thus increasing the revenue potential of the property. Management believes a significant advantage of industrial properties is that recurring internal capital requirements tend to be moderate. Industrial tenant spaces are typically used for the storage and handling of intermediary and finished products, and as such, spaces are configured in simple, efficient layouts with relatively little space, generally no more than 5-10% of the total, finished out for offices or other customized applications.

     The Company will establish annual business plans for each property that will include operating objectives, budgets, resource allocations and financial performance objectives. Management believes that such a formal planning process increases portfolio performance in that operating strategies are reviewed regularly and adjusted as needed to meet changing market conditions. In addition, the use of such a planning process in conjunction with a performance based compensation program ensures greater accountability among the asset managers, property managers and leasing personnel responsible for each property.

     The Company intends to continue the Trust's policy of employing third-party property managers and leasing personnel to manage the Company's Properties. The level of competition in the marketplace today for providers of such services is very intense. As a result, the quality of service is typically very high while operating costs are low in that they can be spread over many millions of square feet of property under management. The Company will continue to evaluate the merits of providing its own leasing and management services to the Company's Properties; however, it is management's belief that these services can be acquired currently at much lower costs through the marketplace than if the Company were to attempt to provide these services internally.

     The Company's operating policies, as described above, do not differ from the operating policies of the Trust.

DISTRIBUTION POLICY

     On December 15, 1993, the Trust announced its intent to redirect its cash resources to the ultimate elimination of the operating restrictions imposed on the Trust by the terms of the Notes through a complete defeasance of the outstanding Notes which would require the Trust to deposit approximately $16,289,000 with the Trustee. For this reason, the Trust determined that it was in the best interest of the Trust and its Shareholders to suspend quarterly distributions (which had been at $.04 per quarter, equivalent to $.20 per quarter for the Company) until such time as the remaining Notes are fully defeased and distributions can be supported from the positive cash flow of the Trust, as measured by its Funds from Operations. See "RISK FACTORS -- Suspension of Distributions." No dividend payments on Common Stock are anticipated while the Company pursues a recapitalization and refinancing strategy. There can be no assurance as to when distributions will be reinstated and when reinstated, that distributions will be at the same level as they were prior to December 15, 1993.

     The Company's dividend policy is to review operating results, capital requirements and working capital reserves on a quarterly basis and to declare dividends based on the Board of Directors' and management's determination of distributable cash flow. Generally, the Company intends to maintain a dividend equal to approximately 85% of Funds from Operations within these parameters. In order to satisfy the requirement to distribute 95% of the Company's taxable income, it is management's intent to make sufficient distributions necessary in order to maintain the Company's REIT status. So long as there is no REIT taxable income, suspension of cash distributions will not result in a disqualification of the Company's status as a REIT. For at least the remainder of fiscal 1994, the Company anticipates having net operating losses and, therefore, will have no taxable income required to be distributed under the REIT provisions of the Code in order for the Company to maintain its status as a REIT.

     For a further discussion of the amount of distributions that must be made in order for the Company to retain REIT status, see "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of the Company."

                                 THE PROPERTIES

     The Trust currently owns and manages 15 industrial and retail Properties in eight states. Set forth below is a brief description of each of the Properties. The information set forth in the following table assumes that all leases perform according to their stated terms and assumes that there are no tenant defaults.

                                                                                                             NUMBER    OCCUPANCY
                                                LEASABLE                                   CONSTRUCTION        OF         AT
    REGION       PROPERTY NAME     LOCATION      SQ. FT.        PHYSICAL DESCRIPTION           DATE          TENANTS   12/31/93
- ---------------  -------------  --------------  ---------  ------------------------------  ------------      -------   ---------
Baltimore        Patapsco       Linthicum          95,151  Five building, two-phase         1980-1984           23         86%
 Industrial       Center(2)      Heights,                   industrial park on 8.3 acres
                                 Maryland
Dallas           Beltline       Irving, Texas      60,526  Three industrial office          1984                22         75%
 Industrial       Center                                    buildings on 5.0 acres in Las
                                                            Colinas
                 Gateway 5 & 6  Irving, Texas      78,786  Two industrial buildings         1984-1985            8         79%
                                                            within a six-building
                                                            industrial park on 5.0 acres
                                                            in Las Colinas
                 Northgate II   Dallas, Texas     235,827  Four industrial buildings on     1982-1983           13         94%
                                                            12.5 acres within a
                                                            21-building office and
                                                            industrial park
                 Northview      Dallas, Texas     174,793  Two industrial buildings on      1980                 6        100%
                  Distribution                              9.42 acres
                  Center(3)
Denver Retail    Tamarac        Denver,           197,152  An enclosed specialty retail     1976-1979 (4)       55         88%
                  Square         Colorado                   mall, convenience center and
                                                            four restaurant pad sites on
                                                            18.9 acres
Ft. Lauderdale   Quadrant       Deerfield          73,597  Two industrial buildings on      1986                 8        100%
 Industrial                      Beach,                     5.4 acres within a
                                 Florida                    seven-building industrial
                                                            park
Houston          Plaza          Houston, Texas    149,680  Five industrial buildings on     1970-1974           36         91%
 Industrial       Southwest                                 10.3 acres
                 Commerce Park  Houston, Texas     87,279  Two-building industrial          1984                 7         61%
                                                            complex on 5.5 acres
                 Westchase      Houston, Texas     47,630  Two-building industrial park     1983                 9        100%
                  Park                                      on 4.2 acres
Los Angeles      Huntington     Monrovia,          62,218  A two-story office building      1985                 6         83%
 Industrial       Drive Center   California                 and an industrial building on
                                                            4.0 acres
Milwaukee        Northwest      Milwaukee,        143,120  Three industrial buildings on    1983                17         98%
 Industrial       Business       Wisconsin                  10.7 acres
                  Park
Minneapolis      Burnsville     Burnsville,        46,066  One industrial building on 3.8   1985                 4         68%
 Industrial                      Minnesota                  acres
                 Cahill         Edina,             60,082  One industrial building on 3.9   1981                 4        100%
                                 Minnesota                  acres
Seattle          Springbrook    Kent,              80,973  One industrial building on 5.5   1984                10         85%
 Industrial                      Washington                 acres comprising Phase II of
                                                            the two-phased Springbrook
                                                            Industrial Park
                                                ---------                                                       --         --
 Totals                                         1,592,880                                                      228         89%
                                                ---------                                                       --         --
                                                ---------                                                       --         --






                              AVERAGE
                 ANNUALIZED    BASE        FIRST
                    BASE       RENT      MORTGAGE
                   RENTAL     PER SQ.      DEBT
    REGION        REVENUE       FT.     12/31/93(1)
- ---------------  ----------   -------   -----------
Baltimore        $  541,000    $6.61    $1,429,000
 Industrial

Dallas              263,000     5.79          None
 Industrial

                    276,000     4.43          None

                    641,000     2.89          None

                    490,000     2.80          None

Denver Retail     2,264,000    13.05     1,213,000(5)

Ft. Lauderdale      321,000     4.36     1,200,000
 Industrial

Houston             566,000     4.16          None
 Industrial
                    314,000     5.90          None

                    238,000     5.00          None

Los Angeles         754,000    14.43          None
 Industrial

Milwaukee           737,000     5.25     1,342,000(6)
 Industrial

Minneapolis         199,000     6.35     1,973,000(7)
 Industrial
                    283,000     4.71          None

Seattle             441,000     6.10          None
 Industrial

                 ----------   -------   -----------
 Totals          $8,328,000    $5.87    $7,157,000
                 ----------   -------   -----------
                 ----------   -------   -----------


- ---------------

(1) All properties are subject to either a first or second mortgage lien arising from the Notes. Mortgages reflected above are only those which encumber individual properties as a first mortgage other than the lien and mortgage associated with the Notes.

(2) The Trust owns 99.99% of the limited partnership interests in a limited partnership that owns Patapsco Center. This interest entitles the Trust to 100% of the income generated by Patapsco Center, 100% of any appreciation in the value of Patapsco Center, and 99.99% of the return of capital in any sale of Patapsco Center. The remaining interest in the limited partnership is a limited partner's interest held by Trammell Crow Ventures, Ltd., the former Advisor to the Trust. The limited partner has no rights to participate in the management of Patapsco Center.

(3) Northview Distribution Center was acquired by the Trust in December 1993.

(4) Tamarac Square underwent a $2.1 million renovation during 1992-1993.

(5) The first mortgage debt encumbers the convenience center only.

(6) Only one building of Northwest Business Park is subject to the first mortgage.

(7) The Burnsville mortgage is also recourse to the Trust.

     Management of the Trust has implemented an aggressive leasing program specifically targeting Properties with significant vacancies for lease-up. This program includes incentives to brokers, rental concessions and enhanced marketing for certain Properties.

     The following table shows scheduled lease expirations for the next nine years, assuming that no tenants exercise renewal options.

                                                                                   EXPIRATION AS A
                                                                                  -----------------
                                                                                               % OF
                                                         ANNUALIZED   AVERAGE       % OF       TOTAL
                                             SQ. FT.     BASE RENT    RENT PER      TOTAL     PROPERTY
                                    NO. OF      OF          OF        SQ. FT.      PROPERTY   ANNUALIZED
           YEAR ENDING              LEASES   EXPIRING    EXPIRING   OF EXPIRING      SQ.        BASE
          DECEMBER 31,             EXPIRING  LEASES       LEASES       LEASES        FT.        RENT
- ---------------------------------  --------  -------     ---------  -----------   ---------  -----------
   1994..........................     56     307,107     1,525,000       5.02      19.28%      18.31%
   1995..........................     49     303,498     1,434,339       4.73      19.05%      17.22%
   1996..........................     49     251,631     1,492,000       5.93      15.80%      17.92%
   1997..........................     23     154,426       813,000       5.26       9.69%       9.77%
   1998..........................     30     202,732     1,300,000       6.41      12.73%      15.62%
   1999..........................      5      56,668       279,000       4.92       3.56%       3.35%
   2000..........................      4      31,622       305,000       9.65       1.99%       3.66%
   2001..........................      2      20,850       157,000       7.53       1.31%       1.89%
   2002..........................      2       5,630        73,000      12.97       0.35%       0.88%

ADDITIONAL INFORMATION REGARDING CERTAIN PROPERTIES

     One of the Trust's Properties has rental revenues and a book value in excess of 10% of the Trust's total rental revenues and total assets, respectively. Information concerning this Property is set forth below.


     Tamarac Square. Tamarac Square is an approximately 134,000 square-foot two-level enclosed specialty retail mall with an adjacent approximately 33,000 square-foot convenience center and four free-standing restaurant sites totaling 29,800 square feet. Tamarac Square is located at 7777 and 7293 East Hampden Avenue and 3333 South Tamarac Drive, approximately 11 miles southeast of downtown Denver, in a commercial retail district. The mall and convenience center feature a contemporary design of all brick exteriors, skylights and landscaping. The initial occupancy of Tamarac Square commenced in December 1976, and the property was one of the Trust's initial acquisitions in connection with its formation in 1985. Tamarac's federal income tax basis was approximately $30,800,000 (net of approximately $6,700,000 in accumulated depreciation) at December 31, 1993. Annualized minimum rentals are approximately $2,264,000 based on leases currently in effect. An approximate $2.1 million renovation of the specialty retail mall was completed during 1992 and 1993 which created new entryways, replaced stairs with escalators and enhanced the mall's interiors with paint and other new amenities and new signage. No significant additional renovations are currently planned for this property.



     The following table sets forth information with respect to the occupancy of this Property for each of the five years ending December 31, 1993 and the average effective annual base rental per square foot for each of such periods:



                                                                                AVERAGE
                                                                                 RENT
                                                                     PHYSICAL    PER
                               PERIOD ENDING                         OCCUPANCY  SQ. FT.
        -----------------------------------------------------------  ---------  ------
        December 31, 1993..........................................   88%       $13.05
        December 31, 1992..........................................   92%       $12.69
        December 31, 1991..........................................   80%       $14.26
        December 31, 1990..........................................   83%       $13.72
        December 31, 1989..........................................   94%       $13.27

     Tamarac Square is currently leased to 55 tenants. The following table sets forth certain information with respect to the expiration of leases at this
Property:

                                                                       AVERAGE    EXPIRATIONS AS A
                                                                        RENT      -----------------
                                                                        PER                   % OF
                                                         ANNUALIZED     SQ.        % OF      TOTAL
                                    NO.       SQ.          BASE         FT.       TOTAL      PROPERTY
                                    OF       FT. OF      RENT OF         OF       PROPERTY   ANNUALIZED
            YEAR ENDING             LEASES   EXPIRING    EXPIRING      EXPIRING    SQ.        BASE
           DECEMBER 31,             EXPIRING LEASES       LEASES       LEASES      FT.        RENT
- ----------------------------------  ---      ------      --------      ------     ------     ------
   1994...........................    7      15,646      $270,000      $17.26      7.94%     11.93%
   1995...........................   11      29,474       359,000       12.18     14.95%     15.86%
   1996...........................   12      35,775       400,000       11.18     18.15%     17.67%
   1997...........................    6      19,247       192,000        9.98      9.76%      8.48%
   1998...........................    9      20,158       262,000       13.00     10.22%     11.57%
   1999...........................    1       4,090        73,000       17.85      2.07%      3.22%
   2000...........................    3       8,927       144,000       16.13      4.53%      6.36%
   2001...........................    1       8,000        98,000       12.25      4.06%      4.33%
   2002...........................    2       5,630        73,000       12.97      2.86%      3.22%

     One Tenant's lease is in excess of 10% of the gross leasable area of Tamarac Square. Mann Theatres, a national movie theatre concern, leases 19,934 square feet for a six screen theatre running first-run films. The lease provides for minimum base rents at $5.70 per square foot ($113,624 annually) and expires in December 1996. The tenant has three five-year options to renew upon expiration.

     Property taxes are assessed on Tamarac based on 29% of assessed value at the applicable tax rate (estimated at 8.379% in 1993). Property taxes paid in 1993 with respect to Tamarac were approximately $415,000.


     See "RISK FACTORS -- Possible Environmental Liabilities" for a discussion of the possible existence of underground contamination at Tamarac Square.


OTHER ENCUMBRANCES ON REAL ESTATE

     Each of the Properties is subject to a mortgage securing the Notes (a "Mortgage"), as required by the Indenture. In the case of Tamarac Square, Burnsville, Northwest Business Park and Quadrant, the Mortgage is a second mortgage; in the case of Patapsco, the Mortgage is a first lien on the Trust's partnership interest; and for all other Properties, the Mortgage is a first lien.

TERMS OF MORTGAGE INDEBTEDNESS

                  PRINCIPAL
                   AMOUNT                                    AMOUNT
                  OUTSTANDING                                  DUE
                   AT DEC.       MATURITY      INTEREST        AT            PAYMENT                 PREPAYMENT
   PROPERTY       31, 1993         DATE          RATE       MATURITY          TERMS                    TERMS
- --------------    ---------     ----------     --------     ---------     --------------    ----------------------------
Tamarac           $1,213,000       July           9.63%     $        0    Monthly           Prepayable after Aug. 1989
  Convenience                      2006                                   payments          with a 5% penalty which
  Center                                                                  of principal      declines  1/2 of 1% each
                                                                          and interest      year until penalty reaches
                                                                          to maturity       1%, which continues in
                                                                          of $13,905        effect to maturity
Northwest         $1,342,000      March          11.00%     $1,227,676    Monthly           Prepayable in March 1994 at
  Business                         1999                                   payments          100% of principal.
  Park                                                                    of principal      Subsequent to March 1994,
                                                                          and interest      prepayment is at 105% of
                                                                          to maturity       principal, declining by 1%
                                                                          of $13,811        annually until maturity.
Patapsco          $1,429,000    September        10.00%     $        0    Monthly           Prepayable after Sept. 1992
                                   2010                                   payments          with a 5% penalty which
                                                                          of principal      declines  1/2 of 1% each
                                                                          and interest      year until penalty reaches
                                                                          to maturity       1%, which continues in
                                                                          of $14,279.       effect to maturity
Quadrant          $1,200,000     October          9.63%     $1,200,000    Monthly           Prepayable at any time prior
                                   1996                                   payments          to maturity subject to yield
                                                                          of interest       maintenance based on current
                                                                          only to           Treasury yield
                                                                          maturity
Burnsville        $1,973,000       May          Prime +     $1,948,800    Monthly           Prepayable at any time with
                                   1995              2%                   payments          no penalty
                                                                          of principal
                                                                          and interest
                                                                          based on
                                                                          variable rate
                                                                          and a 30 year
                                                                          amortization
                                                                          of
                                                                          principal.
                                                                          Payments as of
                                                                          9/30/93 were
                                                                          $14,994

COMPETITION

     All of the Properties are located in areas that include numerous other industrial and retail properties, many of which may be deemed to be more suitable to a potential tenant than the Properties. The resulting competition could have a material adverse effect on the Company's ability to lease the Properties and to increase rentals charged under existing leases. The Company may be competing with others that have greater resources than the Company.

INSURANCE

     The Company will seek to maintain comprehensive liability, fire and extended coverage insurance of the type and in the amount customarily obtained for similar properties. There are, however, certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) that either may be uninsurable or not economically insurable. Should an uninsurable loss occur, the Company could lose both its invested capital and anticipated future revenues related to the affected Property (and may also be required to defease a certain percentage of the Notes), and would continue to be obligated on any mortgage indebtedness or other obligations related to the affected Property. Any such loss could adversely affect the Company. Management believes the Properties are currently adequately insured in accordance with industry standards. See "RISK FACTORS -- Uninsured Loss."

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The Company's policies with respect to the following activities have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the Stockholders if they determine in the future that such a change is in the best interest of the Company and its Stockholders. See "RISK
FACTORS -- Changes in Policies."

     While the Company has emphasized equity real estate investments, it may, in its discretion, invest in mortgage and other real estate interests, including securities of other real estate investment trusts, consistent with its qualification as a REIT. The Company has not previously invested in mortgages or securities of other entities, including other REITs, and does not presently intend to invest to a significant extent in mortgages or securities of other entities, including other REITs. The Company may invest in participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. The mortgages in which the Company may invest may be either first mortgages or junior mortgages and may or may not be insured by a governmental agency.

     Subject to the percentage of ownership limitations and gross income tests necessary for qualification as a REIT (see "FEDERAL INCOME TAX CONSIDERATIONS"), the Company also may invest in securities of concerns engaged in real estate activities or securities of other issuers. The Company may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). The Company may in the future acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. The Company will not be limited as to the percentage of securities of any one issuer it may acquire. However, the Company does not anticipate investing in issuers of securities (other than REITs and to acquire interests in real property) for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, the Company does not intend that its investments in securities will require the Company to register as an "investment company" under the Investment Company Act of 1940, and the Company intends to divest securities before any such registration would be required. The Company does not intend to underwrite the securities of other issuers.

     The Company may, but has no present intention to, make investments other than as previously described. At all times, the Company intends to make investments in a manner consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the applicable law, the Board of Directors determines that it is no longer in the best interests of the Company to qualify as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS."

DISPOSITION


     Management will periodically review the assets comprising the Company's portfolio. The Company has no current intention to dispose of any of the Properties. Such Properties may be subject to sale, however, if management believes such sale is necessary for the liquidity of the Trust or otherwise in the best interests of the Shareholders. The Company reserves the right to dispose of any of the Properties or any property that may be acquired in the future if management determines that the disposition of such property is in the best interests of the Company.


CONFLICT OF INTEREST POLICY


     Each of Messrs. Wolcott, Simpson and Warner are prohibited from engaging in any real estate acquisitions, development or management activities, except on behalf of the Company, during their employment with the Company.

AFFILIATE TRANSACTION POLICY

     The Company will not enter into any transactions, including without limitation, loans, acquisitions or sales of property, joint ventures and partnerships, in which the Company or a subsidiary is a party and in which any Director, officer, principal security holder or affiliate has any direct or indirect pecuniary interest, unless such transaction is approved by a majority of the disinterested Directors after full disclosure of such interests to the disinterested members of the Board of Directors. In determining whether to approve the transaction, the Board of Directors will condition such approval on the transaction being fair and reasonable to the Company and, to the extent deemed relevant by such Directors, on terms no less favorable to the Company than prevailing market terms and conditions for comparable transactions. Directors who are also officers of the Company will be considered to be disinterested for this purpose provided they have no direct or indirect pecuniary interest in the transaction.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company has authority to issue additional Common Stock or other securities in exchange for property and other valid consideration, and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. Pursuant to the terms of the Merger, the Company will succeed to the obligations of the Trust under the Trust's dividend reinvestment plan, and may from time to time repurchase Common Stock in the open market for the purposes of fulfilling its obligations under the program or may elect to issue additional Common Stock.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     Below is a summary of net income and funds from operations for the Trust for the years ended December 31, 1993, 1992 and 1991. Management believes that the presentation of Funds from Operations will enhance the reader's understanding of the Trust's financial condition because it provides the reader with an additional measure of the Trust's operating performance which excludes nonrecurring activities (i.e., gains or losses from debt restructuring and sales of property) as well as certain non-cash items (i.e., depreciation and amortization). Funds from Operations is disclosed for the purpose of providing readers with additional information with which to compare performance. Funds from Operations, however, should not be considered an alternative to net income as an indicator of the Trust's operating performance or to cash flows from operations as a measure of liquidity. The determination of Funds from Operations is based on the definition adopted by the National Association of Real Estate Investment Trusts which is net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (the Trust adds back the amortization of the original issue discount on its Zero Coupon Notes due 1997), and after adjustments for unconsolidated partnerships and joint ventures ("Funds from Operations").

                                                                     YEAR ENDING
                                                                     DECEMBER 31,
                                                                     ------------
                                                          1993           1992          1991
                                                         -------     ------------     -------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT
                                                                 PER SHARE AMOUNTS)
    Net Loss...........................................  $(7,867)      $(17,593)      $(9,162)
    Net Loss Per Share.................................  $  (.87)      $  (1.94)      $ (1.01)
    Funds From Operations..............................  $  (590)      $  2,852       $ 8,308

  Comparison of 1993 to 1992


     The net loss in 1993 declined to $7,867,000 from $17,593,000 in 1992 due in part to provisions for possible losses on real estate recognized in 1992 in the amount of $14,094,000. The benefit from the absence of these provisions in 1993 was partially offset by the extraordinary loss recognized by the Trust in 1993 in the amount of $2,530,000 as a result of a partial in-substance defeasance of the Trust's Zero Coupon Notes (see discussion under Liquidity and Capital Resources). In addition, the Trust recognized extraordinary gains in 1992 in the amount of $1,910,000 related to the repurchase of Zero Coupon Notes which caused a favorable impact to 1992 net loss when compared to 1993. The remaining variance in net loss between 1993 and 1992 of approximately $2.5 million (greater loss in 1993 than 1992 after considering the previous items) can be attributed to the sales of the Woodland Industrial Park in Charlotte, North Carolina and the Southland industrial property in Houston, Texas, at the end of 1992, and the sale of the Royal Lane Business Park in Dallas, Texas in January, 1993, as well as the incremental administrative costs attributable to the termination fee paid to the Advisor in the amount of $435,000 as further discussed below and the proxy solicitation effort to remove the finite life restriction of the Trust in the amount of approximately $250,000. On a same property basis, rental revenues remained flat during the year, although in the third and fourth quarter, the Trust began to see some strengthening in the leasing markets in most of the areas in which the Trust operates in terms of both traffic and rental rates (other than in Southern California). Same property occupancy improved to 89% at December 31, 1993 from 88% at December 31, 1992.


     The Trust terminated its Advisory Agreement with the Advisor effective June 12, 1993. In accordance with the terms of the Advisory Agreement, a one-time termination fee of $435,000 was paid to the Advisor on June 12, 1993. The Trust is now self-administered and employs six full-time employees to conduct and administer the business affairs of the Trust.

     The overall costs to the Trust over time under self-administration related to managerial, administrative and other services are expected to be lower than fees previously paid to the Advisor under the Advisory Agreement. For example, under self-administration, the Trust will be able to provide, through its management group, certain services, including restructuring activities and certain transaction services, without the need to pay the fees previously provided for in the Advisory Agreement.

  Comparison of 1992 to 1991

     The Trust had a net loss of $17,593,000 in 1992 compared to a net loss of $9,162,000 in 1991. The 1992 net loss included provisions for possible losses in value of real estate of $14,094,000, an extraordinary gain from partial repurchases of Zero Coupon Notes of $1,910,000 and a net loss on sales of real estate of $784,000. Excluding the 1992 and 1991 provisions for possible losses, the extraordinary gains, and the gain or loss on sales of real estate, the net loss would have been $4,625,000 and $4,415,000 in 1992 and 1991, respectively. Net loss before extraordinary gain and gain or loss on sales of real estate was $18,719,000 in 1992 and $13,786,000 in 1991.


     In 1992 and 1991, the Trust recorded provisions for possible losses on real estate of $14,094,000 and $9,371,000, respectively, to reflect the Trust's assets at the lower of depreciated cost or net realizable value, as defined by the Trust's accounting policies. Declines in estimated market values were primarily attributable to declines in rents from several of the Trust's properties. The decline in rents was attributed to general economic conditions affecting markets in which the properties owned by the Trust are located. It is management's belief that such rents have stabilized and that continuing declines in the near future are unlikely.



     Total revenue decreased to $15,139,000 in 1992 from $16,488,000 in 1991. Average occupancy levels were the same in both years, at 89%; however, the sales of the Southland and Woodland properties negatively impacted revenue and earnings. Total real estate expenses, excluding $14,094,000 and $9,371,000 of write-downs for impairments in value of real estate, in 1992 and 1991, respectively, decreased to $19,764,000 in 1992 from $20,903,000 in 1991 primarily as a result of the sales of the Southland and Woodland properties.


LIQUIDITY AND CAPITAL RESOURCES

     The principal source of funds for the Trust's liquidity requirements is funds generated from operations of the Trust's real estate assets and unrestricted cash reserves. As of December 31, 1993, the Trust had $1,119,000 in unrestricted cash on hand. The Trust presently anticipates that cash on hand and Funds from Operations will provide sufficient funds for all known liabilities and commitments relating to the Trust's operations during 1994. However, certain discretionary uses of the Trust's cash, including: (i) the costs of the Trust's reorganization into a Maryland corporation via merger (estimated at approximately $400,000, see below); (ii) the loss of the income producing ability of the $10.2 million expected to be used to defease Zero Coupon Notes (see discussion below); and (iii) certain capitalized leasing costs (such as leasing commissions and tenant improvements), will likely require that the Trust seek alternative sources of financing in 1994. These alternative sources of financing may include additional debt, securities and/or equity rights offerings. See "RECENT DEVELOPMENTS."

     Management is currently negotiating with lenders in an effort to obtain debt to refinance the first and second mortgage liens presently encumbering the Trust's Properties and incremental financing to pursue additional property acquisitions. Presently, no firm commitments to provide additional capital have been obtained from these lenders. If successful, management intends to use the cash to fund current operations and pursue potential debt or equity capital. Presently, the Trust must seek a waiver from the lender under its 8.8% Notes Payable in order to borrow funds in excess of those necessary to retire the principal amount of outstanding secured debt. There can be no assurance that management will be able to obtain such debt financing and if successful, that the lender on the 8.8% Notes Payable would consent to the borrowing of funds in excess of the amount necessary to retire the principal amount of outstanding secured debt.

     The retirement of all secured debt (inclusive of the Zero Coupon Notes due
1997) would make available to the Trust a portion of the cash presently held in the Defeasance Account by the Indenture Trustee, estimated to be at least $6 million, without requiring the consent of the lender on the 8.8% Notes Payable. Management may seek the 8.8% Notes Payable lender's consent in order to borrow additional funds with which to acquire property. There can be no assurance that the lender would grant such consent.

     Based on its current liquidity position, the Trust currently intends to make the semi-annual interest payment due in May 1994 to the lender on the 8.8% Notes Payable. In the event the Trust is forced to default on the unsecured debt obligation occurs, the Trust expects to continue to operate and will continue to seek to: (a) restructure the terms of the unsecured debt obligation; (b) generate sufficient funds from operations in order to bring the Trust current on the unsecured debt obligation; or (c) obtain financing to fund the deficiency in the debt service on the unsecured obligation. In the event of a default, the lender on the 8.8% Notes Payable may declare the entire balance of the 8.8% Notes due and payable and could seek a judgment against the Trust to enforce such a claim.

     Distributions made and declared to date during 1993 in the amount of $1,453,000 ($.16 per share), have been paid out of cash reserves of the Trust. In December, 1993, the Trust Managers announced the suspension of the Trust's quarterly dividend in order to redirect the Trust's resources to the ultimate defeasance of the Trust's Zero Coupon Notes due in 1997 (see discussion below).

     The initial capitalization of the Trust included $179,698,000 face amount of Zero Coupon Notes due November 27, 1997 secured by first liens on all of the Trust's initial investments. Amortization of the original issue discount on the Zero Coupon Notes is a non-cash charge against net income of the Trust, compounding semiannually at 12% (see the Notes to Financial Statements for additional detail concerning the Zero Coupon Notes). During 1991 and 1992, the Trust repurchased a substantial amount of the Zero Coupon Notes, decreasing the remaining face amount outstanding to a total of $19,956,000. Subsequent to September 30, 1993, the Trust Managers authorized management to utilize the Trust's available cash reserves to provide liquidity for the repurchase of outstanding Zero Coupon Notes at their accreted value from Noteholders desiring to sell their Notes and unable to find a market for them. In 1993, the Trust acquired approximately $500,000 face amount of the Zero Coupon Notes at their accreted value. No other purchases of significance are planned at this time, however, should the Trust identify an opportunity to purchase significant amounts of the Zero Coupon Notes at a discount to their defeasance amount (the amount that would be required to Defease the Notes under the Indenture), additional purchases may be made out of cash reserves of the Trust.

     Pursuant to the terms of the Indenture covering the Trust's Zero Coupon Notes due 1997, prior to November 27, 1993 (the "Defeasance Commencement Date"), the Trust was required to deposit the net proceeds of any property sale or refinancing into a Property Acquisition Account administered by the Trustee to the extent deemed necessary or appropriate by the Trust Managers to secure the interests of the Noteholders. Prior to the Defeasance Commencement Date, funds in the Property Acquisition Account could be used to make additional investments as allowed under the Trust's By-Laws. After the Defeasance Commencement Date, any remaining funds in the Property Acquisition Account must be used to defease the holders of the remaining Zero Coupon Notes. Subsequent to September 30, 1993, the Trust reinvested all of the funds held in the Property Acquisition Account (approximately $13.6 million) into short-term commercial paper and Treasury Notes which are pledged as additional collateral to the Noteholders. Of these invested funds, which matured in February 1994, approximately $10.2 million will be used to partially defease the Zero Coupon Notes. The result of a partial defeasance of the Zero Coupon Notes would be a reduction in the accreted value of the Zero Coupon debt on the Trust's balance sheet from approximately $13.0 million to approximately $4.7 million, with a loss of approximately $2.5 million being recognized by the Trust. As previously discussed above, it is the Trust's intent to seek additional debt or equity capital to defease the remaining Zero Coupon Notes (approximately $6,100,000) in 1994. There can be no assurance, however, that the Trust will be able to raise such debt or equity capital and, if so, on what terms.

     On December 10, 1993, pursuant to a court order directing the Indenture Trustee to release certain of these funds, the Trust acquired a 175,000 square foot multi-tenant distribution center in Dallas for a purchase price of approximately $3,400,000. Consistent with all of the properties owned by the Trust, the acquired property is pledged under a first mortgage lien and Deed of Trust to the Noteholders. Management believes the acquisition will further enhance Funds from Operations of the Trust in fiscal 1994. The property is 100% occupied and expected 1994 rental revenues are approximately $450,000.

     In acquiring its existing Properties, the Trust assumed a total of $8,075,000 in mortgage debt, of which $7,157,000 remained outstanding as of December 31, 1993. The debt service on the Trust's mortgages amounts to approximately $800,000 annually (see the Notes to Financial Statements for additional detail concerning the terms of the mortgage notes payable).

     In accordance with the terms of the Trust's 8.8% Notes payable due 1997, the Trust paid its first installment of accrued interest on the 8.8% Notes on May 27, 1993 in the amount of $1,974,000 (see the Notes to Financial Statements for additional discussion regarding the terms of the 8.8% Notes). Accrued interest in the amount of approximately $1,990,000 will be payable each May and November until these 8.8% Notes become due in November 1997.

     Tenant and capital improvements were $1,414,000 for the year ended December 31, 1993 as compared to $3,379,000 for the same period of 1992. The improvements during 1992 primarily related to renovations under way at the Trust's Tamarac Square retail property in Denver, Colorado. Current year capital expenditures relate primarily to leasing activity, including tenant improvements and lease commissions arising from the new lease with The GAP at Tamarac Square. The nature of the Trust's operating Properties, which generally provide for leases with a term of between three and seven years, results in an approximate turnover rate of 20% of the Trust's tenants annually (generally representing a similar proportion of the Trust's rental revenues). This requires capital outlays for re-leasing related to tenant improvements and leasing commissions in an amount of approximately $1.3 million annually in order to maintain the Trust's occupancy at or above historical levels. These costs have historically been funded out of the Trust's operating cash flow, however, should cash generated from operations be insufficient to provide the funds necessary to lease and re-lease the Trust's Properties in 1994, the Trust may seek to obtain financing for a portion of these costs. The Trust has made no commitments for additional capital expenditures beyond those related to normal leasing and re-leasing activity. No capital improvements or renovations of significance are anticipated in the near future for any of the Trust's Properties.

     Management believes that the Trust's successful conversion from a finite-life entity required to liquidate in 1997 to a perpetual-life entity (which was announced after the Trust received in excess of the required 80% positive vote of all Shareholders on October 22, 1993) should enhance the Trust's ability to take advantage of the capital and investment markets available to real estate investment trusts. Management intends to pursue a strategy which should lower the Trust's cost of capital and enable the Trust to make additional investments in industrial real estate. This can be accomplished through raising additional equity and or obtaining financing from various sources, including the public or private markets. At this time, however, management has obtained no commitments for funding or underwriting additional equity or debt financing and there can be no assurances that these sources of capital will become available in the future. Management believes that the reorganization of the Trust into a Maryland corporation is a necessary step towards a future financial restructuring because it removes existing barriers of the Trust's organization to obtaining additional capital by increasing the authorized shares and allowing for different classes of equity capital, among other things. Concurrent with this reorganization, management will continue to pursue capital raising opportunities. However, there can be no assurances that such equity capital or debt financing will be available to the Company upon its reorganization into a Maryland corporation or if available, whether the terms of such equity capital or debt financing will be acceptable.

     On January 12, 1994, the Trust incorporated American Industrial Properties REIT, Inc. (the "Company"), a Maryland corporation as its wholly owned subsidiary. The Trust intends to seek the approval of the required 66 2/3% of its Shareholders to merge with and into the Company (the "Merger"). Management has estimated the cost of completing the Merger at approximately $400,000.

     The Trust Managers have determined that it is in the best interest of the Trust and its Shareholders to suspend quarterly distributions to Shareholders until such time as the remaining Zero Coupon Notes are fully defeased and distributions can be supported from the available Funds from Operations of the Trust.

OTHER MATTERS

     On January 8, 1993, the Trust sold its Royal Lane Business Park in Dallas, Texas. The sales price was $7,500,000, and the net proceeds of approximately $1,800,000, after reduction for the existing first mortgage loan and the related sales costs, were deposited into the Property Acquisition Account under the terms of the

Zero Coupon Note Indenture. In 1992, Royal Lane contributed approximately $200,000 to the net cash flow of the Trust.

     As discussed above, the Trust has suspended quarterly distributions to Shareholders until such time as the remaining Notes are fully defeased and distributions can be supported from the available Funds from Operations of the Trust. In the event that the Trust does not refinance its existing debt or raise additional equity capital, it is unlikely that the Trust will make any distributions to Shareholders during 1994. Distributions to Shareholders are charges against Shareholders' equity, and therefore, Shareholders' equity will continue to decrease due to distributions made and net losses incurred by the Trust. Distributions in excess of taxable net income, or to the extent of net loss, constitute a return of capital to Shareholders. For federal income tax purposes, the taxable portion of distributions is determined on a calendar year basis, and is computed based on actual distributions for the year. It is presently estimated that the entire amount of the distributions paid by the Trust in 1993 will constitute a return of capital.

     Management has been notified of the possible existence of underground contamination at Tamarac Square, the Trust's Denver retail Property. The source of the possible contamination is apparently related to petroleum underground storage tanks located on an adjacent property. This adjacent property was placed on Colorado's list of leaking underground storage tanks. A second potential source of contamination is a nearby tract on which a service station was formerly operated. The owner of the adjacent property is currently conducting studies under the direction of the Colorado Department of Health in an attempt to define the contamination and institute an appropriate plan to address the situation. At this time, management does not anticipate any exposure to the Trust relative to this issue. See "RISK FACTORS -- Possible Environmental Liabilities."

RECENT DEVELOPMENTS

     Effective February 7, 1994, the Board of Directors of the Company authorized, contingent upon approval of the Merger, the issuance of rights ("Rights") to each Stockholder following the Merger. As currently contemplated, each Stockholder will be entitled to receive one Right for each share of Common Stock owned on a record date to be determined by the Board of Directors. The Rights, if issued, will entitle the Stockholders to purchase additional shares of Common Stock at a price below the then-current market price, such price to be set by the Board of Directors at the time of issuance. Such Rights would be exercisable for a fixed period of time that has yet to be determined. Although the Board of Directors has authorized the issuance of the Rights, the Board of Directors may, in its sole discretion, determine in the future not to issue the Rights based upon current or anticipated market and economic conditions or other factors.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

     The following table sets forth certain information as to the number of Trust Shares and the number of shares of Company Common Stock beneficially owned before and after the Merger by (a) each person (including any "group" as that term is used in Section 13(d) of the Exchange Act) who is known by the Trust to own beneficially 5% or more of the Shares, (b) each Trust Manager, (c) each executive officer of the Trust, and (d) all executive officers of the Trust and Trust Managers as a group.

                                                    AMOUNT AND
                                                     NATURE OF
                                                    BENEFICIAL              PERCENTAGE
                                                     OWNERSHIP               OF CLASS
                                                   BEFORE/AFTER             BEFORE/AFTER
             NAMES OF BENEFICIAL OWNERS             THE MERGER              THE MERGER
    --------------------------------------------  ---------------           -----------
      W. H. Bricker.............................     2,000/400                   *
      George P. Jenkins.........................      500/100                    *
      Charles W. Wolcott........................   15,500/3,100                  *
      David B. Warner...........................        --                       *
      Marc A. Simpson...........................        --                       *
      American Holdings, Inc.
         376 Main Street
         Bedminster, New Jersey 07921...........  645,000/129,000           7.107/7.107%(1)
      All Trust Managers and executive officers
         as a group.............................   18,000/3,600                 .20/.20%

- ---------------

  * Ownership is less than 1% of the outstanding Shares/Common Stock.

(1) This information was obtained from Amendment No. 2 to the Schedule 13D of American Holdings, Inc. dated March 16, 1994.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The persons who serve as executive officers and directors of the Company, their ages and their respective positions are as follows:


              NAME               AGE              POSITION(S) AND OFFICE(S) HELD
    -------------------------    ---     -------------------------------------------------
    W. H. Bricker                 61     Director
    Raymond A. Hay                65     Director
    Charles W. Wolcott            41     Director, President and Chief Executive Officer
    David B. Warner               35     Vice President and Chief Operating Officer
    Marc A. Simpson               39     Vice President and Chief Financial Officer,
                                         Secretary and Treasurer



     The term of Mr. Hay will expire at the Annual Meeting of Stockholders to be held in 1995. The term of Mr. Wolcott will expire at the Annual Meeting of Stockholders to be held in 1996. The term of Mr. Bricker will expire at the Annual Meeting of Stockholders to be held in 1997. In each case, the directors will serve until the election and qualification of their respective successors. Executive officers of the Company are elected annually by the Board of Directors and serve at the Board's discretion.


     Messrs. Bricker and Hay serve on both the Audit Committee and the Compensation Committee of the Board of Directors.

     The following is a biographical summary of the experience of the persons that will serve as executive officers and directors of the Company:

          WILLIAM H. BRICKER, Director. Mr. Bricker has served as President of D.S. Energy Services Incorporated and has consulted in the energy field and international trade since 1987. In May 1987, Mr. Bricker retired as the Chairman and Chief Executive Officer of Diamond Shamrock Corporation where he held various management positions from 1969 through May, 1987. Mr. Bricker is a director of the LTV Corporation, the Eltech Systems Corporation and the National Paralysis Foundation. He received his Bachelor of Science and Masters of Science degrees from Michigan State University.

          RAYMOND A. HAY, Director. Mr. Hay became Chairman of Aberdeen Associates, an investment firm, after his retirement in 1991 as Chairman and Chief Executive Officer of the LTV Corporation where he worked for 16 years. Mr. Hay previously served as Executive Vice President of the Xerox Corporation where he worked from 1961 through 1975. Mr. Hay is director of National Medical Enterprises, Inc. and Maxus Energy Corporation. He has a Bachelor of Science degree in Economics from Long Island University.

          CHARLES W. WOLCOTT, Director, President and Chief Executive Officer. Mr. Wolcott was hired as the President and Chief Executive Officer of the Trust on May 4, 1993. For the six months immediately prior to his election as President of the Trust, Mr. Wolcott was engaged in developing various personal business enterprises. Mr. Wolcott was President and Chief Executive Officer of Trammell Crow Asset Services, a real estate asset and portfolio management affiliate of Trammel Crow Company, from 1990 to 1992. He served as Vice President and Chief Financial and Operating Officer of the Trust from 1988 to 1991. From 1988 to 1990, Mr. Wolcott was a partner in Trammell Crow Ventures Operating Partnership. Prior to joining the Trammell Crow Company in 1984, Mr. Wolcott was President of Wolcott Corporation, a firm engaged in the development and management of commercial real estate properties. Mr. Wolcott graduated from the University of Texas at Austin in 1975 with a Bachelor of Science degree and received a Masters of Business Administration degree from Harvard University in 1977.

          DAVID B. WARNER, Vice President and Chief Operating Officer. Mr. Warner was hired as Vice President and Chief Operating Officer of the Trust on May 24, 1993. From 1989 through the date of his accepting a position with the Trust, Mr. Warner was Director of the Equity Investment Group for The Prudential Realty Group. From 1985 to 1989, he served in the Real Estate Banking Group of NCNB Texas National Bank. Mr. Warner graduated from the University of Texas at Austin in 1981 with a degree in Finance and received a Masters of Business Administration from the same institution in 1984.


          MARC A. SIMPSON, Vice President and Chief Financial Officer, Secretary and Treasurer. Mr. Simpson was hired as the Vice President and Chief Financial Officer, Secretary and Treasurer of the Company and the Trust on March 7, 1994. From November 1989 through March 4, 1994, Mr. Simpson was a Manager in the Financial Advisory Services Group of Coopers & Lybrand. Prior to that time, he served as Controller of Pacific Realty Corp., a real estate development company. Mr. Simpson graduated with a Bachelor of Business Administration from Midwestern State University in 1978, and received a Masters of Business Administration from Southern Methodist University in 1990.


COMPENSATION OF DIRECTORS

     In fiscal 1993, the Trust paid each of the Trust Managers a fee of $15,000 per year for services as a Trust Manager plus $1,000 for each meeting of the Trust Managers or a committee of the Trust Managers attended in person. In addition, the Trust Managers were reimbursed for their expenses incurred in connection with their duties as Trust Managers. Mr. Wolcott did not receive any compensation for his services as a Trust Manager.

     The Company will pay each independent director a fee of $20,000 per year for services as a director plus $1,000 for each meeting of the directors or a committee of the Board of Directors attended in person. In addition, the Company will reimburse the directors for their expenses incurred in connection with their duties as directors. Payment by the Company for services will not commence until the first meeting following consummation of the Merger. Mr. Wolcott will not receive any compensation for his services as a director.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the compensation paid to the Trust's Chief Executive Officer since the commencement of his employment with the Trust on March 23, 1993 through December 31, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL COMPENSATION
                           NAME AND                              FISCAL    ----------------------
                      PRINCIPAL POSITION                          YEAR      SALARY         BONUS
- ---------------------------------------------------------------  ------    --------       -------
Charles W. Wolcott
  President and Chief Executive Officer........................   1993     $115,000(1)    $50,000

- ---------------

(1) Mr. Wolcott's annualized salary for 1993 was $150,000.

     No other executive officer's salary and bonus exceeded $100,000 for fiscal 1993. No executive officers or Trust Managers were granted Share options by the Trust.

     The Company was organized on January 12, 1994. Accordingly, the Company did not pay any cash compensation to its executive officers for the year ended December 31, 1993. The Company will not pay compensation to its executive officers prior to the Effective Date. Effective January 12, 1994, the Company awarded stock options under the Omnibus Plan to purchase Common Stock as follows:


                                                                   NUMBER
                                                                     OF
                                                                   SHARES
                                                                     OF
                                                                   COMMON
                                                                   STOCK
                                                                   COVERED
                                                                     BY             EXERCISE
                        NAME AND OFFICE                            OPTIONS          PRICE
    -------------------------------------------------------        ------           ------
    Charles W. Wolcott.....................................        62,000           $10.63
      President and Chief Executive Officer
    David B. Warner........................................        26,500           $10.63
      Vice President and Chief Operating Officer
    Marc A. Simpson........................................        26,500           $11.25
      Vice President and Chief Financial Officer, Secretary
      and Treasurer


EMPLOYMENT AGREEMENTS


     The Company has entered into Employment Agreements effective as of January 12, 1994 with Messrs. Wolcott and Warner and with Mr. Simpson, effective as of March 7, 1994 (each an "Employment Agreement"). In general, the Employment Agreements provide for certain incentive bonus compensation and severance compensation in order to encourage these key-employees of the Company to remain as employees of the Company. In the event that such employee is terminated, voluntarily or involuntarily, as a direct result of a change in control of the Company, the employee will be entitled to receive severance compensation in an amount equal to one times the average of the total cash compensation, inclusive of base salary and cash bonuses, received by such employee during each of the preceding five calendar years or such shorter period of time as employee has been employed by the Company. Each Employment Agreement is for an initial term of three years, renewable for unlimited terms of one year with the agreement of both the Company and the employee. For purposes of the Employment Agreements, the term "change in control" means the consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary or a merger in which the Company is the surviving entity) or the sale of all or substantially all of the assets of the Company to a third-party unaffiliated (a person or entity that is not a parent or subsidiary of the Company) with the Company. In the event of the expiration of the term of the Employment Agreement, or the termination of the employee for any reason at any time at least 180 days prior to the time that a change in control of the Company occurs, the employee shall not be entitled to receive severance compensation.


     Each Employment Agreement also provides that key-employees shall be eligible for an annual incentive bonus, subject to certain conditions being satisfied. Annual incentive bonuses will be awarded as follows: for every incremental specified increase (the "Increase Multiple") in Funds from Operations per share earned by the Company in each calendar year during the term of the Employment Agreement, key-employees shall receive an additional fixed percentage of such employee's base salary (the "Bonus Percentage") as incentive bonus compensation. The Increase Multiple and the Bonus Percentage shall be determined by the Compensation Committee of the Company for each calendar year for which an incentive bonus is calculated. In no event may any employee's incentive bonus exceed 25% of such employee's base salary for each calendar year. In the event of the expiration of the term of an Employment Agreement, employees shall not be entitled to receive any further incentive bonus; provided, however, that in the event an employee's employment is terminated for any reason prior to the expiration of the Employment Agreement or any renewal, such employee shall be entitled to receive any previously unpaid annual incentive bonus, prorated for the portion of such year which elapsed prior to the date of such termination.

     In addition to the annual incentive bonus, the Employment Agreement provides that the employee is also entitled to receive an annual achievement bonus of up to 15% of employee's base salary during the year in which the annual achievement bonus is awarded. The employee is entitled to receive an annual achievement bonus in each year that the Company achieves specific targets established annually by the Compensation Committee of the Company. The Employment Agreement also provides that the employee is eligible to receive annually a merit bonus at the discretion of the Compensation Committee. The merit bonus may not exceed 10% of the employee's base salary for the year in which the merit bonus is awarded. The Compensation Committee determines if an employee should be awarded a merit bonus based upon an evaluation of employee's work by his direct supervisor and the recommendation of the President and Chief Executive Officer of the Company. The Compensation Committee determines whether the President and Chief Executive Officer should receive a merit bonus without being required to review an evaluation or receiving any recommendations as described above.

     The Employment Agreements provide further that each key-employee is employed by the Company on an at-will basis, which means that their employment with the Company is terminable at the will of either the Company or such employee without prior notice to the other.

STOCK OPTION PLAN

     The Company has adopted an Omnibus Stock Option Plan (the "Omnibus Plan") to assist the Company in recruiting, retaining and rewarding employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and its Stockholders. The summary of the Omnibus Plan set forth below is qualified in its entirety by reference to the text of the Omnibus Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus constitutes a part.

     The Board of Directors and the sole Stockholder of the Company approved and adopted the Omnibus Plan as of January 12, 1994. The Omnibus Plan will be administered by a committee of the Board of Directors (the "Committee"). A total of 182,000 shares of Common Stock have been reserved for issuance under the Omnibus Plan pursuant to the exercise of incentive and non-incentive stock options (collectively, "Options"), stock appreciation rights ("SARs") and the award of Common Stock of the Company subject to forfeiture and limitations on transferability ("Restricted Shares"). As of the date hereof, options to purchase 115,000 shares have been issued to executive officers of the Company. See "-- Compensation of Executive Officers" and "RISK FACTORS -- Possible Future Dilution." The maximum number of shares of Common Stock authorized for issuance under the Omnibus Plan will be increased each year beginning January 1, 1995, by 6% of the amount, if any, by which the total number of shares of Common Stock outstanding as of the last day of the Company's fiscal year exceeds the total number of shares of Common Stock outstanding as of the first day of such fiscal year.

     The Committee has complete authority to interpret all provisions of the Omnibus Plan, to prescribe the form of agreements, to adopt, amend and rescind rules and regulations pertaining to the administration of the Omnibus Plan, and to make all other determinations necessary or advisable for the administration of the Omnibus Plan. A member of the Committee may not participate in the Omnibus Plan during the time that his or her participation would prevent the Committee from being "disinterested" within the meaning of Rule 16b-3, as from time to time amended, under the Exchange Act.

     Under the terms of the Omnibus Plan, any employee of the Company or of any Affiliate of the Company is eligible to participate in the Omnibus Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate.

     Options and SARs. The number of shares of Common Stock which may be granted under the Omnibus Plan or for which any outstanding Options and SARs are exercisable are subject to customary anti-dilution adjustment provisions. The maximum term of any Option or SAR granted pursuant to the Omnibus Plan is ten years. If an Option or SAR is terminated or forfeited, in whole or in part, for any reason other than its exercise, Common Stock allocated to such Options or SARs (or portion thereof) may be reallocated to other awards to be granted under the Omnibus Plan. The Omnibus Plan provides that the exercise price of an Option shall be determined by the Committee on the date of grant; provided, however, that the exercise price of any Option that is an incentive stock option shall not be less than the fair market value of the underlying Common Stock on the date of grant of the Option. No participant in the Omnibus Plan may be granted incentive options or related SARs (under any incentive option plan of the Company or its Affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date of grant) exceeding $100,000.

     Any Option or SAR granted under the Omnibus Plan shall be nontransferable except by will or by laws of descent and distribution. Any Option or SAR may only be exercised by the participant to whom they were granted during the lifetime of such participant.

     Restricted Share Awards. The Committee may, in its discretion, designate eligible employees to receive awards of Restricted Shares. The Committee may prescribe that a participant's rights in the Restricted Shares are forfeitable or otherwise restricted for a period of time set forth in the agreement applicable to each such award. Prior to their forfeiture, in accordance with the terms of each award agreement, a participant will have all of the rights of a Stockholder with respect to such Restricted Shares, including the right to receive dividends and vote; provided, however, that (i) a participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of Restricted Shares, (ii) the Company shall retain custody of the certificates evidencing the Restricted Shares, and (iii) a participant will deliver to the Company a stock power endorsed in blank, with respect to each award of Restricted Shares.


     The Omnibus Plan may be amended or terminated by the Board of Directors of the Company; provided, however, that no amendment may become effective until approved by the Stockholders of the Company if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Omnibus Plan, or (ii) the amendment changes the class of individuals eligible to become participants. No amendment to the Omnibus Plan may, without a participant's consent, adversely affect any rights of such participant under any outstanding Restricted Share award or under any Option or SAR outstanding at the time such amendment is made.


401(K) PLAN


     The Trust has adopted a Retirement and Profit Sharing Plan (the "Profit Sharing Plan") (to be assumed by the Company upon consummation of the Merger) for the benefit of employees of the Trust. Employees who were employed by the Trust on November 1, 1993, and who have attained the age of 21 are immediately eligible to participate in the Profit Sharing Plan. All other employees of the Trust are eligible to participate in the Plan after they have completed one year of service with the Trust and attained the age of 21. The summary of the Profit Sharing Plan set forth below is qualified in its entirety by reference to the text of the Profit

Sharing Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

     Each participant may make contributions to the Profit Sharing Plan by means of a pre-tax salary deferral which may not be more than 15% of the employee's compensation. The Trust will contribute, on behalf of each non-highly compensated employee and non-key employee who is actively employed on the last day of each plan year, a special discretionary contribution equal to a percentage of such employee's compensation, which will be determined each year by the Trust. The Code limits the annual amount of salary deferrals that may be made by any employee.

     An employee's salary deferral contribution will always be 100% vested and nonforfeitable, although such contributions will be affected by any investment gains or losses to the Profit Sharing Plan. In general, in the event of retirement, death or disability, 100% of a participating employee's account would be available for distribution to either the employee or such employee's beneficiary, as applicable. The Trust Managers may amend the Profit Sharing Plan at any time. In no event, however, may any amendment (i) authorize or permit any part of the Profit Sharing Plan assets to be used for purposes other than the exclusive benefit of participating employees or their beneficiaries, or (ii) cause any reduction in the amount credited to each participating employee's account. Likewise, the Trust Managers have the right to terminate the Profit Sharing Plan at any time. In the event of such termination, all amounts credited to each employee's account will continue to be 100% vested. A complete discontinuance of contributions to the Profit Sharing Plan by the Trust will also constitute an event of termination of the Profit Sharing Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Articles limit the liability of the Company's directors and officers to the Company and its Stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered against the director or officer in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its Stockholders to obtain other relief, such as an injunction or rescission.

     The Company's Articles require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation, subject to certain exceptions, to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     The Company has entered into Indemnification Agreements with its directors and executive officers, Messrs. Bricker, Hay, Wolcott, Simpson and Warner, requiring the Company to indemnify them, and advance expenses, to the maximum extent permitted by Maryland law. See "CERTAIN STATUTORY AND CHARTER
PROVISIONS -- Limitation of Liability and Indemnification."

              SUMMARY COMPARISON OF SHARES OF BENEFICIAL INTEREST
                                AND COMMON STOCK

     There are a number of differences in the investment attributes and legal rights associated with the ownership of Trust Shares and shares of Company Common Stock. The principal differences are summarized below.


       SHARES OF BENEFICIAL INTEREST                              COMMON STOCK
- --------------------------------------------      --------------------------------------------
                                         PREFERENCES
All holders of Shares participate equally in      All holders of Common Stock participate
distributions and have no preference rights.      equally in dividends and have no preference
                                                  rights; however, the Company may issue
                                                  Preferred Stock with priorities or
                                                  preferences with respect to dividends and
                                                  liquidation proceeds. See "RISK
                                                  FACTORS -- Certain Anti-Takeover Provisions;
                                                  Ownership Limits."



                                      CUMULATIVE VOTING
Cumulative voting in the election of Trust        There is no cumulative voting in the
Managers is prohibited except when the Trust      election of directors.
  is aware that a person beneficially owns
more than 30% of the outstanding Shares.
                                       EXCHANGE LISTING
The Shares are listed for trading on the          The Company has applied to list the Common
  NYSE.                                           Stock on the NYSE.
                                 STAGGERED BOARD OF DIRECTORS
The Texas REIT Act does not specifically          The MGCL specifically authorizes the Company
authorize the Trust to stagger the terms of       to stagger the terms of office of the Board
  office of the Trust Managers, and the           of Directors, and the Articles of the
Declaration of Trust does not provide for         Company provide for staggered terms. See
staggered terms.                                  "RISK FACTORS -- Certain Anti-Takeover
                                                  Provisions; Ownership Limits."

       SHARES OF BENEFICIAL INTEREST                              COMMON STOCK
- --------------------------------------------      --------------------------------------------
                                    BUSINESS COMBINATIONS
Certain business combinations between the         Certain business combinations between the
  Trust and a beneficial holder of 10% or         Company and the beneficial owner of 10% or
more of the Trust's outstanding Shares (an        more of the voting power of then-outstanding
"Interested Shareholder") must be approved        voting stock of the Company (an "Interested
by the affirmative vote of the holders of at      Stockholder") or an affiliate thereof, are
least 80% of the voting power of the              prohibited for five years after the most
outstanding Shares. "Business Combinations"       recent date on which the Interested
include liquidations, mergers or                  Stockholder became an Interested
consolidations with or into an Interested         Stockholder. Thereafter, any such business
Shareholder, the sale of substantially all        combination must be recommended by the Board
the Trust's assets to an Interested               of Directors of the Company and approved by
Shareholder, and certain issuances of             the affirmative vote of at least (i) 80% of
securities to an Interested Shareholder.          the votes entitled to be cast by holders of
                                                  outstanding voting shares of the Company and
                                                  (ii) two-thirds of the votes entitled to be
                                                  cast by the holders of outstanding voting
                                                  shares of the Company other than shares held
                                                  by the Interested Stockholder with whom the
                                                  business combination is to be affected
                                                  unless, among other things, the Company's
                                                  stockholders receive a minimum price for
                                                  their shares and the consideration is
                                                  received in cash or the same form as
                                                  previously paid by the Interested
                                                  Stockholder for its shares. See "CERTAIN
                                                  STATUTORY AND CHARTER PROVISIONS -- BUSINESS
                                                  COMBINATIONS."
                                       SPECIAL MEETINGS
Special meetings of Shareholders may be           Special meetings may be called by the
  called by the holders of not less than 10%      holders of not less than 25% of the stock
of all Shares entitled to vote at the             entitled to vote at the special meeting.
meeting.
                                          DIVIDENDS
The Trust Managers may declare distributions      The Board of Directors may declare dividends
  on the outstanding Shares in cash,              on outstanding stock in cash, property or
property or Shares except when the Trust is       its own stock except when the Company would
insolvent or the payment thereof would            not be able to pay its indebtedness as it
render the Trust insolvent.                       becomes due or if liabilities exceed assets.
                                     VOTING REQUIREMENTS
Under the Declaration of Trust, a two-thirds      Under the Articles, a majority vote of
  vote of outstanding Shares is required to       outstanding stock is required to approve
approve mergers (other than Business              mergers and consolidations (other than
Combinations), dissolution of the Trust and       business combinations), transfers of assets,
amendment of the Declaration of Trust.            dissolution of the Company and amendment of
                                                  the Articles.
                                  MAJOR CAPITAL IMPROVEMENTS
Major capital improvements must be made to        There is no requirement that capital
  real property within 15 years of purchase       improvements be made to real property.
or the property must be sold.

       SHARES OF BENEFICIAL INTEREST                              COMMON STOCK
- --------------------------------------------      --------------------------------------------
                                   LIMITATIONS ON OWNERSHIP
The Trust's By-Laws contain restrictions on       The Articles contain provisions identical to
  transfer designed to preserve the Trust's       those contained in the Trust's By-Laws which
status as a REIT.                                 restrict transferability of the Company's
                                                  Common Stock and Preferred Stock in order to
                                                  preserve the Company's status as a REIT. See
                                                  "THE COMPANY'S SECURITIES -- Capital Stock."

                            THE COMPANY'S SECURITIES

     The description of the Company's securities set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Articles and Bylaws, copies of which are filed as Exhibits to this Registration Statement of which this Proxy Statement/Prospectus is a part. See "ADDITIONAL INFORMATION."

CAPITAL STOCK


     General. Under the Articles, the Company has the authority to issue up to 60,000,000 shares of capital stock, consisting of 50,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value $.01 per share. Shares of Common Stock and Preferred Stock may be automatically deemed "Excess Stock" as described below. Under the MGCL, stockholders generally are not responsible for the corporation's debts or obligations. Upon completion of the Merger, there will be approximately 1,815,080 shares of Common Stock issued and outstanding, and no shares of Preferred Stock will be issued or outstanding. See "RISK FACTORS -- Possible Future Dilution."



     Common Stock. All shares of Common Stock received by Shareholders in connection with the Merger will be duly authorized, fully paid and non-assessable. Subject to the preferential rights of any other shares or series of shares and to the provisions of the Articles regarding Excess Shares, holders of shares of Common Stock will be entitled to receive dividends on the stock if, as and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for payment of, all known debts and liabilities of the Company.


     Subject to the provisions of the Articles regarding Excess Shares, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     Holders of shares of Common Stock have no conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of the Company.

     The Company intends to furnish its Stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

     Subject to the provisions of the Articles regarding Excess Shares, shares of Common Stock will have equal dividend, distribution, liquidation and other rights and will have no preference, appraisal or exchange rights.

     The transfer agent and registrar for the Common Stock is Society Shareholder Services, Inc., Dallas, Texas.

     Preferred Stock. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors without the consent of Stockholders. Prior to the issuance of shares of each series, the Board of Directors is required by the MGCL and the Articles to fix for each series, subject to the provisions of the Articles regarding Excess Shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by the MGCL. The Board of Directors could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares over the then-current market price of such shares. As of the date hereof, no Preferred Shares are outstanding, and the Company has no present plans to issue any Preferred Shares. See "RISK FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits" and "-- Possible Future Dilution."



     Restrictions on Transfers. For the Company to qualify as REIT under the Code, among other things, not more than 50% of the value of its issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year, and such shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "FEDERAL INCOME TAX CONSIDERATIONS." Since the Board of Directors believes it is essential for the Company to maintain its status as a REIT under the Code, the Articles provide that no holder (other than persons approved by the directors at their option and in their discretion) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding capital stock of the Company. The Board of Directors may waive the Ownership Limit if evidence satisfactory to the Board of Directors is presented that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition to this waiver, the intended transferee must give written notice to the Company of the proposed transfer no later than the 50th day prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. The Board of Directors may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of shares of stock that would create a direct or indirect ownership of shares of stock in excess of the Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of Common Stock being owned by fewer than 100 persons or that results in the Company being "closely-held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.


     Shares of stock owned, or deemed to be owned, or transferred to a Stockholder in excess of the Ownership Limit or which cause the Company to become "closely-held" under Section 856(h) of the Code except as permitted above, will automatically be deemed Excess Shares that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of the transferees for whom such shares of stock may be ultimately transferred without violating the Ownership Limit. Subject to the Ownership Limit, the Excess Shares may be transferred by the intended transferee to any person (if the Excess Shares would not be Excess Shares in the hands of that person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value at the time of the original attempted transfer) at which point the Excess Shares will automatically be deemed shares of stock. In addition, Excess Shares held in trust are subject to purchase by the Company at a purchase price equal to the lesser of: (i) the price paid for the shares of stock by the intended transferee (or, if no consideration was paid, fair market value of the shares of stock by the attempted transfer of which resulted in Excess Shares, measured on the date of the transfer); or (ii) the average daily per share closing price on a national securities exchange or NASDAQ NMS of the shares of stock the attempted transfer of which resulted in Excess Shares measured during the 30 day calendar period ending on the business day immediately preceding the redemption date, or if not then traded on the NYSE, a national securities exchange or NASDAQ NMS, the mean between the average per share closing bid prices and the average per share closing asked prices measured during the 30 day calendar period ending on the business day immediately preceding the redemption date, then the market price of the shares of stock on the relevant date as determined in good faith by the Board of Directors.

     From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions (except upon liquidation), voting rights and other benefits with respect to the Excess Shares except the right to payment of the purchase price for the shares of stock. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that the shares have been transferred in violation of the Articles shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Shares and to hold the Excess Shares on behalf of the Company. All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

     The Board of Directors may require an affidavit from each Stockholder or proposed transferee of Common or Preferred Stock setting forth the number of shares already beneficially owned by such person. If, in the opinion of the Board of Directors, a proposed transfer jeopardizes the qualification of the Company as a REIT, the Board has the right, but not the duty, to refuse to permit the transfer of Stock to such person. All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the outstanding shares of Common Stock must give the Company written notice by January 31st of each year. In addition, each Stockholder shall, upon demand, be required to disclose to the Company in writing all information regarding the direct, indirect and constructive ownership of shares of Common Stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.


     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares over the then prevailing market price or which these holders might believe to be otherwise in their best interest. See "RISK FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits."


THE NOTES

     General. The Trust issued the Notes pursuant to an Indenture (the "Indenture") dated as of November 15, 1985, between the Trust and IBJ Schroder Bank & Trust (formerly known as J. Henry Schroder Bank & Trust Company), as Trustee (the "Indenture Trustee"). The Notes are sold in registered form, without coupons, in minimum denominations of $1,000 and integral multiples thereof. In connection with the acquisition of the Properties, the Trust granted Mortgages (defined below) to or for the benefit of the Indenture Trustee for the ratable benefit of the Noteholders pursuant to the provisions of the Indenture. See "-- Collateral." Under the Merger Agreement, the Company will assume the obligations of the Trust under the Indenture and will assume the Mortgages, through the execution of a supplemental indenture and amendments to the Mortgages.

     If all currently outstanding Notes remain outstanding, the Notes will accrue at stated maturity to $19,491,000 on the twelfth anniversary of date of issuance, and there are no periodic payments of interest.

     Collateral. The Notes are secured by first or second mortgages on the Properties to be acquired by the Company in the Merger (the "Mortgages"). Pursuant to the Indenture and Mortgages on the Properties, the Noteholders will have a claim prior to that of the Stockholders with respect to the Company's Properties. See "-- Events of Default." In addition, the Indenture Trustee will hold a security interest on funds in the defeasance account (as described below), excluding income earned on such funds, which income will be distributed at least annually to the Company.

     Subject to its investment policies and the limitations set forth in "-- Proceeds from Sale of Assets and Refinancing" below, the Company will have the right from time to time to sell or dispose of for cash any or all of the Properties subject to the Mortgages. In the event of a sale or other disposition of any of the Properties, the Company will be entitled to the release thereof from the lien of the Indenture and the applicable Mortgage upon delivery to the Indenture Trustee of funds generally equal to not less than the original purchase price of the Property (less debt assumed on the purchase) to be released, and compliance with certain other conditions precedent. In any such event, funds delivered shall be deposited in the defeasance account (as described below).


     Insurance; Uninsured Losses. Until all Notes are defeased or redeemed, the Mortgages require the Company to maintain adequate insurance coverage for the Properties from an insurance company having a claims paying rating of "AA" or better by Standard & Poor's Corporation. The insurance policies covering the Properties will not cover certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars). Should such an uninsured loss occur, the Company could lose both its invested capital and anticipated profits relating to the affected Property, and the Company would be required to defease an amount of the Notes having an aggregate principal amount at stated maturity equal generally to the purchase price (less debt assumed on the purchase) to the Company of the affected Property. In that event, the Company might be required to use reserves, seek additional funds, sell a Property at unfavorable terms or suffer a foreclosure of a Property. Because of the restrictions contained in the Indenture, there can be no assurance, however, that additional funds would be available or, if available, that such funds would be on acceptable terms. See "RISK FACTORS -- Uninsured Loss."


     Proceeds from Sale of Assets and Refinancing. Pursuant to the Indenture, until all Notes are defeased or redeemed, the Board of Directors shall deposit with the Indenture Trustee such portion of the proceeds of any sale, refinancing or other disposition of any of the Company's Properties as they deem necessary or appropriate to protect the interests of the Noteholders but in no event less than the original purchase price of the Property being sold, refinanced or otherwise disposed of (less debt assumed on purchase). In the event of a sale or other disposition of Property, such Property may only be released from the lien of the Indenture and the applicable Mortgage upon compliance with the conditions set forth in Article 13 of the Indenture. See "-- Collateral."


     Until the eleventh anniversary of the issuance of the Notes, the Company shall not make distributions to Stockholders out of the proceeds of the sale, refinancing or other disposition of any Property, or insurance payment or condemnation proceeding, if the principal amount of the Notes at stated maturity (reduced by the amount, if any, of the funds in the defeasance account and the redemption account (excluding income earned on such funds)) would be greater than 100% of the sum of the most recent appraisal report on the Company's Properties (reduced by the amount of debt assumed on purchase of the Properties and the amount attributable to the gain, if any, or the proposed sale, refinancing or other disposition, based on the most recent appraisal report on such Property or to the gain, if any, from the insurance payment or condemnation proceeding) and the gross value of all other Properties. Notwithstanding the foregoing, this limitation shall not prevent the Company from making any distributions to Stockholders deemed necessary by the Board of Directors to maintain the Company's qualification as a REIT under the Code.

     If, by November 27, 1996, the Notes have not been redeemed or defeased in full and refinancing commitments from bona fide creditors are not sufficient to repay the outstanding Notes at stated maturity, the Company will be required to sell Properties to raise cash sufficient to retire the Notes at stated maturity.

     Redemption, Defeasance and Discharge. From and after November 27, 1995, the Notes may be redeemed at the option of the Trust, in whole or in part, upon not less than 30 nor more than 60 days notice at their stated principal amounts at maturity. Funds deposited in the redemption account are held for the persons entitled thereto, do not constitute part of the collateral pursuant to the Indenture, and may be used solely to redeem the Notes subject to redemption.


     Pursuant to the Indenture, a defeasance account has been established. In order to defease all or any portion of the Notes, at or before maturity, the Trust must deposit cash and government obligations in the defeasance account, in principal amounts sufficient to pay the aggregate principal amount of the defeased Notes at stated maturity. The amounts in the defeasance account may be transferred to the redemption account to be used to redeem the Notes subject to redemption.

     Events of Default. The following events constitute Events of Default pursuant to the terms of the Notes and the Indenture:

     (i)   Any failure to pay principal on the Notes when due;

     (ii) Any nonpayment of taxes or insurance or failure to perform any other obligation under any of the Mortgages involving solely the payment of money occurring for a period of 30 calendar days after proper notice;

     (iii) Any default in the performance or breach of any warranty or of any other obligation contained in the Indenture or any Mortgage for a period of 30 calendar days after proper notice (provided that the 30-day cure period will be extended for another single 30-day period if the default is not cured within the initial period but the Company has commenced efforts to cure the default and thereafter proceeds to cure the same with due diligence);

     (iv) Events of bankruptcy, insolvency, reorganization or other similar events, of the Company; and

     (v) Any default under any indebtedness for borrowed money by the Company under any mortgage, indenture or other instrument which secures such indebtedness, whether now-existing or hereafter incurred, which default shall constitute a monetary default or result in such indebtedness being declared due and payable prior to its maturity after expiration of applicable grace periods, without such indebtedness being discharged, rescinded or waived within a period of 20 calendar days after proper notice.

Upon the occurrence and continuance of an Event of Default as described above, the Indenture Trustee or the holders of not less than 25% in principal amount of the Notes may declare to be due and payable immediately an amount of principal equal to the then accreted aggregate principal amount of the Notes using the interest method of computation. After declaration of acceleration but before judgment or decree thereon, holders of a majority in principal amount of the Notes by notice may rescind such acceleration if certain monies are deposited for payment of Notes which are due otherwise than by acceleration, payments of certain Indenture Trustee fees are made and all Events of Default other than non-payment of principal of Notes which have become due as a result of acceleration are cured or waived. Upon such declaration, such amount of principal will become immediately due and payable and the Indenture Trustee may foreclose on the Properties subject to Mortgages. Overdue principal will bear interest at an annual rate equal to 14.70% (to the extent that the payment of such interest is legally enforceable).

     Limitations on Consolidation, Merger. The Trust, without the consent of Noteholders, may consolidate with or merge into any entity or convey or transfer its properties and assets substantially as an entirety, if its successor is a domestic trust or corporation and assumes the Trust's obligations on the Notes and under the Indenture, and after giving effect to such transaction the Trust or its successor would not be in default under the Indenture.

                    CERTAIN STATUTORY AND CHARTER PROVISIONS

     The following is a summary of certain provisions of the MGCL and the Company's Articles and Bylaws and does not purport to be complete and is qualified in its entirety by reference to the MGCL and the Company's Articles and Bylaws. Copies of the Company's Articles and Bylaws have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part. See "ADDITIONAL INFORMATION."

CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Company's Bylaws provide that the number of directors of the Company may be established by the Board of Directors but may not be fewer than the number required under the MGCL. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire Board of Directors. The Stockholders may fill vacancies resulting from the removal of a director. Pursuant to the terms of the Articles, the directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of Stockholders to be held in 1995, another class will hold office initially for a term expiring at the annual meeting of Stockholders to be held in 1996 and another class will hold office initially for a term expiring at the annual meeting of Stockholders to be held in 1997. As the term of each class expires, directors in that class will be elected for a term of three years until their successors are duly elected and qualified. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors.


     The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its Stockholders. See "RISK FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits." At least two annual meetings of Stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Further, holders of shares of Common Stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of Stockholders, the holders of a majority of shares of Common Stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.


LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Articles limit the liability of the Company's directors and officers to the Company and its Stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its Stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered against the director or officer in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its Stockholders to obtain other relief, such as an injunction or rescission.

     The Company's Articles require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation, subject to certain exceptions, to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

BUSINESS COMBINATIONS


     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation voting together as a single group; and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Articles contain a provision exempting from these provisions of the MGCL any business combination involving the Trust (or its affiliates). See "RISK FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits."


CONTROL SHARE ACQUISITION

     The MGCL provides that "control shares" of the Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by such person, or in respect of which such person is able to exercise or direct the exercise of voting power, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any and all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

     The Articles contain a provision exempting from the control share acquisition statute any and all acquisitions by the Trust (or its affiliates).

AMENDMENT TO THE ARTICLES OF INCORPORATION AND BYLAWS

     The Company's Articles, including their provisions on classification of the Board of Directors and removal of directors, may not be amended without the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter. The Company's Bylaws may be amended by either the affirmative vote of a majority of all shares outstanding and entitled to vote or by the affirmative vote of a majority of the Company's directors then holding office. Neither the Board of Directors nor the Stockholders may amend the indemnification provisions of the Bylaws without the consent of the persons whose right to indemnification under the Bylaws would be adversely affected by the amendment.

DISSOLUTION OF THE COMPANY

     The MGCL permits the dissolution of the Company by (i) the affirmation or vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of Stockholders; and (ii) upon proper notice, Stockholder approval by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter or the written consent of all shares entitled to vote on the matter.

DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Company's Bylaws provide that (i) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board of Directors may be made only by the Board of Directors; and (ii) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders.


     The provisions in the Company's Articles on classification of the Board of Directors and removal of directors, the business combination and, if the applicable provision in the Bylaws is rescinded, control share acquisition provisions of the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "RISK FACTORS -- Certain Anti-Takeover Provisions; Ownership Limits."


MEETINGS OF STOCKHOLDERS

     Beginning in 1995, an annual meeting of the Stockholders for the election of directors and the transaction of any business within the powers of the Company shall be held during May of each calendar year at the time set by the directors.

     Subject to the rights which may be granted to the holders of any series of Preferred Stock to elect additional directors under specified circumstances, special meetings of the Stockholders may be called by the Chairman of the Board of Directors, by the President or by a resolution adopted by a majority of the directors, assuming no vacancies, and by the holders of 25% or more of the outstanding Common Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

EFFECT OF THE MERGER


     In the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., special counsel to the Company, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and accordingly (i) no gain or loss will be recognized by the Trust as a result of the Merger; (ii) except for Stockholders who elect to receive cash in lieu of fractional shares, no gain or loss will be recognized by the Trust's Shareholders upon receipt of the Company's Common Stock in exchange for the Trust's Shares in connection with the Merger; (iii) the tax basis of the Company's Common Stock to be received by the Trust's Shareholders in connection with the Merger will be the same as the basis in the Trust's Shares surrendered in exchange therefor; and (iv) the holding period of the Company's Common Stock to be received by the Trust's Shareholders in connection with the Merger will include the holding period of the Trust's Shares surrendered in exchange therefor, provided that the Trust's Shares are held as a capital asset at the Effective Date.

TAXATION

     This section is a general summary of the material federal income tax considerations that may be relevant to prospective purchasers of Common Stock of the Company and is based upon applicable Code provisions, rules and regulations promulgated thereunder, and reported judicial and administrative interpretations pertaining thereto, all of which are subject to change (possibly on a retroactive basis).

     The following discussion does not include all matters that may be relevant to any particular holder of Common Stock in light of such holder's particular facts and circumstances. Certain Stockholders, such as foreign persons, tax-exempt entities, insurance companies and financial institutions, may be subject to special rules not discussed below. In particular, the following discussion does not address issues under the Employee Retirement Income Security Act of 1974, as amended, the Foreign Investment in Real Property Tax Act of 1980, and foreign, state and local tax laws.

     Each prospective purchaser should consult his own tax advisor regarding the specific tax consequences to him of the purchase, ownership, and sale of the Common Stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

     To qualify as a REIT under the Code for a taxable year, the Company must meet certain requirements relating to its assets, income, stock ownership and distributions to Stockholders. Generally, at the end of each calendar quarter,
(i) at least 75% of the value of the total assets of the Company must consist of real estate assets, cash or government securities, (ii) not more than 25% of the value of its total assets may consist of non-governmental securities, and (iii) the Company may not own more than 10% of the outstanding voting securities of any one issuer and may not own securities of any one issuer whose value represents more than 5% of the total value of the Company's assets (shares of qualified REITs and of certain wholly-owned subsidiaries are exempt from the requirements described in clauses (ii) and (iii) above).

     The Company must also satisfy three separate income tests. First, at least 75% of a REIT's gross income must be derived from specified real estate sources for each taxable year. Income that qualifies under the 75% test includes certain qualified rents from real property, gains from the sale of real property not held primarily for sale to customers in the ordinary course of business, dividends on REIT shares, interest on loans secured by mortgages on real property, and certain qualified temporary investment mortgages on real property, certain income from foreclosure property, and certain qualified temporary investment income attributable to the investment of new capital received by the REIT in exchange for either stock or certain debt instruments during the one-year period following the receipt of such new capital. In order for rents to qualify under the 75% test, they may not be derived from tenants having certain relationships with the Company and may not be based on the income or profits of any person, except that they may be based on a fixed percentage or percentages of gross income or receipts. Further, a REIT may not manage the property or furnish services to the tenants from whom the rents are received unless either
(i) the property is managed by an independent contractor which is paid an arm's-length fee for its services and from which the REIT derives no income, or
(ii) any services performed are of a type customarily rendered in connection with the rental of space for occupancy only. In this regard, it should be noted that the Company currently retains an independent contractor which is paid an arm's-length fee to manage its rental properties.

     Second, at least 95% of the Company's gross income for each taxable year must be derived from income that qualifies under the 75% test (other than qualified temporary investment income), plus dividends, interest or gains from disposition of certain stock or securities.

     Third, gross income from the sale or other disposition of (i) stock and securities held for less than one year, (ii) property in certain prohibited transactions, and (iii) certain real property held for less than four years must comprise less than 30% of the gross income for each taxable year of the Company.


     In order to qualify as a REIT, the Company must also satisfy certain ownership requirements with respect to its Common Stock. The Common Stock of the Company must be held by at least 100 Stockholders, and no more than 50% in value of the outstanding Common Stock may be owned, actually or constructively, by five or fewer individuals (including certain types of pension funds and other tax-exempt entities that are treated as individuals for this purpose, subject to a "look-through" exception described below) at any time during the last half of the Company's taxable year. In this regard, there are restrictions in the Company's Articles that would limit the ability of a Stockholder to transfer Common Stock if such transfer would cause or contribute to a violation of the stock ownership requirements.


     Finally, the Company must distribute to its Stockholders annually an amount (determined without regard to capital gains dividends) at least equal to (i) 95% of its REIT taxable income (computed without regard to net capital gains and the dividends-received deduction), plus (ii) 95% of the after-tax income from any foreclosure property, and less (iii) certain noncash income. If the Company were to fail the 95% distribution requirement as a result of an IRS adjustment (to taxable income or to the dividend paid amount) to a particular taxable year, then, provided certain conditions are met, the Company generally would be entitled to cure the deficiency retroactively by paying deficiency dividends to its Stockholders. However, the Company would be liable for interest charges and any additions to tax on such deficiency dividends.


     So long as the Company satisfies the above-described requirements and qualifies for taxation as a REIT, it generally will not be subject to federal income tax on that portion of its taxable income and capital gain that is currently distributed to its Stockholders. Any undistributed taxable income or capital gain, however, will be taxed to the Company at regular corporate rates. In addition, the Company may be subject to other special income and excise taxes (including the alternative minimum tax) in certain circumstances.

     Regardless of distributions to Stockholders: (i) if the Company fails either or both of the 75% or 95% income tests, but still maintains its qualification as a REIT, it will be subject to a 100% tax on the taxable income attributable to the greater of the amount by which it failed the 75% or the 95% income test, and (ii) the Company will be subject to a 100% tax on any net income from prohibited transactions.

     A "prohibited transaction" is the sale or other disposition of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Certain sales, which might otherwise be classified as "prohibited transactions", will not be subject to the 100% tax if the sales meet the "safe harbor" rules provided in the Code.

     A REIT is required to pay a 4% excise tax on the difference between the "required distribution" and the "distributed amount" for each calendar year. These terms are specifically defined in Code Section 4981. The excise tax rule is designed to encourage REITs to distribute income in the same calendar year that the income is accrued.

     If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including the alternative minimum tax) on all of its taxable income at regular corporate rates, and will not receive a deduction for dividends paid to its Stockholders. Additionally, any distributions to Stockholders will still be taxable to the Stockholders as ordinary income to the extent of current and accumulated earnings and profits (although such dividends will be eligible, subject to certain limitations, for the corporate dividends-received deduction as to a corporate Stockholder). Thus, the Company's income would be subject to "double taxation" -- at the corporate level and the stockholder level -- to the extent such income is distributed to Stockholders. Failure to qualify as a REIT could force the Company to reduce significantly its distributions and to incur substantial indebtedness or liquidate substantial investments in order to pay the resulting corporate taxes. In addition, the Company would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to qualify was due to reasonable cause and not willful neglect, and certain other requirements were satisfied.

     As a foreign corporation doing business in Texas, the Company will be subject to the payment of Texas franchise taxes. The Texas franchise tax is measured by a corporation's earnings and capital base apportioned on the basis of business done in Texas versus business done everywhere. Thus, the relative percentage of the Company's business in Texas and the Company's capital base will affect the Texas franchise tax liability of the Company regardless of whether the Company has earnings.

     It is the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., based upon certain representations of the Company, that the Company is organized in conformity with the requirements for qualification as a REIT and that its proposed method of operations, as described in this Proxy Statement/Prospectus, will enable it to meet the requirements for taxation as a REIT. Counsel's opinion does not have binding effect on the IRS or the courts, and no assurance can be given that the Company would be characterized as a REIT if its status were challenged by the IRS.

TAXATION OF THE STOCKHOLDERS OF A REIT

     Distributions made by the Company to its Stockholders out of its current or accumulated earnings and profits will generally be taxed to them as ordinary income. Distributions paid to Stockholders will constitute portfolio income for purposes of Code Section 469. A distribution by the Company of net capital gains will generally be taxed to the Stockholders as long-term capital gain to the extent properly designated by the Company as a capital gain dividend. Ordinary and capital gain dividends are not eligible for the dividends-received deduction that is generally allowed to corporate stockholders.

     Capital gain distributions to corporate stockholders are generally taxed in the same manner as ordinary income except that capital losses are deductible only to the extent of capital gains. However, corporate stockholders may be required to treat up to 20% of any such capital gain as ordinary income. For non-corporate stockholders, net capital gains are currently taxed at a maximum rate of 28%, while short-term capital gains and ordinary income are taxed at a maximum rate of 39.6%. However, because of certain limitations on itemized deductions and personal exemptions, the effective rate may be higher in certain circumstances. Except to a very limited extent, capital losses of non-corporate stockholders are deductible only to the extent of capital gains.

     Any loss recognized by a stockholder on a sale of shares of a REIT which were held for not more than six months and with respect to which a capital gain dividend was received will be treated as a long-term capital loss to the extent of the amount of distributions from the Company required to be treated by such stockholder as long-term capital gain.

     A distribution in excess of current or accumulated earnings and profits will constitute a nontaxable return of capital to the extent of the stockholder's basis in his share of a REIT, and is applied to reduce the stockholder's basis in such shares. To the extent that such distribution exceeds such basis, the excess will be treated as capital gain to those stockholders holding their shares as capital assets. The Company will notify each Stockholder as to the portions of each distribution which, in its judgment, constitute ordinary income, capital gain or return of capital. Should the Company incur ordinary or capital losses, Stockholders will not be entitled to deduct such losses on their own income tax returns. Under regulations to be promulgated by the Treasury Department, Stockholders may be required to report as tax preference items or adjustments, certain items and adjustments of the Company for purposes of determining the Stockholders' alternative minimum tax liability, if any.

WITHHOLDING ON DIVIDENDS AND SALE PROCEEDS

     Dividends from the Company will ordinarily not be subject to withholding of federal income taxes. However, the Company will be required to withhold at a rate of 31% from distributions paid to those Stockholders who (i) fail to furnish their taxpayer identification number to the Company, (ii) have, according to the IRS, furnished an incorrect taxpayer identification number to the Company, (iii) have, according to the IRS, under-reported interest, dividend or patronage dividend income in the past, or (iv) have failed to satisfy the payee-certification requirements of Code Section 3406. Each Stockholder will be required to provide and certify his correct taxpayer identification number and to certify that he is an exempt recipient. In addition, proceeds from the sale of Common Stock could be subject to backup withholding if the broker through whom the sale is made does not have certain certifications from the selling Stockholder.

FOREIGN STOCKHOLDERS

     Whether gain from the sale of Common Stock of the Company by a nonresident alien individual or foreign corporation ("foreign persons") is subject to United States taxation will depend on, among other things, whether the Company is a "domestically controlled REIT." The Company will be a "domestically controlled REIT" if United States persons own 50% or more in value of the Common Stock of the Company at all times during a specified testing period. If the Company is a "domestically controlled REIT," gain from the sale of Common Stock by foreign persons generally will not be subject to United States income taxation. However, such gain will be subject to United States taxation if it is effectively connected with the foreign person's United States trade or business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days in the taxable year in question, regardless of whether the Company is a "domestically controlled REIT." In addition, if the Company at any time ceases to be a "domestically controlled REIT," gain from the sale of Common Stock by a foreign person may be subject to United States taxation if the foreign person holds more than 5% of the Common Stock of the Company.

     Distributions of cash generated by the Company's operations that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30% or at a lower rate if a foreign person can claim the benefits of a tax treaty. Capital gain or other taxable distributions of cash to foreign persons generated by the Company's sale or exchange of "United States real property interests" generally will be subject to United States taxation at the rates applicable to U.S. persons, collected by means of a withholding tax at a rate of 34%. In addition, to the extent such dividends are attributable to the sale or exchange by the Company of "United States real property interests" they may be subject to a 30% branch profits tax (net of the amount of regular income tax) in the hands of any foreign corporate recipients. Such tax may be reduced or eliminated in the case of corporations which are residents of certain countries with which the United States has a tax treaty if certain statutory requirements are met. Stockholders may be able to obtain a partial refund of taxes withheld in respect of capital gains distributions by filing a nonresident U.S. tax return.

     Upon the death of a foreign individual Stockholder, the Stockholder's Common Stock will be treated as part of the Stockholder's U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

     The federal taxation of foreign persons is a highly complex matter that may be affected by many considerations. Foreign investors should consult their own tax advisors regarding the U.S. and foreign tax considerations of investing.

TAX EXEMPT STOCKHOLDERS

     In general, a qualified plan, IRA or other tax-exempt entity which is a Stockholder of the Company is not subject to federal income tax on distributions from the Company because the IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, indebtedness incurred by the Company in connection with the acquisition of an investment will not cause distributions of the Company paid to a tax-exempt Stockholder to be UBTI. Revenue rulings are interpretive in nature and subject to revocation or modification; however, based on this ruling, it would appear that distributions by the Company to tax-exempt entities would not constitute UBTI. Furthermore, provided that the tax-exempt Stockholder has not borrowed money to acquire Common Stock, the dividend income from the Company will not be UBTI to a tax-exempt Stockholder. Similarly, income from the sale of Common Stock should not constitute UBTI unless the Stockholder has borrowed to acquire his Common Stock or is a dealer in Common Stock. For taxable years beginning after December 31, 1993, however, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if (i) the REIT would not qualify as such for federal income tax purposes but for the application of a "look-through" exception to the five or fewer requirement applicable to Common

Stock held by qualified trusts, and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interest. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the "look-through" exception. The restrictions on ownership of Common Stock in the Company's Articles will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Common Stock, absent a waiver of such restrictions by the Board of Directors of the Company.

                              RECENT DEVELOPMENTS


     Effective February 7, 1994, the Board of Directors of the Company authorized, contingent upon approval of the Merger, the issuance of rights ("Rights") to each Stockholder following the Merger. As currently contemplated, each Stockholder will be entitled to receive one Right for each share of Common Stock owned on a record date to be determined by the Board of Directors. The Rights, if issued, will entitle the Stockholders to purchase shares of Common Stock at a price below the then-current market price, such price to be set by the Board of Directors at the time of issuance. Such Rights would be exercisable for a fixed period of time that has yet to be determined. Although the Board of Directors has authorized the issuance of the Rights, the Board of Directors may, in its sole discretion, determine in the future not to issue the Rights based upon current or anticipated market and economic conditions or other factors.


                                    EXPERTS


     The balance sheets of the Trust as of December 31, 1993 and 1992 and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993 included in this Proxy Statement/Prospectus have been audited by Kenneth Leventhal & Company, independent auditors, as stated in its report appearing herein, and having been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The balance sheet of the Company at January 17, 1994, appearing in this Proxy Statement/Prospectus and Registration Statement, has been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the shares of Common Stock to be issued in connection with the proposed Merger has been passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas. The statement in this Proxy Statement/Prospectus under the caption "FEDERAL INCOME TAX CONSIDERATIONS" and the other statements herein relating to the Company's qualification as a REIT, as well as the tax consequences of the Merger will be passed upon by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas.

                             STOCKHOLDER PROPOSALS

     A proper proposal submitted by a Stockholder for presentation at the Company's 1995 Annual Meeting and received at the Company's principal executive offices no later than November 15, 1994, will be included in the Company's proxy statement and form of proxy relating to the 1995 Annual Meeting.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement (of which this Proxy Statement/Prospectus is a part) on the Form S-4 under the Securities Act with respect to the securities offered hereby. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to copies of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the SEC at its Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Registration Statement, the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies can be obtained at the Commission at Room 1024 Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601.

                                    GLOSSARY

     ACMs -- Asbestos-containing materials.

     ADA -- Title III of the Americans with Disabilities Act of 1990, as amended.

     Affiliate -- Any "subsidiary corporation" or "parent corporation" as such terms are defined in Sections 424(d) and 424(e) of the Code, respectively.

     Articles -- The Company's Articles of Incorporation as filed with the Maryland Secretary of State.


     Employment Agreement -- the Employment Agreement between the Company and either of Messrs. Wolcott, Warner or Simpson.


     Code -- Internal Revenue Code of 1986, as amended.

     Commission -- Securities and Exchange Commission.

     Common Stock -- The Common Stock of the Company, $0.01 par value per share.

     Company -- American Industrial Properties REIT, Inc., a Maryland corporation.

     Declaration of Trust -- The Declaration of Trust of the Trust as filed with the Dallas County Clerk's Office.

     Effective Date -- The effective date of the Merger.

     Excess Shares -- Those shares of Common Stock of the Company in excess of 9.8% of the issued and outstanding Common Stock of the Company acquired by one person or persons acting as a group, which acquisition would give rise to certain redemption and other rights in favor of the Board of Directors of the Company.

     Exchange Act -- The Securities Exchange Act of 1934, as amended.

     Funds from Operations -- Net income (computed in accordance with generally accepted accounting principles), excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non-cash items.

     Indenture -- The Indenture dated as of November 15, 1985 relating to the issuance of the Notes.

     Indenture Trustee -- IBJ Schroder Bank & Trust Company.

     Interested Shareholder -- Any beneficial holder of 10% or more of the Trust's outstanding shares.

     Interested Stockholder -- Any beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the Company.

     IRS -- Internal Revenue Service.

     Merger -- The proposed merger of the Trust with and into the Company.

     Merger Agreement -- The Agreement and Plan of Merger between the Trust and the Company.

     MGCL -- The Maryland General Corporation Law, as amended.

     MLI Agreement -- The Note Purchase Agreement dated as of February 27, 1992, by and between the Trust and Manufacturers Life Insurance Company.

     Mortgage -- Each of the mortgages on the Properties securing payment of the Notes.

     NYSE -- The New York Stock Exchange.

     Notes -- Zero Coupon Notes of the Company due 1997 issued pursuant to an Indenture dated as of November 15, 1985, between the Trust and IBJ Schroder Bank & Trust Company, as Trustee.

     Omnibus Plan -- The Omnibus Stock Option Plan of the Company approved by the Board of Directors of the Company as of January 12, 1994 and by the sole Stockholder of the Company as of January 12, 1994.



     Opening Price -- The opening price of the Company's Common Stock on the first trading date after consummation of the Merger.



     Options -- All incentive and non-incentive stock options granted pursuant to the Omnibus Plan.


     Ownership Limit -- The maximum percentage of the issued and outstanding capital stock of the Company that may be beneficially owned by any single Stockholder of the Company.

     Preferred Stock -- The Preferred Stock of the Company, $0.01 par value per share.

     Profit Sharing Plan -- The Retirement and Profit Sharing Plan of the Company adopted by the Board of Directors of the Company on October 28, 1993.

     Properties -- Fourteen industrial properties and one enclosed specialty retail mall owned and operated by the Trust including Patapsco Center, Baltimore, Maryland; Beltline Center, Gateway 5 and 6, Northgate II and Northview Distribution Center, Dallas, Texas; Tamarac Square, Denver Colorado; Quadrant, Deerfield Beach, Florida; Plaza Southwest, Commerce Park, and Westchase Park, Houston, Texas; Huntington Drive Center, Los Angeles, California; Northwest Business Park, Milwaukee, Wisconsin; Burnsville and Cahill, Minneapolis, Minnesota; and Springbrook, Seattle, Washington. One of the Properties shall be referred to herein as a "Property."

     Proposal -- Proposals to be presented at the Special Meeting to approve and adopt the Merger Agreement.


     Record Date -- March 4, 1994, the date established by the Trust for determining Shareholders entitled to notice of and to vote at the Special Meeting.


     REIT -- A real estate investment trust as that term is defined in sections 856 through 860 of the Code.

     Restricted Shares -- Common Stock of the Company awarded pursuant to the Omnibus Plan.

     SARs -- Stock appreciation rights issued pursuant to the Omnibus Plan.

     Securities Act -- The Securities Act of 1933, as amended.

     Shareholders -- Persons holding Shares in the Trust.

     Shares -- Shares of beneficial interest in the Trust.

     Special Meeting -- A meeting of the Shareholders of the Trust which has been called to consider and to vote on the Proposal.

     Stockholders -- Persons holding shares of Common Stock of the Company.


     Texas REIT Act -- The Texas Real Estate Investment Trust Act.



     Trust -- American Industrial Properties REIT, a Texas real estate investment trust.


     UBTI -- Unrelated business taxable income.

                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.

                       INDEX TO FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULES

                                                                                        PAGE
                                                                                        -----
FINANCIAL STATEMENTS OF AMERICAN INDUSTRIAL PROPERTIES REIT, INC.:
  Independent Auditors' Report......................................................... F-2
  Balance Sheet as of January 17, 1994................................................. F-3
  Notes to Balance Sheet............................................................... F-4
FINANCIAL STATEMENTS OF AMERICAN INDUSTRIAL PROPERTIES REIT
  (FORMERLY TRAMMELL CROW REAL ESTATE INVESTORS):
Independent Auditors' Report........................................................... F-6
Financial Statements:
  Statements of Operations for the years ended December 31, 1993, 1992, and 1991....... F-7
  Balance Sheets as of December 31, 1993 and 1992...................................... F-8
  Statements of Changes in Shareholders' Equity for the years ended December 31, 1993,
     1992,
     and 1991.......................................................................... F-9
  Statements of Cash Flows for the years ended December 31, 1993, 1992, and 1991....... F-10
  Notes to Financial Statements........................................................ F-11
Financial Statement Schedule:
  XI - Real Estate and Accumulated Depreciation........................................ F-19
  Notes to Schedule XI................................................................. F-20


     All other financial statements and schedules not listed have been omitted since the required information is either included in the Financial Statements and the Notes thereto as included herein or is not applicable or required. Because the entities to be merged are under common control, this transaction will be accounted for as a pooling of interests. PRO FORMA FINANCIAL STATEMENT PRESENTATIONS OF THE MERGED ENTITIES HAVE NOT BEEN INCLUDED AS THERE IS NOT EXPECTED TO BE ANY MATERIAL ADJUSTMENTS TO THE HISTORICAL OPERATIONS OF AMERICAN INDUSTRIAL PROPERTIES REIT AS A RESULT OF THE MERGER OTHER THAN THE INCURRENCE OF TEXAS FRANCHISE TAX LIABILITY IN AN IMMATERIAL AMOUNT.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of American Industrial Properties REIT, Inc.

     We have audited the accompanying balance sheet of American Industrial Properties REIT, Inc. (a Maryland corporation and a wholly-owned subsidiary of American Industrial Properties REIT, a Texas real estate investment trust) (the "Company") as of January 17, 1994. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Industrial Properties REIT, Inc. at January 17, 1994, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG

Dallas, Texas
March 1, 1994

                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.
       (A WHOLLY-OWNED SUBSIDIARY OF AMERICAN INDUSTRIAL PROPERTIES REIT)

                                 BALANCE SHEET
                                JANUARY 17, 1994

                                     ASSETS

Cash................................................................................  $1,000
                                                                                      ------
                                                                                      ------
                            LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's Equity:
  Preferred stock, $.01 par value; 10,000,000 shares authorized; none outstanding...  $   --
  Common stock, $.01 par value; 50,000,000 shares authorized; 100 shares issued
     and outstanding................................................................       1
  Additional paid-in capital........................................................     999
                                                                                      ------
                                                                                      $1,000
                                                                                      ------
                                                                                      ------

       The accompanying notes are an integral part of this balance sheet.

                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.
       (A WHOLLY-OWNED SUBSIDIARY OF AMERICAN INDUSTRIAL PROPERTIES REIT)

                             NOTES TO BALANCE SHEET
                                JANUARY 17, 1994

NOTE 1  ORGANIZATION

     American Industrial Properties REIT, Inc., a Maryland corporation (the "Company", a wholly-owned subsidiary of American Industrial Properties REIT, a Texas real estate investment trust, the "Trust") was incorporated on January 12, 1994. The Company has no operations to date, but has issued 100 shares of Common Stock to the Trust for consideration of $1,000.

NOTE 2  FEDERAL INCOME TAXES

     The Company intends to qualify as a real estate investment trust under the Internal Revenue Code at the earliest possible date. As such, the Company will not be subject to federal income taxes on amounts distributed to stockholders provided that it distributes at least 95% of its real estate investment trust taxable income to its stockholders and meets certain other conditions.

NOTE 3  PREFERRED STOCK

     No shares of preferred stock are outstanding. Preferred stock may be issued from time to time without stockholder approval with terms and conditions established by the Board of Directors of the Company.

NOTE 4  PROPOSED MERGER

     The Trust has announced its intent to merge with the Company which will involve the exchange of shares of the Trust's Shares of Beneficial Interest for the Company's Common Stock, in an exchange ratio of one share of Common Stock for every five Shares of Beneficial Interest tendered. The proposed merger must be voted on by the Trust's shareholders and receive approval from the holders of at least 66 2/3% of the outstanding Shares of Beneficial Interest in order for the merger to be consummated.

NOTE 5  EMPLOYEE BENEFIT PLANS

  Stock Option Plan


     Effective January 12, 1994, the Company adopted an Omnibus Stock Option Plan (the "Omnibus Plan"). A total of 182,000 shares of Common Stock of the Company have been reserved for issuance under the Omnibus Plan for the exercise of incentive and non-incentive stock options (collectively "Options"), stock appreciation rights ("SARs") and the award of shares of the Company's Common Stock subject to forfeiture, and limitations on transferability. Options granted under the Omnibus Plan are exercisable at the "fair market value" of the shares of Common Stock at the date of grant as established by the Board of Directors of the Company.



     Effective January 12, 1994, the Board has granted certain officers of the Company options to purchase an aggregate of 88,500 shares of Common Stock at an exercise price equivalent to the "fair market value" of the Trust's Shares of Beneficial Interest at their close on the New York Stock Exchange on the date of grant multiplied by the exchange ratio for the shares of Common Stock in connection with the proposed merger. Each of these Options vests at 20% per year over five years and are exercisable for a period of ten years from the date of grant.


  Employment Agreements


     The Company has entered into separate employment agreements with certain executive officers. In the event that any of these employees are terminated, voluntarily or involuntarily, as a result of a change in control of the Company, the employee will be entitled to receive severance compensation in an amount equal to one times the average total cash compensation, or such shorter period of time as employee has been employed by the Company, inclusive of base salary and cash bonuses, received by such employee during each of the preceding five calendar years.


     The employment agreements also provide for annual incentive bonuses calculated as a percentage of base salary for the year, based upon the achievement of certain objectives to be established annually by the Company's Compensation Committee.

  Retirement Plan

     The Company will assume the American Industrial Properties REIT Retirement and Profit Sharing Plan which qualifies under section 401(k) of the Internal Revenue Code. All initial employees of the Company will be eligible to participate. Eligible employees can make voluntary contributions to the Plan of up to 15% of their pay into the Plan, subject to other limitations, in which they are fully vested. The Company has the option to make annual voluntary contributions to the Plan which are allocated based on employees base compensation.

                          INDEPENDENT AUDITORS' REPORT

To the Trust Managers and Shareholders of
  American Industrial Properties REIT:

     We have audited the Financial Statements and the Financial Statement Schedule of American Industrial Properties REIT (formerly Trammell Crow Real Estate Investors) (the "Trust"), listed in the Index on page F-1 of this Proxy Statement/Prospectus. These financial statements and schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement and schedule presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Industrial Properties REIT as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years ended December 31, 1993, 1992 and 1991 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the financial statements taken as a whole, presents fairly in all material respects, the information required to be set forth therein.

KENNETH LEVENTHAL & COMPANY
Dallas, Texas
February 15, 1994

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                            STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1993        1992        1991
                                                              --------    --------    --------
REVENUES
  Rents.....................................................  $   7,811   $  11,908   $  12,995
  Tenant Reimbursements.....................................      2,315       3,001       3,210
  Interest Income...........................................        515         230         283
                                                              ---------   ---------   ---------
                                                                 10,641      15,139      16,488
                                                              ---------   ---------   ---------
REAL ESTATE EXPENSES
  Amortization of original issue discount on Zero Coupon
     Notes
     due 1997...............................................      1,391       3,356       8,456
  Depreciation and amortization.............................      3,140       4,190       4,267
  Interest on 8.8% Notes payable due 1997...................      3,981       4,024          --
  Interest on mortgages payable.............................        683       1,370       1,528
  Property Operating Expenses:
     Property taxes.........................................      1,408       2,139       2,140
     Property management fees, including payments to
       affiliates
       of the Advisor of $598, and $686 in 1992 and 1991,
       respectively.........................................        422         621         686
     Utilities..............................................        458         549         489
     Repairs and maintenance................................      1,248       1,183       1,147
     Other property operating expenses......................        598       1,011         842
  Administrative expenses:
     Fees paid to Advisor...................................        716         565         594
     Trust administration and overhead......................      1,717         756         754
  Provisions for impairments in value of real estate........         --      14,094       9,371
                                                              ---------   ---------   ---------
                                                                 15,762      33,858      30,274
                                                              ---------   ---------   ---------
  Loss from real estate operations..........................     (5,121)    (18,719)    (13,786)
     Gain (loss) on sales of real estate....................       (216)       (784)        304
     Extraordinary gain from partial repurchase of Zero
       Coupon
       Notes payable........................................         --       1,910       4,320
     Extraordinary loss on in-substance partial defeasance
       of Zero Coupon Notes payable.........................     (2,530)         --          --
                                                              ---------   ---------   ---------
NET LOSS....................................................  $  (7,867)  $ (17,593)  $  (9,162)
                                                              ---------   ---------   ---------
                                                              ---------   ---------   ---------
PER SHARE DATA
  Loss from real estate operations..........................  $   (0.57)  $   (2.06)  $   (1.52)
  Gain (loss) on sales of real estate.......................      (0.02)      (0.09)       0.03
  Extraordinary gain from partial repurchase of Zero Coupon
     Notes payable..........................................         --        0.21        0.48
  Extraordinary loss on in-substance partial defeasance of
     Zero Coupon Notes payable..............................      (0.28)         --          --
                                                              ---------   ---------   ---------
  Net Loss..................................................  $   (0.87)  $   (1.94)  $   (1.01)
                                                              ---------   ---------   ---------
  Distributions Paid........................................  $    0.16   $    0.20   $    0.42
                                                              ---------   ---------   ---------
                                                              ---------   ---------   ---------
  Number of shares outstanding..............................  9,075,400   9,075,400   9,075,400
                                                              ---------   ---------   ---------
                                                              ---------   ---------   ---------


   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1993         1992
                                                                         --------     --------
Real Estate, at cost net of writedowns and allowances for
  impairments in value:
     Held for investment...............................................  $103,710     $ 88,530
     Held for sale.....................................................        --       19,506
                                                                         --------     --------
                                                                         $103,710      108,036
     Accumulated depreciation..........................................   (19,315)     (18,036)
                                                                         --------     --------
Net real estate........................................................    84,395       90,000
                                                                         --------     --------
Cash and Cash Equivalents:
  Unrestricted.........................................................     1,119        5,893
  Restricted...........................................................        --       11,886
                                                                         --------     --------
                                                                            1,119       17,779
                                                                         --------     --------
Other assets, net......................................................     2,783        2,667
                                                                         --------     --------
                                                                         $ 88,297     $110,446
                                                                         --------     --------
                                                                         --------     --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  8.8% Notes payable due 1997..........................................  $ 45,239     $ 45,239
  Zero Coupon Notes payable due 1997 ($19,491 and $20,011 due at maturity for 1993 and 1992, respectively), net of unamortized discount and
     in-substance partial defeasance in 1993...........................     4,682       11,267
  Mortgage notes payable...............................................     7,157       12,072
  Accrued interest on 8.8% Notes payable...............................       371          371
  Accounts payable, accrued expenses and other liabilities.............     1,503        2,835
  Tenant security deposits.............................................       494          491
                                                                         --------     --------
     Total Liabilities.................................................    59,446       72,275
                                                                         --------     --------
Commitments and Contingencies
Shareholders' Equity:
  Shares of Beneficial Interest; authorized 10,000,000 Shares; issued
     and outstanding 9,075,400 Shares..................................   125,513      125,513
  Accumulated distributions............................................   (57,729)     (56,276)
  Accumulated loss from operations and extraordinary gains (losses)....   (40,095)     (32,444)
  Accumulated net gain on sales of real estate.........................     1,162        1,378
                                                                         --------     --------
     Total Shareholders' Equity........................................    28,851       38,171
                                                                         --------     --------
                                                                         $ 88,297     $110,446
                                                                         --------     --------
                                                                         --------     --------

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                    ACCUMULATED
                                         SHARES OF BENEFICIAL                        LOSS FROM       ACCUMULATED
                                               INTEREST                            OPERATIONS AND    NET GAIN ON
                                         ---------------------     ACCUMULATED     EXTRAORDINARY      SALES OF
                                          NUMBER       AMOUNT     DISTRIBUTIONS         GAIN         REAL ESTATE     TOTAL
                                         ---------    --------    -------------    --------------    -----------    --------
Balance at December 31, 1990...........  9,075,400    $125,513      $ (50,695)        $ (6,169)        $ 1,858      $ 70,507
  Loss before gain on sales of real
    estate and extraordinary gain......                                    --          (13,786)             --       (13,786)
  Gain on sales of real estate.........                                    --               --             304           304
  Extraordinary gain on partial
    repurchases of Zero Coupon Notes...                                    --            4,320              --         4,320
  Distributions to Shareholders........                                (3,766)              --              --        (3,766)
                                         ---------    --------    -------------    --------------    -----------    --------
Balance at December 31, 1991...........  9,075,400     125,513        (54,461)         (15,635)          2,162        57,579
  Loss before loss on sales of real
    estate and extraordinary gain......                                    --          (18,719)             --       (18,719)
  Loss on sales of real estate.........                                    --               --            (784)         (784)
  Extraordinary gain on partial
    repurchases of Zero Coupon Notes...                                    --            1,910              --         1,910
  Distributions to Shareholders........                                (1,815)              --              --        (1,815)
                                         ---------    --------    -------------    --------------    -----------    --------
Balance at December 31, 1992...........  9,075,400     125,513        (56,276)         (32,444)          1,378        38,171
  Loss before loss on sales of real
    estate.............................                                    --           (5,121)             --        (5,121)
  Loss on sales of real estate.........                                    --               --            (216)         (216)
  Extraordinary loss on partial
    defeasance of Zero Coupon Notes....                                    --           (2,530)             --        (2,530)
  Distributions to Shareholders........                                (1,453)              --              --        (1,453)
                                         ---------    --------    -------------    --------------    -----------    --------
Balance at December 31, 1993...........  9,075,400    $125,513      $ (57,729)        $(40,095)        $ 1,162      $ 28,851
                                         ---------    --------    -------------    --------------    -----------    --------
                                         ---------    --------    -------------    --------------    -----------    --------

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                           1993           1992           1991
                                                         --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss.............................................  $ (7,867)      $(17,593)      $ (9,162)
  Adjustments to reconcile net loss to net cash
     provided by
     (used in) operating activities:
     Amortization of original issue discount on Zero
       Coupon Notes due 1997...........................     1,391          3,356          8,456
     Depreciation and amortization.....................     3,140          4,190          4,267
     Provisions for impairments in value of real
       estate..........................................        --         14,094          9,371
     Decrease (increase) in other assets...............       (68)           435           (150)
     Increase (decrease) in accounts payable, accrued
       expenses and other liabilities and tenant
       security deposits...............................      (784)           539           (403)
     Extraordinary gain from partial repurchase of Zero
       Coupon Notes payable............................        --         (1,910)        (4,320)
     Extraordinary loss on in-substance partial
       defeasance of Zero Coupon Notes payable.........     2,530             --             --
     Loss (gain) on sales of real estate...............       216            784           (304)
                                                         --------       --------       --------
Net Cash Provided By (Used In) Operating Activities....    (1,442)         3,895          7,755
                                                         --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from sales of real estate...............     6,758         34,125            304
  Acquisition of Northview Distribution Center.........    (3,289)            --             --
  Capitalized improvements and leasing commissions,
     including payments to affiliates of the Advisor of
     approximately $1,041 and $764 in 1992 and 1991,
     respectively......................................    (1,814)        (3,995)        (1,383)
                                                         --------       --------       --------
Net Cash Provided By (Used In) Investing Activities....     1,655         30,130         (1,079)
                                                         --------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Partial repayment of 8.8% Note payable...............        --         (7,995)            --
  Debt issuance costs..................................        --            (11)            (5)
  Partial repurchase and retirement of Zero Coupon
     Notes.............................................      (316)        (8,745)       (11,107)
  Short-term investment proceeds applied to
     in-substance partial defeasance of Zero Coupon
     Notes.............................................   (10,189)            --             --
  Principal repayments on mortgage notes payable.......    (4,915)        (2,054)          (160)
  Distributions to Shareholders........................    (1,453)        (1,815)        (3,766)
                                                         --------       --------       --------
Net Cash Used In Financing Activities..................   (16,873)       (20,620)       (15,038)
                                                         --------       --------       --------
Net Increase (Decrease) in Cash and Cash Equivalents...   (16,660)        13,405         (8,362)
Cash and Cash Equivalents at Beginning of Period.......    17,779          4,374         12,736
                                                         --------       --------       --------
Cash and Cash Equivalents at End of Period.............  $  1,119       $ 17,779       $  4,374
                                                         --------       --------       --------
                                                         --------       --------       --------
Cash Paid for Interest.................................  $  4,664       $  5,023       $  1,528
                                                         --------       --------       --------
                                                         --------       --------       --------


   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES:

  General.

     American Industrial Properties REIT (formerly Trammell Crow Real Estate Investors) (the "Trust") is an equity real estate investment trust which, as of December 31, 1993, owned and operated 15 commercial real estate properties consisting of 14 industrial properties and one retail property. The Trust was formed September 26, 1985, by issuing 13,400 shares to Trammell Crow Company, Inc. for $201,000. On November 27, 1985, the Trust issued 9,062,000 Shares of Beneficial Interest (the "Shares") and commenced operations.

     On April 13, 1993, the Independent Trust Managers gave formal notice of the Trust's intent to terminate the Advisory Agreement with Trammell Crow Ventures, Ltd. (the "Advisor", see Note 2). The Trust converted to self-administration effective June 13, 1993 and began operating under the name American Industrial Properties REIT. Pursuant to the Trust's 1993 Annual Meeting of Shareholders, the Trust's Shareholders approved amendments to the Trust's Declaration of Trust and By-Laws which, amongst other things, officially changed the name of the Trust from Trammell Crow Real Estate Investors to American Industrial Properties REIT and removed the Trust's limited term restriction, converting the Trust from a finite life entity scheduled to liquidate in 1997, to a perpetual life entity.

  Real Estate and Provisions for Possible Losses on Real Estate.


     The Trust carries its real estate at the lower of depreciated cost or net realizable value, as defined. Management defines net realizable value for assets held for sale as estimated market value. In determining estimated market value, management considers numerous factors, including market evaluations, the cost of capital, operating cash flows from the property during the projected holding period, and an expected capitalization rate applied to the estimated stabilized net operating income of the specific property.



     The carrying amount of real estate held for investment is reduced when management believes the carrying amount is less than net realizable value, as defined. Management defines net realizable value for assets held for investment as the total of the estimated undiscounted future cash flows from the property. These writedowns are reviewed periodically and any additional writedown determined to be necessary is recorded in the period in which it becomes reasonably estimable.



     Real estate held for investment is reclassified to real estate held for sale when management determines that there is a reasonable probability that the asset will no longer be held for long-term investment and activities begin to offer the property for sale. During 1993, certain properties classified as being held for sale at December 31, 1992 were reclassified to held for investment, consistent with management's intent to continue to hold the properties for investment rather than for sale.



     Property improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of buildings and capital improvements is computed using the straight-line method over forty years. Depreciation of tenant improvements is computed using the straight-line method over ten years.


  Cash and Cash Equivalents and Restricted Cash.

     Cash equivalents include demand deposits and all highly liquid debt instruments purchased with an original maturity of three months or less.

     According to the terms of the Indenture (the "Indenture") securing the Trust's Zero Coupon Notes due 1997 (the "Zero Coupon Notes"), upon the sale or refinancing of any property prior to the defeasance commencement date (November 27, 1993), the Trust was required to deposit into a Property Acquisition Account such portion of the net proceeds received by the Trust that the Trust Managers deemed necessary or appropriate to protect the interests of the Holders of the Zero Coupon Notes (see Notes 5 and 6). Such

                      AMERICAN INDUSTRIAL PROPERTIES REIT
deposits are shown as restricted cash on the accompanying balance sheet. After November 27, 1993, any proceeds held in the Property Acquisition Account must be placed in another restricted account and be used solely to defease the holders of the remaining Zero Coupon Notes. Subsequent to September 30, 1993, the funds held in the Property Acquisition Account were reinvested by the Trust into short-term commercial paper and Treasury Bills which are pledged as collateral to the Zero Coupon Noteholders. In December 1993, management announced its intent to use the remaining pledged short-term commercial paper and Treasury Bills upon their maturity in 1994 for the partial defeasance of the Zero Coupon Noteholders (see Note 6).

  Issuance Costs of Zero Coupon Notes Payable.

     The issuance costs of the outstanding Zero Coupon Notes are being amortized over 12 years (the life of the Zero Coupon Notes) and include the difference between the proceeds received by the Company from the underwriters and the subsequent offering price to the public for the Zero Coupon Notes.

  Rents and Tenant Reimbursements.

     The Trust leases its retail and industrial properties to tenants under operating leases with expiration dates ranging from 1994 to 2005. Several tenants in the retail property are also required to pay as rent a percentage of their gross sales volume, to the extent such percentage exceeds their base rents. In addition to paying base and percentage rents, most tenants are required to reimburse the Trust for operating expenses in excess of a negotiated base. Contractual rent increases or delayed rent starts are recognized ratably over the lease term.

     Tamarac Square, the Trust's only retail property, has rental revenues in excess of 10% of the total revenues of the Trust. Rental revenues and tenant reimbursements from Tamarac totaled $3,093,000, $2,976,000 and $3,381,000 in 1993, 1992 and 1991, respectively.

  Income Tax Matters.

     The Trust operates as a real estate investment trust ("REIT") for federal income tax purposes. Under the REIT provisions the Trust is required to distribute 95% of REIT taxable income and is allowed a deduction for dividends paid during the year. The Trust made distributions in 1993, 1992 and 1991, which were all years in which the Trust incurred a taxable loss. Accordingly, no provision for income taxes has been reflected in the financial statements.

     For the year ended December 31, 1993 the Trust has adopted Statement of Financial Accounting Standards ("FAS") No. 109, Accounting For Income Taxes. Since, as discussed above, no tax provision is necessary, the adoption of FAS No. 109 does not affect the Trust's results from operations or financial position in the current or prior years.

     The Trust has a net operating loss carryforward from 1993 and prior years of approximately $22,700,000. The losses may be carried forward for up to 15 years. The present losses will expire beginning in the year 2004. Management intends to operate the Trust in such a manner as to continue to qualify as a REIT and to continue to distribute cash flow in excess of taxable income. Therefore, no tax benefit related to the potential utilization of the net operating loss has been reflected in the financial statements.

     Earnings and profits, which will determine the taxability of dividends to shareholders, will differ from that reported for financial reporting purposes due primarily to differences in the basis of the assets and the estimated useful lives used to compute depreciation.

  Reclassification.

     The Trust has reclassified certain items in the accompanying financial statements in order to (i) present amounts paid directly to the Advisor separately from Trust administration and overhead costs and general and

                      AMERICAN INDUSTRIAL PROPERTIES REIT
administrative costs related to property operations, (ii) separately present accrued interest on the 8.8% Notes payable, and (iii) reflect the portion of the principal paydown related to deferred interest on the 8.8% Notes payable as an interest payment rather than a principal reduction in the 1992 statement of cash flows.

NOTE 2 -- TRANSACTIONS WITH PARTIES IN INTEREST:

  Parties in Interest.

     Trammell Crow Ventures, Ltd. acted as advisor (the "Advisor") to the Trust through June 13, 1993 (see Termination of Advisory Agreement below). Owners of the Advisor are associated with a group of entities engaged in various real estate businesses under the name "Trammell Crow Company" (collectively, the "TCC Entities").

  Termination of Advisory Agreement.

     Effective June 13, 1993, the Trust terminated the Advisory Agreement with the Advisor. Pursuant to the terms of the Advisory Agreement, the Trust paid to the Advisor a one-time termination fee of $435,000 in the second quarter. No additional amounts are due the Advisor. Certain TCC Entities continue to manage twelve of the Trust's fifteen properties, however, these are no longer considered to be related party or party in interest relationships by the Trust.

  Advisory Fees.

     For its services under an advisory agreement, in 1992 and 1991, the Advisor received an annual advisory fee equal to .4375% of the sum of (1) the estimated value of the Trust's real estate investments, as reviewed by an independent appraiser, less the original mortgage balances upon acquisition, and (2) the proceeds from the sale of real estate pending reinvestment. Through December 31, 1992, the Advisor was also entitled to an incentive advisory fee in varying degrees if distributable cash exceeded $11,600,000. For the year commencing January 1, 1993, the Trust Managers established an advisory fee of $500,000 per year. As in previous years, the Advisor was also entitled to reimbursement for costs of providing legal, accounting and financial reporting services.

  Disposition Fees.

     The Trust paid the Advisor a real estate disposition fee equal to 2% of net cash proceeds realized by the Trust from the sale or disposition of any Trust real estate asset, after deduction for any real estate commission paid by the Trust. Disposition fees paid to the Advisor and charged against the gain or loss on sales of real estate were $144,500 in 1993, $711,000 in 1992, and $8,000 in 1991.

  Management Fees.

     Most of the Trust's real estate assets are managed by various TCC Entities (the "TCC Property Managers"). For their services, the TCC Property Managers receive base management fees of approximately 4% of gross income, as defined in the Property Management Agreements, from industrial properties and approximately 5% of gross income, as defined, from the retail property. The TCC Property Managers also receive leasing commissions based on prevailing market rates of 2% to 5% of future rentals to be collected from new tenants and 1% to 4.5% of future rentals from renewal tenants.

  Other Fees.

     The Advisor also received fees for services provided to the Trust that were not required pursuant to the terms of the Advisory Agreement. For its services rendered in connection with the acquisition and refinancing of the Zero Coupon Notes on February 27, 1992 (see Note 4), the Trust Managers approved and the Trust

                      AMERICAN INDUSTRIAL PROPERTIES REIT
paid to the Advisor a fee equal to 1% of the amount paid for the Zero Coupon Notes. This amount, $532,340, was charged against the extraordinary gain from partial repurchase of the Zero Coupon Notes.


NOTE 3 -- REAL ESTATE AND PROVISIONS FOR POSSIBLE LOSSES ON REAL ESTATE:



     The Trust has previously recorded provisions for possible losses on real estate of $14,094,000 and $9,371,000 in 1992 and 1991, respectively. In accordance with the accounting policies of the Trust, such provisions included a reduction of the depreciated cost of real estate held for sale as well as real estate held for investment. At December 31, 1993, all of the Trust's properties were held for investment. If unforseen factors should cause a reclassification of the Trust's real estate to held for sale, significant adjustments to reduce the depreciated cost of the real estate to net realizable value, as defined, for such assets could be required.


NOTE 4 --8.8% NOTES PAYABLE:

     To finance the February 27, 1992 repurchase of $106,322,000 principal amount at stated maturity ("Face Amount") of Zero Coupon Notes (see Note 5), the Trust issued $53,234,000 of unsecured notes payable due November 1997 (the "8.8% Notes Payable"). These notes bear interest at 8.8% per annum, payable semiannually commencing May 27, 1993. The terms of the 8.8% Notes Payable allow for prepayment, in full or in part, at any time prior to maturity without penalty.

     On December 31, 1992, the Trust used $11,648,000 of the net sales proceeds from the 1992 sales of real estate (see Note 8) to repay $11,553,000 principal amount of the 8.8% Notes Payable. This repayment included the $8,000,000 mandatory repayment which was due in November 1993, and $3,648,000 of accrued interest.

NOTE 5 --ZERO COUPON NOTES PAYABLE:

     The balance of the Zero Coupon Notes due November 27, 1997 increases annually in an amount equal to the amortization of the original issue discount, which is computed at 12% compounding semiannually; the balance is reduced for any Zero Coupon Note repurchases. The Zero Coupon Notes are collateralized by first and second mortgages on the Trust's properties and a security interest in the Trust's partnership interest in one property as well as by certain short-term investments pledged to the Noteholders (see discussion below) as of December 31, 1993. The issuance costs of the outstanding Zero Coupon Notes are amortized over 12 years (the life of the Zero Coupon Notes).

     On March 18, 1991, in two separate transactions, the Trust repurchased an aggregate of $31,297,000 Face Amount of Zero Coupon Notes having an accreted value of $14,415,000 for an aggregate purchase price of $10,060,000. The Trust also acquired an option to repurchase an additional $21,371,000 Face Amount of Zero Coupon Notes at a discount rate of 17.75% compounded semiannually, exercisable in whole or in part prior to December 31, 1992. On May 30, 1991, the Trust repurchased $3,000,000 Face Amount of Zero Coupon Notes having an accreted value of $1,407,000 for an aggregate purchase price of $993,000, pursuant to the option.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

     The Trust recognized extraordinary gains in 1991 of $4,320,000 from the repurchases of Zero Coupon Notes, determined as follows ($ in thousands):

    Accreted balance of Zero Coupon Notes repurchased........................... $15,822
    Cash paid to repurchase Zero Coupon Notes --
      Restricted Proceeds From Previous Property Sales..........................  (7,863)
      Unrestricted Cash From Operations.........................................  (3,190)
    Bond issuance costs, net of accumulated amortization........................    (395)
    Expenses related to repurchases.............................................     (54)
                                                                                 -------
    Extraordinary gain from partial repurchase of Zero Coupon Notes............. $ 4,320
                                                                                 -------
                                                                                 -------

     On February 27, 1992, the Trust repurchased an aggregate of $106,322,000 Face Amount of Zero Coupon Notes for a purchase price of $53,234,000. The accreted balance of the Zero Coupon Notes was approximately $54,401,000. The entire purchase price was financed by issuing new 8.8% Notes Payable (see Note
4) to the seller of the Zero Coupon Notes. Pursuant to the terms of the Indenture, approximately $21,629,000 Face Amount of these repurchased Zero Coupon Notes are also pledged to the Indenture trustee for the security of the remaining Noteholders. Additionally, in four other separate transactions during February and April 1992, the Trust used cash on hand to repurchase $697,000 Face Amount of Zero Coupon Notes having an accreted value of $356,000 for an aggregate purchase price of $237,000.

     On December 30, 1992, the Trust exercised its remaining option to repurchase an additional $18,371,000 Face Amount of Zero Coupon Notes ($10,341,000 accreted balance) for an aggregate purchase price of $7,968,000. Pursuant to the terms of the Indenture, these Zero Coupon Notes are also pledged to the Indenture trustee for the security of the remaining Noteholders.

     The Trust recognized extraordinary gains totalling $1,910,000 from the 1992 repurchases of the Zero Coupon Notes, determined as follows ($ in thousands):

        Accreted balance of Zero Coupon Notes repurchased.................. $ 65,103
        Principal amount of 8.8% Notes Payable.............................  (53,234)
        Cash paid to repurchase Zero Coupon Notes --
          Restricted Proceeds From Previous Property Sales.................   (7,968)
          Unrestricted Cash From Operations................................     (237)
        Bond issuance costs, net of amortization...........................   (1,214)
        Expenses related to repurchases....................................     (540)
                                                                            --------
        Extraordinary gain from partial repurchases of Zero Coupon Notes... $  1,910
                                                                            --------
                                                                            --------

     During 1993 the Trust repurchased approximately $520,000 face amount of Zero Coupon Notes for approximately their accreted amounts of $316,000. No gain or loss was recognized on the transaction.

     The By-laws of the Trust, the Indenture, and the Note Purchase Agreement related to the 8.8% Notes Payable contain various borrowing restrictions and operating performance covenants. As of December 31, 1993, the Trust is in compliance with all of these restrictions and covenants.

NOTE 6 -- PARTIAL DEFEASANCE OF ZERO COUPON NOTES:

     Due to the restrictions contained in the Zero Coupon Indenture on the use of the approximately $10,189,000 in short-term investments pledged to the Zero Coupon Noteholders, the Trust has announced its intent to utilize these funds to partially defease the Zero Coupon Notes upon maturity of the short-term investments at the end of February, 1994. This has been recognized as an in-substance partial defeasance of the Zero Coupon Notes in the accompanying financial statements as of December 31, 1993, by offsetting the

                      AMERICAN INDUSTRIAL PROPERTIES REIT
restricted cash balance to be used for the defeasance against the related Zero Coupon Notes and by recognizing a loss on the partial defeasance of $2,530,000. It is estimated that an additional $6,100,000 in cash will be required to defease the remaining recorded amount of Zero Coupon Notes as of December 31, 1993. Upon a full defeasance of the Zero Coupon Notes, the Trust will be released from most of the restrictive covenants of the Indenture, including the Zero Coupon Note mortgage liens encumbering substantially all of the Trust's assets.

NOTE 7 -- MORTGAGES PAYABLE:

     Certain of the Trust's properties are subject to first mortgage notes bearing interest at annual rates of 8% to 11%, requiring monthly payments of principal and interest aggregating $67,000 in 1993, and coming due in various years through 2010. Principal payments due for the next five years are $124,000 in 1994, $137,000 in 1995, $1,351,000 in 1996, $166,000 in 1997 and $2,053,000
in 1998. Effective April 30, 1992, the Trust extended, for three years, the maturity date of the loan on one of its Minneapolis properties. In accordance with the applicable loan agreement, the Trust paid to the Lender $92,000 of deferred accrued interest at the date of the Note extension. The principal amount of this mortgage as of December 31, 1992 was $2,141,000. This Note may be extended, subject to certain conditions, by the Trust for one additional three year period. The payoff of this Note in the amount of $1,894,000 is included in the total principal payments due in 1998. In addition to being collateralized by a mortgage on the property, this Note is recourse to the Trust.

NOTE 8 -- COMMITMENTS AND CONTINGENCIES:

  Environmental Matters.

     The Trust has been notified of the possible existence of underground contamination at Tamarac Square, the Trust's Denver retail property. The source of the possible contamination is apparently related to underground storage tanks located on an adjacent property. This adjacent property was placed on Colorado's list of leaking underground storage tanks. A second potential source of contamination is a nearby tract on which a service station was formerly operated. The owner of the adjacent property is currently conducting studies under the direction of the Colorado Department of Health in an attempt to define the contamination and institute an appropriate plan to address the situation. At this time, the Trust does not anticipate any exposure relative to this issue. The Trust has not been notified (except with respect to Tamarac Square), and is not otherwise aware of any material non-compliance, liability or claim relating to hazardous or toxic substances in connection with any of its properties.

  Litigation.

     The Trust is involved in a property lawsuit arising in the normal course of business. In management's opinion, the Trust maintains adequate insurance to cover any potential loss from this suit.

NOTE 9 -- RETIREMENT AND PROFIT SHARING PLAN:

     During 1993, the Trust adopted a retirement and profit sharing plan which qualifies under section 401(k) of the Internal Revenue Code. All existing Trust employees at adoption and subsequent employees who have completed one year of service are eligible to participate in the plan. The Trust may make annual discretionary contributions to the plan. Plan contributions by the Trust in 1993 were $12,000.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

NOTE 10 -- RENTAL INCOME:

     Minimum future rentals on noncancellable leases at December 31, 1993 were as follows ($ in thousands):

                                                                              YEAR
                                                                             -------
        1994...............................................................  $ 7,658
        1995...............................................................    6,188
        1996...............................................................    4,547
        1997...............................................................    3,488
        1998...............................................................    2,155
        Thereafter.........................................................    3,899
                                                                             -------
                                                                             $27,935
                                                                             -------
                                                                             -------

NOTE 11 -- GAIN (LOSS) ON SALES OF REAL ESTATE:

     In 1991, $355,000 of a $732,000 escrow established in connection with the sales of two of the Trust's California properties in 1990 was released to the Trust since a portion of the required leasing objectives were achieved. An additional $51,000 in selling expenses was recognized in 1991 associated with these 1990 sales.

     In the second quarter of 1992, the Trust sold one of the 13 buildings in the Woodland Industrial Park in Charlotte, North Carolina. In the fourth quarter of 1992, the Trust sold its Southland Industrial property located in Houston, Texas and the remaining 12 buildings in the Woodland Industrial Park. The net loss recognized in 1992 on these sales is summarized below ($ in thousands):

    1992:
    Gross selling price.......................................................  $ 35,823
    Cost, net of accumulated depreciation, writedowns and allowances for
      impairments.............................................................   (35,328)
    Selling expenses..........................................................    (1,279)
                                                                                --------
    Loss on sales of real estate..............................................  $   (784)
                                                                                --------
                                                                                --------

     The total net sales proceeds after repayment of the $1,800,000 first mortgage on the Southland property and the related transaction costs were approximately $32,000,000. Pursuant to the terms of the Indenture, these proceeds were deposited in the Trust's Property Acquisition Account. A portion of the proceeds were subsequently used to repurchase a portion of the Trust's Zero Coupon Notes through the exercise of the remaining repurchase option (see
Note 5) and to repay a portion of the 8.8% Notes Payable (see Note 4).

     On January 8, 1993, the Trust sold the Royal Lane Business Park property (one of its real estate assets Held for Sale) located in Dallas, Texas. The net sales proceeds totalled approximately $1,800,000 after repayment of approximately $4,650,000 of first mortgages on the property and the related transaction costs. Pursuant to the Indenture, these net proceeds were deposited in the Trust's Property Acquisition Account. The estimated net loss on the sale of Royal Lane Business Park of $931,000 was reflected in the December 31, 1992 financial statements.

NOTE 12 -- DISTRIBUTIONS:

     The Trust's distributions of $1,453,000 ($.16 per Share) in 1993 and $1,815,000 ($.20 per Share) in 1992 represented a return of capital to Shareholders, to the extent of the Shareholder's basis in the Shares. Of the Trust's total distributions of $3,766,000 ($.42 per Share) in 1991, $122,000 ($.02 per Share) represented taxable income to Shareholders and $3,644,000 ($.40 per Share) represented a return of capital to Shareholders, to the extent of a Shareholder's basis on the shares.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

NOTE 13 -- PER SHARE DATA:

     Net income per Share is based on 9,075,400 Shares outstanding during all years presented.

NOTE 14 -- PROPERTY ACQUISITION:

     On December 10, 1993, the Trust purchased a 175,000 square foot multi-tenant industrial distribution property in Dallas, Texas for a purchase price and related expenses of $3,400,000 in cash (the "Northview Distribution Center"). The property is encumbered by a first mortgage lien for the benefit of the Zero Coupon Noteholders.

NOTE 15 -- SUBSEQUENT EVENT:

     On January 12, 1994, the Trust incorporated American Industrial Properties REIT, Inc., a Maryland corporation (the "Company") as its wholly owned subsidiary through the purchase of 100 shares of stock for $1,000. The Trust intends to seek the approval of the requisite 66 2/3% of all Shareholders to merge the Trust into the Company through an exchange of the Trust's Shares of Beneficial Interest for the Common Stock of the Company.

                                                           SCHEDULE XI

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1993
                                ($ IN THOUSANDS)




                                                                                                                      GROSS
                                                                                                                     AMOUNT
                                          GROSS AMOUNT CARRIED                                                       CARRIED
                                            AT ACQUISITION        SUBSEQUENT         RETIREMENTS                        AT
                                        ----------------------      COSTS       ----------------------               DECEMBER
                            ENCUM-                 BUILDINGS     CAPITALIZED               BUILDINGS     WRITEDOWNS   31, 1993
                            BRANCES                   AND        ------------                 AND           AND       -------
       DESCRIPTION        AT 12/31/93    LAND     IMPROVEMENTS   IMPROVEMENTS    LAND     IMPROVEMENTS   ALLOWANCES     LAND
- -------------------------------------   -------   ------------   ------------   -------   ------------   ----------   -------
INDUSTRIAL PROPERTIES:
  TEXAS --
Commerce Park North.......              $ 1,108     $  4,431        $  315                                $ (2,014)   $   705
Westchase.................                  697        2,787           214                       (74)       (1,158)       465
Plaza Southwest...........                1,312        5,248           433                        (1)                   1,312
Beltline Center...........                1,303        5,213           286                                  (3,516)       600
Gateway 5 & 6.............                  935        3,741           478                                  (1,861)       563
Northgate II..............                2,153        8,612           622                                  (4,122)     1,329
Royal Lane Park...........                2,122        8,489           318       (1,574)      (6,613)       (2,742)         0
Northview.................                  658        2,631                                                              658
  CALIFORNIA --
Huntington Drive..........                1,559        6,237           404                                              1,559
  MARYLAND --
Patapsco I & II...........     1,429      1,147        4,588           285                                              1,147
  MINNESOTA --
Cahill....................                  625        2,498           351                                                625
Burnsville................     1,973        761        3,045           308          (17)                    (1,563)       431
  WASHINGTON --
Springbrook...............                1,008        4,032           219                                    (436)       921
  WISCONSIN --
Northwest.................     1,342      1,296        5,184           604                      (131)                   1,296
  FLORIDA --
Quadrant..................     1,200      1,137        4,549           107                       (63)       (2,337)       670
RETAIL PROPERTY:
  COLORADO --
Tamarac Square............     1,213      6,799       27,194         3,875                                              6,799
Trust Home Office.........                                              14                                                  0
                          -----------   -------   ------------      ------      -------   ------------   ----------   -------
                              7,157     $24,620     $ 98,479        $8,833      $(1,591)    $ (6,882)     $(19,749)   $19,080
                                        -------   ------------      ------      -------   ------------   ----------   -------
                                        -------   ------------      ------      -------   ------------   ----------   -------
ZERO COUPON NOTES.........     4,682
                          -----------
                            $11,839
                          -----------
                          -----------


                          GROSS AMOUNT CARRIED AT
                             DECEMBER 31, 1993                                               BUILDING & CAPITAL       TENANT
                            --------------------                                                 IMPROVEMENTS       IMPROVEMENTS
                             BUILDINGS                                                          LIFE ON WHICH       LIFE ON WHICH
                                AND                   ACCUMULATED     DATE OF        DATE      DEPRECIATION IS     DEPRECIATION IS
       DESCRIPTION          IMPROVEMENTS    TOTAL     DEPRECIATION  CONSTRUCTION   ACQUIRED        COMPUTED           COMPUTED
- --------------------------  ------------   --------   -----------   ------------   --------   ------------------   ---------------
INDUSTRIAL PROPERTIES:
  TEXAS --
Commerce Park North.......    $  3,135     $  3,840     $   934         1984         1985             40                  10
Westchase.................       2,001        2,466         595         1983         1985             40                  10
Plaza Southwest...........       5,680        6,992       1,194       1970-74        1985             40                  10
Beltline Center...........       2,686        3,286       1,080         1984         1985             40                  10
Gateway 5 & 6.............       2,730        3,293         887       1984-85        1985             40                  10
Northgate II..............       5,936        7,265       1,898       1982-83        1985             40                  10
Royal Lane Park...........           0            0           0       1980-81        1985             40                  10
Northview.................       2,631        3,289           6         1980         1993             40                  10
  CALIFORNIA --
Huntington Drive..........       6,641        8,200       1,346       1984-85        1985             40                  10
  MARYLAND --
Patapsco I & II...........       4,873        6,020         984       1980-84        1985             40                  10
  MINNESOTA --
Cahill....................       2,849        3,474         612         1981         1986             40                  10
Burnsville................       2,103        2,534         717         1984         1986             40                  10
  WASHINGTON --
Springbrook...............       3,902        4,823         867         1984         1986             40                  10
  WISCONSIN --
Northwest.................       5,657        6,953       1,118       1983-86        1986             40                  10
  FLORIDA --
Quadrant..................       2,723        3,393         835       1984-86        1986             40                  10
RETAIL PROPERTY:
  COLORADO --
Tamarac Square............      31,069       37,868       6,239       1976-79        1985             40                  10
Trust Home Office.........          14           14           3         N/A          1993            N/A                  10
                            ------------   --------   -----------
                              $ 84,630     $103,710     $19,315
                            ------------   --------   -----------
                            ------------   --------   -----------
ZERO COUPON NOTES.........

         The accompanying notes are an integral part of this schedule.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                              NOTES TO SCHEDULE XI
                               DECEMBER 31, 1993

(1) ACQUISITIONS:

     All of the real estate on Schedule XI was acquired for cash, subject to certain encumbrances shown therein, from TCC Entities, except for the Northview property acquired in 1993.

(2) RECONCILIATION OF REAL ESTATE:

     The following table reconciles the Trust's real estate for the years ended December 31, 1993 and 1992.

                                                                           ($ IN THOUSANDS)
                                                                         ---------------------
                                                                           1993         1992
                                                                         --------     --------
Balance at beginning of period.........................................  $108,036     $159,841
Additions during period:
  Improvements.........................................................       887        3,945
  Acquisition of Northview Distribution Center.........................     3,289           --
                                                                         --------     --------
                                                                          112,212      163,786
Deductions during period:
  Cost of real estate sold.............................................     8,187       41,415
  Provisions for impairments in value..................................        --       14,094
  Other -- asset retirements...........................................       315          241
                                                                         --------     --------
Balance at close of period.............................................  $103,710     $108,036
                                                                         --------     --------
                                                                         --------     --------

(4) RECONCILIATION OF ACCUMULATED DEPRECIATION:

     The following table reconciles the accumulated depreciation for the years ended December 31, 1993 and 1992.

                                                                            ($ IN THOUSANDS)
                                                                           -------------------
                                                                            1993        1992
                                                                           -------     -------
Balance at beginning of period...........................................  $18,036     $20,804
Additions during period:
  Depreciation provision for period......................................    2,830       3,721
                                                                           -------     -------
                                                                            20,866      24,525
Deductions during period:
  Accumulated depreciation of real estate sold...........................    1,551       6,426
  Other -- asset retirements.............................................       --          63
                                                                           -------     -------
Balance at close of period...............................................  $19,315     $18,036
                                                                           -------     -------
                                                                           -------     -------

(5) TAX BASIS:

     The cost basis of the Trust's real estate for tax purposes at December 31, 1993 is $128,585,000. The basis reported under generally accepted accounting principles has been reduced by the aggregate amounts collected under developers' leases, less management fees paid on such developers' leases, and by reductions for the impairments in value of real estate.

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") dated as
of               , 1994, is entered into by and between American Industrial
Properties REIT, Inc., a Maryland corporation (the "Company") and American Industrial Properties REIT, a real estate investment trust formed under the Texas Real Estate Investment Trust Act (the "Trust").

                                    RECITALS

     1. The Company is a corporation duly organized on January 12, 1994, and existing under the laws of the State of Maryland. The principal office of the Company in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Baltimore City County, Maryland 21202.

     2. The Trust is a real estate investment trust duly organized on September 26, 1985, and existing under the laws of the State of Texas. The predecessor of the Trust, Trammell Crow Real Estate Investors, was qualified to do business in Maryland on November 25, 1985. The principal office of the Trust in Maryland is c/o The Prentice-Hall Corporation, 11 East Chase Street, Baltimore, Maryland 21202-0000. The Trust owns property in Baltimore City County, Maryland.

     3. On the date of this Merger Agreement, the Company has authority to issue 50,000,000 shares of Common Stock, $.01 par value per share, (the "Common Stock"), of which 100 shares are issued and outstanding and 10,000,000 of Preferred Stock, $.01 par value per share, none of which are issued or outstanding. The aggregate par value of all the shares of all classes is $600,000.

     4. On the date of this Merger Agreement, the Trust has authority to issue 10,000,000 shares of beneficial interest, $.01 par value per share, (the "Shares"), with 9,475,400 Shares issued and outstanding.

     5. The Board of Directors of the Company and the Trust Managers have determined that it is advisable and in the best interests of the stockholders and the shareholders, respectively, that the Trust merge with and into the Company upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the incorporation of the Trust in the State of Maryland.

     6. The Board of Directors of the Company and the Trust Managers have, by resolutions duly adopted, approved this Merger Agreement. The Trust, acting through the Trust Managers, has approved this Merger Agreement as the sole stockholder of the Company. The Trust Managers have directed that this Merger Agreement be submitted to a vote of its Shareholders, 66 2/3% of whom must approve this Merger Agreement for it to become effective.

     7. The parties intend by this Merger Agreement to effect a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

     In consideration of the promises and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Merger. The Trust shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The name of the Surviving Corporation shall be American Industrial Properties REIT, Inc., which is the name currently set forth in the Charter of the Company. The Merger shall become effective upon the time and date of issuance of a Certificate of Merger by the Secretary of State of the State of Maryland and the filing of such other documents as may be required under applicable law (the "Effective Time").

     2. Governing Documents.

          (a) The Charter of the Company, as it may be amended or restated, and as in effect immediately prior to the Effective Time, shall be the Charter of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          (b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

     3. Officers and Directors. The persons who are executive officers of the Company immediately prior to the Effective Time shall, after the Effective Time, be the executive officers of the Surviving Corporation, without change until their successors have been duly elected and qualified. The three directors named in the Company's Charter will serve as directors of the Surviving Corporation. The directors shall be classified into three classes in accordance with the Charter and Bylaws of the Surviving Corporation.


     4. Succession. At the Effective Time, the separate corporate existence of the Trust shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchise of a public and private nature and be subject to all the restrictions, disabilities and duties of the Trust; and all rights, privileges, powers and franchises of the Trust, and all property, real, personal and mixed, and all debts due to the Trust on whatever account, as well as for Share subscriptions and all other things in action, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Trust, and the title to any real estate vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the Trust shall be preserved unimpaired, and all debts, liabilities and duties of the Trust shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. The debts, liabilities and duties of the Trust assumed by the Company include, but are not limited to, the following: (i) the Indenture dated as of November 15, 1985, by and between the Trust and IBJ Schroder Bank & Trust Company (formerly known as J. Henry Schroder Bank & Trust Company); (ii) the Note Purchase Agreement dated February 27, 1992, by and between the Trust and Manufacturers Life Insurance Company; (iii) the Indemnity Agreement dated as of July 21, 1993, by and between the Trust and Charles W. Wolcott; (iv) the Indemnity Agreement dated as of March 7, 1994, by and between the Trust and Mark A. Simpson; (v) the Indemnity Agreement dated as of July 21, 1993, by and between the Trust and David B. Warner; (vi) the Indemnity Agreement dated as of July 21, by and between the Trust and W.H. Bricker; (vii) the Indemnity Agreement dated as of July 21, 1993, by and between the Trust and George P. Jenkins and (viii) the Indemnity Agreement dated as of July 21, 1993, by and between the Trust and Mark A. O'Brien. All acts, plans, policies, agreements, arrangements, approvals and authorizations of the Trust, its Shareholders, Trust Managers and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Trust. The employees and agents of the Trust shall become the employees and agents of the Surviving Corporation and shall continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Trust.


     5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Trust such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Trust and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Trust or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

     6. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each five Shares outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Common Stock.

          (b) Persons that will hold a fractional share in the Company after the Merger must either (i) pay to the Company an amount equal to the fraction necessary to round upward to a whole share of Common Stock times the opening price of the Company's Common Stock on the first trading date after the consummation of the Merger (the "Opening Price") and the fractional share shall be rounded upward to the nearest whole share of Common Stock or
     (ii) permit the Company to repurchase the fractional share at a price equal to the fraction owned times the Opening Price.

          (c) The 100 shares of Common Stock issued and outstanding in the name of the Trust shall be cancelled and retired and resume the status of authorized and unissued shares of Common Stock.

     7. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented Shares shall be deemed for all purposes to evidence ownership of, and to represent shares of, Common Stock into which the Shares formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Trust or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Common Stock evidenced by such outstanding certificate as above provided.


     8. 401(k) Plan and Dividend Reinvestment Plan. As of the Effective Time, the Surviving Corporation hereby assumes all obligations of the Trust under the Trust's Retirement and Profit Sharing Plan and the Trust's Dividend Reinvestment Plan in effect as of the Effective Time.


     9. Conditions. Consummation of the Merger and related transactions is subject to satisfaction of the following conditions prior to the Effective Time:

          (a) The Merger shall have been approved by the requisite number of holders of Trust Shares and the Company Stock and all necessary action shall have been taken to authorize the execution, delivery and performance of this Merger Agreement by the Trust and the Company.

          (b) All regulatory approvals necessary in connection with the consummation of the Merger and the transactions contemplated thereby shall have been obtained.

          (c) No suit, action, proceeding or other litigation shall have been commenced or threatened to be commenced which, in the opinion of the Trust or the Company would pose a material restriction on or impair consummation of the Merger, performance of this Merger Agreement or the conduct of the business of the Company after the Effective Time, or create a risk of subjecting the Trust or the Company, or their respective Shareholders, Stockholders, officers, or directors, to material damages, costs, liability or other relief in connection with the Merger or this Merger Agreement.

          (d) The shares of Common Stock to be issued or reserved for issuance shall, if required, have been approved for listing on the New York Stock Exchange or such other national securities exchange or national market system as the Board of Directors of the Company may designate, upon official notice of issuance by such exchange.

     10. Governing Law. This Merger Agreement was negotiated in and is performable in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and to be performed within the State of Texas, except to the extent that the laws of the State of Maryland are mandatorily applicable to the Merger.

     11. Amendment. Subject to applicable law and subject to the rights of the Shareholders further to approve any amendment which would have a material adverse effect on the Shareholders, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

     12. Deferral or Abandonment. At any time prior to the Effective Time and in accordance with the provisions of Maryland and Texas law, this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of the Company or the Trust Managers or both, notwithstanding approval of this Merger Agreement by the Shareholders or the Stockholders of the Company, or both, if circumstances arise which, in the opinion of the Board of Directors of the Company or the Trust Managers, make the Merger inadvisable or such deferral of the time of consummation advisable.

     13. Counterparts. This Merger Agreement may be executed in any number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute but one and the same Agreement.

     14. Assurances. The Trust and the Company agree to execute any and all documents, and to perform such other acts, which may be necessary or expedient to further the purposes of this Merger Agreement.

     IN WITNESS WHEREOF, the Trust and the Company have caused this Merger Agreement to be signed by their respective duly authorized officers and
delivered this      day of                  , 1994.

                                     AMERICAN INDUSTRIAL PROPERTIES REIT

                                                 Charles W. Wolcott
                                        President and Chief Executive Officer

                                     AMERICAN INDUSTRIAL PROPERTIES REIT, INC.

                                                 Charles W. Wolcott
                                        President and Chief Executive Officer

- ------------------------------------------------------
- ------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROXY STATEMENT/PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------
                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Proxy Statement/Prospectus Summary............      5
Risk Factors..................................     13
The Proposal..................................     18
The Special Meeting...........................     21
The Company...................................     23
The Properties................................     26
Policies With Respect to Certain Activities...     30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................     32
Security Ownership of Certain Beneficial
  Owners and Managers.........................     37
Management....................................     37
Summary Comparison of Shares of Beneficial
  Interest and Common Stock...................     43
The Company's Securities......................     45
Certain Statutory and Charter Provisions......     49
Federal Income Tax Considerations.............     52
Recent Developments...........................     57
Experts.......................................     57
Legal Matters.................................     57
Stockholder Proposals.........................     58
Additional Information........................     58
Glossary......................................     59
Index to Financial Statements.................    F-1
Agreement and Plan of Merger..................    A-1

                            ------------------------
     UNTIL       , 1994 (25 DAYS AFTER THE DATE OF THIS PROXY
STATEMENT/PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROXY STATEMENT/PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROXY STATEMENT/PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              AMERICAN INDUSTRIAL
                             PROPERTIES REIT, INC.

                                1,915,080 SHARES
                                OF COMMON STOCK

                            ------------------------

                           PROXY STATEMENT/PROSPECTUS

                            ------------------------

                                             , 1994
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

             INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation (the "Articles") and Bylaws of the Company (the "Bylaws") provide certain limitations on the liability of the Company's directors and officers for monetary damages. The Articles and the Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the Stockholders against these individuals.

     The Articles require it to indemnify (a) any person or former director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding; and (b) any present or former director or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active or deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Articles require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer made a party to a proceeding by reason of his service as a director or officer under procedures provided for under the Maryland General Corporation Law ("MGCL") and the Bylaws also (i) permit the Company to provide indemnification and advance expenses to a present or former director or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company; (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations; and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


       EXHIBIT
         NO.                                       DESCRIPTION
- ---------------------------------------------------------------------------------------------
       **3.1         -- Articles of Amendment and Restatement
       **3.2         -- Bylaws of the Company
       **4.1         -- Form of Certificate representing Common Stock of the Company
       **5.1         -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. as to
                        legality of the Common Stock
       **8.1         -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. as to certain tax matters
      **10.1         -- Form of Employment Agreement between the Company and each of its executive officers
      **10.3         -- Omnibus Stock Option Plan
      **10.4         -- Indenture dated as of November 15, 1985, between the Trust and IBJ
                        Schroder Bank & Trust Company
      **10.5         -- 401(k) Retirement and Profit Sharing Plan
      **10.6         -- Note Purchase Agreement dated February 27, 1992, between the Trust and Manufacturers Life Insurance Company
      **10.7         -- Form of Indemnification Agreement between the Company and each of its executive officers and directors

       EXHIBIT
         NO.                                       DESCRIPTION
- ---------------------------------------------------------------------------------------------
      **10.8         -- Agreement and Assignment of Partnership Interest, Amended and
                        Restated Agreement and Certificate of Limited Partnership and
                        Security Agreement for Patapsco Center -- Linthicum Heights, Maryland
      **10.9         -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Beltline Center -- Irving, Texas
      **10.10        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases of Gateway 5 & 6 -- Irving, Texas
      **10.11        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Northgate II -- Dallas, Texas
      **10.12        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Northview Distribution Center -- Dallas, Texas
      **10.13        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Tamarac Square Specialty Mall -- Denver, Colorado
      **10.14        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Tamarac Square Convenience Center -- Denver, Colorado
      **10.15        -- Mortgage with Security Agreement and Assignment of Rents and Leases for Quadrant -- Deerfield Beach, Florida
      **10.16        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Plaza Southwest -- Houston, Texas
      **10.17        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Commerce Park North -- Houston, Texas
      **10.18        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Westchase Park -- Houston, Texas
      **10.19        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Huntington Drive Center -- Monrovia, California
      **10.20        -- Mortgage with Security Agreement and Assignment of Rents and Leases for Northwest Business Park -- Milwaukee, Wisconsin
      **10.21        -- Amended and Restated Mortgage with Security Agreement and Assignment of Rents and Leases for Cahill and Burnsville -- Edina, Minnesota and
                        Burnsville, Minnesota
      **10.22        -- Deed of Trust with Security Agreement and Assignment of Rents and
                        Leases for Springbrook -- Kent, Washington
      **10.23        -- Dividend Reinvestment Plan
      **23.1         -- Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in
                        Exhibit 5.1)
      **23.2         -- Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in
                        Exhibit 8.1)
       *23.3         -- Consent of Kenneth Leventhal & Company, independent accountants
       *23.4         -- Consent of Ernst & Young, independent accountants
      **24.1         -- Power of Attorney (included on the signature pages of the
                        Registration Statement)
      **99.1         -- Form of Proxy Card
      **99.2         -- Notice of Special Meeting
      **99.3         -- Consent to Merger by Manufacturer's Life Insurance Company


- ---------------

 * Filed herewith.
** Previously filed.

     (b) Financial Statement Schedules.

          Schedule XI -- Real Estate and Accumulated Depreciation

     (c) Reports, Opinions or Appraisals.

          None Required.

ITEM 22. UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 22, 1994.


                                     AMERICAN INDUSTRIAL PROPERTIES REIT, INC.

                                            /s/  CHARLES W. WOLCOTT
                                                 Charles W. Wolcott,
                                       President and Chief Executive Officer,
                                                      Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURES                                 TITLE                   DATE
- -----------------------------------------------  -----------------------------  ---------------
           /s/  CHARLES W. WOLCOTT               President and Chief Executive   March 22, 1994
                Charles W. Wolcott               Officer, Director (principal
                                                 executive officer)

        *    /s/  W. H.  BRICKER                 Director                        March 22, 1994
                  W. H. Bricker

        *    /s/  RAYMOND A. HAY                 Director                        March 22, 1994
                  Raymond A. Hay

            /s/  MARC A. SIMPSON                 Vice President and Chief        March 22, 1994
                 Marc A. Simpson                 Financial Officer, Secretary
                                                 and Treasurer (principal
                                                 financial officer)


*By:  /s/  CHARLES W. WOLCOTT
           Charles W. Wolcott
            Attorney-in-Fact